NORWEST ASSET SECURITIES CORPORATION
                                    (Seller)

                                       and

                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK
                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT



                           Dated as of March 30, 1999



                                  $500,006,937.59



                       Mortgage Pass-Through Certificates
                                  Series 1999-8

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions
Section 1.02  Acts of Holders
Section 1.03  Effect of Headings and Table of Contents
Section 1.04  Benefits of Agreement


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans
Section 2.02  Acceptance by Trust Administrator
Section 2.03 Representations and Warranties of the Master Servicer and the Seller
Section 2.04  Execution and Delivery of Certificates
Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date


                                   ARTICLE III

                   ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account
Section 3.02  Permitted Withdrawals from the Certificate Account
Section 3.03  Advances by Master Servicer and Trust Administrator
Section 3.04 Trust Administrator to Cooperate; Release of Owner Mortgage-Loan Files
Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements
Section 3.06  Title, Management and Disposition of Any REO
              Mortgage-Loan
Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions
Section 3.08  Oversight of Servicing
Section 3.09  Termination and Substitution of Servicing Agreements
Section 3.10  Application of Net Liquidation Proceeds
Section 3.11  Act Reports


                                   ARTICLE IV

                     DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions
Section 4.02  Allocation of Realized Losses
Section 4.03  Paying Agent
Section 4.04 Statements to Certificateholders; Report to the Trust Administrator and the Seller
Section 4.05  Reports to Mortgagors and the Internal Revenue
              Service
Section 4.06  Distributions in Reduction of the Class A-14
              Certificates
Section 4.07  Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master Servicer


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates
Section 5.02  Registration of Certificates
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04  Persons Deemed Owners
Section 5.05  Access to List of Certificateholders' Names and
              Addresses
Section 5.06  Maintenance of Office or Agency
Section 5.07  Definitive Certificates
Section 5.08  Notices to Clearing Agency


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer
Section 6.02  Merger or Consolidation of the Seller or the Master
              Servicer
Section 6.03  Limitation on Liability of the Seller, the Master
              Servicer and Others
Section 6.04  Resignation of the Master Servicer
Section 6.05  Compensation to the Master Servicer
Section 6.06  Assignment or Delegation of Duties by Master Servicer
Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer
Section 6.08  Master Servicer Covenants Concerning Year 2000
              Compliance


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default
Section 7.02  Other Remedies of Trustee
Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default
Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default
Section 7.05  Trust Administrator to Act; Appointment of Successor
Section 7.06  Notification to Certificateholders


                                  ARTICLE VIII

                CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator
Section 8.02  Certain Matters Affecting the Trustee and the Trust
              Administrator
Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation
Section 8.04 Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans
Section 8.05  Trustee and Trust Administrator May Own Certificates
Section 8.06  The Master Servicer to Pay Fees and Expenses
Section 8.07  Eligibility Requirements
Section 8.08  Resignation and Removal
Section 8.09  Successor
Section 8.10  Merger or Consolidation
Section 8.11  Authenticating Agent
Section 8.12  Separate Trustees and Co-Trustees
Section 8.13  Appointment of Custodians
Section 8.14  Tax Matters; Compliance with REMIC Provisions
Section 8.15  Monthly Advances
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance
Section 8.17  Trust Administrator Covenants Concerning Year 2000
              Compliance


                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans
Section 9.02  Additional Termination Requirements


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment
Section 10.02 Recordation of Agreement
Section 10.03 Limitation on Rights of Certificateholders
Section 10.04 Governing Law; Jurisdiction
Section 10.05 Notices
Section 10.06 Severability of Provisions
Section 10.07 Special Notices to Rating Agencies
Section 10.08 Covenant of Seller
Section 10.09 Recharacterization


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate
Section 11.02 Cut-Off Date
Section 11.03 Cut-Off Date Aggregate Principal Balance
Section 11.04 Original Class A Percentage
Section 11.05 Original Principal Balances of the Classes of Class A
              Certificates
Section 11.06 Original Class A Non-PO Principal Balance
Section 11.07 Original Subordinated Percentage
Section 11.08 Original Class B-1 Percentage
Section 11.09 Original Class B-2 Percentage
Section 11.10 Original Class B-3 Percentage
Section 11.11 Original Class B-4 Percentage
Section 11.12 Original Class B-5 Percentage
Section 11.13 Original Class B-6 Percentage
Section 11.14 Original Class B Principal Balance
Section 11.15 Original Principal Balances of the Classes of Class B
              Certificates
Section 11.16 Original Class B-1 Fractional Interest
Section 11.17 Original Class B-2 Fractional Interest
Section 11.18 Original Class B-3 Fractional Interest
Section 11.19 Original Class B-4 Fractional Interest
Section 11.20 Original Class B-5 Fractional Interest
Section 11.21 Closing Date
Section 11.22 Right to Purchase
Section 11.23 Wire Transfer Eligibility
Section 11.24 Single Certificate
Section 11.25 Servicing Fee Rate
Section 11.26 Master Servicing Fee Rate

EXHIBITS
EXHIBIT A-1  - Form of Face of Class A-1 Certificate
EXHIBIT A-2  - Form of Face of Class A-2 Certificate
EXHIBIT A-3  - Form of Face of Class A-3 Certificate
EXHIBIT A-4  - Form of Face of Class A-4 Certificate
EXHIBIT A-5  - Form of Face of Class A-5 Certificate
EXHIBIT A-6  - Form of Face of Class A-6 Certificate
EXHIBIT A-7  - Form of Face of Class A-7 Certificate
EXHIBIT A-8  - Form of Face of Class A-8 Certificate
EXHIBIT A-9  - Form of Face of Class A-9 Certificate
EXHIBIT A-10 - Form of Face of Class A-10 Certificate
EXHIBIT A-11 - Form of Face of Class A-11 Certificate
EXHIBIT A-12 - Form of Face of Class A-12 Certificate
EXHIBIT A-13 - Form of Face of Class A-13 Certificate
EXHIBIT A-14 - Form of Face of Class A-14 Certificate
EXHIBIT A-15 - Form of Face of Class A-15 Certificate
EXHIBIT A-PO - Form of Face of Class A-PO Certificate
EXHIBIT A-R  - Form of Face of Class A-R Certificate
EXHIBIT B-1  - Form of Face of Class B-1 Certificate
EXHIBIT B-2  - Form of Face of Class B-2 Certificate
EXHIBIT B-3  - Form of Face of Class B-3 Certificate
EXHIBIT B-4  - Form of Face of Class B-4 Certificate
EXHIBIT B-5  - Form of Face of Class B-5 Certificate
EXHIBIT B-6  - Form of Face of Class B-6 Certificate
EXHIBIT C    - Form of Reverse of Series 1999-8 Certificates
EXHIBIT D    - Reserved
EXHIBIT E    - Custodial Agreement
EXHIBIT F-1  - Schedule of Mortgage Loans Serviced by Norwest Mortgage in
               locations other than Frederick, Maryland
EXHIBIT F-2  - Schedule of Mortgage Loans Serviced by Norwest Mortgage from
               Frederick, Maryland
EXHIBIT F-3  - Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G    - Request for Release
EXHIBIT H    - Affidavit Pursuant to Section 860E(e)(4) of the Internal Revenue
               Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I    - Letter from Transferor of Residual Certificates
EXHIBIT J    - Transferee's Letter (Class [A-PO][B-4][B-5][B-6] Certificates)
EXHIBIT K    - Transferee's Letter (Class [A-15][B-1][B-2][B-3] Certificates)
EXHIBIT L    - Servicing Agreements
EXHIBIT M    - Form of Special Servicing Agreement
SCHEDULE I   - Applicable Unscheduled Principal Receipt Period

     This Pooling and Servicing Agreement, dated as of March 30, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                         W I T N E S S E T H   T H A T:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01   Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     ADDITIONAL COLLATERAL: As defined in the MLCC Servicing Agreement.

     ADDITIONAL COLLATERAL MORTGAGE LOANS: As defined in the MLCC Servicing Agreement.

     ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     AUTHENTICATING  AGENT:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     AVAILABLE MASTER SERVICER COMPENSATION: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

     BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $131,449.40 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

     BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     BOOK-ENTRY CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates and Class A-14 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

     CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     CLASS A CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-PO Certificates or Class A-R Certificate.

     CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

     CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-10 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-10 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     CLASS A LOSS AMOUNT: With respect to any Determination Date after the Cross-over Date and each Class of Class A Certificates (other than the Class A-15 and Class A-PO Certificates), the amount, if any, by which the Principal Balance of such Class of Class A Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

     CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

     CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to paragraph third clause (A) of Section 4.01(a).

     CLASS A PASS-THROUGH RATE: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-15 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-11, Class A-12, Class A-13 and Class A-14 Certificates, 7.000% per annum. The Class A-10 and A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12
Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-PO Certificates and Class A-R Certificate.

     CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

     CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     CLASS  A-1  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-1
Certificate.

     CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     CLASS  A-2  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-2
Certificate.

     CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     CLASS  A-3  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-3
Certificate.

     CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     CLASS  A-4  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-4
Certificate.

     CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     CLASS  A-5  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-5
Certificate.

     CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     CLASS  A-6  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-6
Certificate.

     CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     CLASS  A-7  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-7
Certificate.

     CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     CLASS  A-8  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-8
Certificate.

     CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     CLASS  A-9  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-9
Certificate.

     CLASS A-10 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     CLASS A-10 CERTIFICATEHOLDER: The registered holder of a Class A-10 Certificate.

     CLASS A-11 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     CLASS A-11 CERTIFICATEHOLDER: The registered holder of a Class A-11 Certificate.

     CLASS A-12 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     CLASS A-12 CERTIFICATEHOLDER: The registered holder of a Class A-12 Certificate.

     CLASS A-13 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

     CLASS A-13 CERTIFICATEHOLDER: The registered holder of a Class A-13 Certificate.

     CLASS A-14 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

     CLASS A-14 CERTIFICATEHOLDER: The registered holder of a Class A-14 Certificate.

     CLASS A-15 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

     CLASS A-15 CERTIFICATEHOLDER: The registered holder of a Class A-15 Certificate.

     CLASS A-15 LOSS ALLOCATION AMOUNT: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-15 Certificates with respect to such Determination Date prior to any reduction for the Class A-15 Loss Allocation Amount and (b) the sum of the Class A Loss Amounts.

     CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

     CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
     2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

     CLASS B  CERTIFICATE:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

     CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     CLASS B INTEREST SHORTFALL AMOUNT: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.500% per annum.

     CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     CLASS B UNPAID  INTEREST  SHORTFALL:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     CLASS  B-1  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-1
Certificate.

     CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and;

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     CLASS  B-1  PREPAYMENT  PERCENTAGE:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     CLASS  B-2  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-2
Certificate.

     CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     CLASS  B-3  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-3
Certificate.

     CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     CLASS  B-4  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-4
Certificate.

     CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

     CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     CLASS  B-5  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-5
Certificate.

     CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     CLASS  B-6  CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B-6
Certificate.

     CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

     CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     CLEARING AGENCY INDIRECT PARTICIPANT: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

     CLOSING DATE: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     CO-OP SHARES: Shares issued by private non-profit housing corporations.

     CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     DECEASED HOLDER: A Beneficial Owner of a Class A-14 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.06(b), and with respect to which the Trust
Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

     DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     DETERMINATION  DATE:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

     DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

     ERRORS  AND  OMISSIONS   POLICY:  As  defined  in  each  of  the  Servicing
Agreements.

     EVENT OF DEFAULT: Any of the events specified in Section 7.01.

     EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

     EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

     EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     FIDELITY BOND: As defined in each of the Servicing Agreements.

     FINAL   DISTRIBUTION  DATE:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is April 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     FITCH: Fitch IBCA, Inc., or its successor in interest.

     FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     FORECLOSURE  PROFITS:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,007,172.48 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     HOLDER: See "Certificateholder."

     INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     INDIVIDUAL CLASS A-14 CERTIFICATE: A Class A-14 Certificate which evidences $1,000 Original Principal Balance.

     INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-10 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-10 and Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     LIVING HOLDER: Beneficial Owner of the Class A-14 Certificates other than a Deceased Holder.

     LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

     MASTER SERVICING FEE : With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     MASTER SERVICING FEE RATE: As set forth in Section 11.26.

     MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest."

     MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     MORTGAGE  100SM  PLEDGE  AGREEMENT:   As  defined  in  the  MLCC  Servicing
Agreement.

     MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of March 30, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

     MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) the Master Servicing Fee;

          (xv) Fixed Retained Yield, if applicable; and

          (xvi) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     MORTGAGOR: The obligor on a Mortgage Note.

     NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     NET MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

     NON-PO FRACTION: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

     NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     NON-U.S. PERSON: As defined in Section 4.01(f).

     NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

     NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

     OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-R Certificates, as set forth in
Section 11.06.

     ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

     OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

     OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTAte: As defined in the MLCC Servicing Agreement.

     PARENT POWER(R) GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT: As defined in the MLCC Servicing Agreement.

     PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

     PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class (other than a Class A-14 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-14 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of the Class A-14 Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     PERSON:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     PLAN: As defined in Section 5.02(c).

     PO FRACTION: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     PREPAYMENT SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

                                                           Prepayment Shift
     Distribution Date Occurring In                           Percentage
     ------------------------------                        ----------------

     April 1999 through March 2004....................              0%
     April 2004 through March 2005....................             30%
     April 2005 through March 2006....................             40%
     April 2006 through March 2007....................             60%
     April 2007 through March 2008....................             80%
     April 2008 and thereafter........................            100%

     PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (a "Loss Reduction") on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such Loss Reductions for the Class A Certificates (other than the Class A-15 and Class A-PO Certificates) will be decreased, pro rata, based on the amount of such Loss Reductions, by the Class A-15 Loss Allocation Amount. After the Cross-Over Date, the Principal Balance for the Class A-15 Certificates will additionally be reduced by the Class A-15 Loss Allocation Amount.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     PRIORITY AMOUNT: For any Distribution Date, the lesser of (i) the sum of the Principal Balances of the Class A-3 and Class A-15 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     PRIORITY PERCENTAGE: The (i) sum of the Principal Balances of the Class A-3 and Class A-15 Certificates, divided by (ii) the Pool Balance (Non-PO Portion).

     PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

     PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

     RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

     RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     RELEVANT ANNIVERSARY: See "BANKRUPTCY LOSS AMOUNT."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     REMITTANCE DATE: As defined in each of the Servicing Agreements.

     REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

     RESPONSIBLE OFFICER: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     ROUNDING   ACCOUNT:   The  special  account   established  with  the  Trust
Administrator and maintained by the Trust Administrator pursuant to Section 4.06(e). The Rounding Account shall be an Eligible Account.

     ROUNDING AMOUNT: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.06(e).

     RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

     SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     SELLER: Norwest Asset Securities Corporation, or its successor in interest.

     SERVICER   MORTGAGE  LOAN  FILE:  As  defined  in  each  of  the  Servicing
Agreements.

     SERVICERS: Each of Norwest Mortgage, Inc., Merrill Lynch Credit Corporation, FT Mortgage Companies, Bank United, Countrywide Home Loans, Inc., First Union Mortgage Corporation, NOVUS Financial Corporation, Suntrust Mortgage, Inc., National City Mortgage Company, Bank of Oklahoma, N.A., HomeSide Lending, Hibernia National Bank, The Huntington Mortgage Company, Farmers State Bank & Trust Company of Superior, Star Bank, Cascade Savings Bank, North American Mortgage Company and Plymouth Savings Bank, as Servicer under the related Servicing Agreement.

     SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

     SERVICING  FEE RATE:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     SIMILAR LAW: As defined in Section 5.02(c).

     SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (A) normal wear and tear;

          (B) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

          (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

          or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $6,870,129.01 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     STARTUP DAY: As defined in Section 2.05.

     SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02.

     SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     SURETY BOND: As defined in the MLCC Servicing Agreement.

     TRUST  ADMINISTRATOR:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     TRUSTEE: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. PERSON: As defined in Section 4.01(f).

     VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     Section 1.02   Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.03   Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.04   Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

     Section 2.01   Conveyance of Mortgage Loans.

     (a) The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     Section 2.02   Acceptance by Trust Administrator.

     The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04   Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

     Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

     Section 3.01   Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     Section 3.02   Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     Section 3.03   Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     Section 3.04   Trust   Administrator   to   Cooperate;   Release  of  Owner
Mortgage-Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     Section 3.06   Title, Management and Disposition of Any REO Mortgage-Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section 3.08   Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.09   Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the
Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10   Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section 3.11   Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     Section 4.01   Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

          first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

          second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

          third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

          fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
     Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

          fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

          sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

          seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

          ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

          tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

          twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

          thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

          fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

          sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

          eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

          nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

          twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

          twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

          twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

     (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

          first, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

          second, concurrently, to the Class A-3 and Class A-15 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

          third, concurrently, as follows:

               (i) 16.5660329500% to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero;

               (ii) 6.6081674196%, sequentially, to the Class A-4 and Class A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

               (iii) 76.8257996304%, sequentially, as follows:

                    (a) concurrently, as follows:

                         (I) 85.9129440899% to the Class A-9 Certificates, until
                    the Principal Balance thereof has been reduced to zero; and

                         (II) 14.0870559101%, sequentially, to the Class A-6 and
                    Class A-7 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    (b) to the Class A-8 Certificates until the Principal Balance thereof has been reduced to zero;

          fourth, concurrently, as follows:

               (i) 14.2818257462%, concurrently, to the Class A-2 and Class A-10 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

               (ii) 85.7181742538%, sequentially, as follows:

                    (a)   sequentially,   to  the  Class  A-11  and  Class  A-12
               Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                    (b) concurrently, to the Class A-13 and Class A-14 Certificates, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

          fifth, concurrently, to the Class A-3 and Class A-15 Certificates, pro rata, without regard to the Priority Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               A. if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

          (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause
     (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-14 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and, in the case of the Class A-14 Certificates, as provided in Section 4.06.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section 4.02   Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

          first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

          second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

          third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

          fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

          fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

          sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

          seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     Section 4.03   Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

     Section 4.04   Statements  to  Certificateholders;   Report  to  the  Trust
Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) the Class A-PO Deferred Amount, if any; and

          (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section 4.05   Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     Section 4.06   Distributions in Reduction of the Class A-14 Certificates.

     Distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

     (a) On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

     Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-14 Certificates until all such requests have been honored.

     For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-14 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-14 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-14 Certificates will be accepted in accordance with the provisions set forth in Section 4.06(c). All requests for distributions in reduction of the principal balance of Class A-14 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-14 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.06(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-14 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-14 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

     Distributions in reduction of the principal balances of the Class A-14 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.06(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

     To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates on any Distribution Date (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.06(e)) exceeds the aggregate principal balances of Class A-14 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates will be made by mandatory distribution pursuant to Section 4.06(d).

     (b) A Class A-14 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.06 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-14 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-14 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-14 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-14 Certificates greater than the number of Individual Class A-14 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-14 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-14 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-14 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-14 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-14 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.06(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.06(a).

     (c) Requests for distributions in reduction of the principal balance of Class A-14 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-14 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

     The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-14 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.06(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.06. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

     Individual Class A-14 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

     Any Beneficial Owner of a Class A-14 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-14 Certificates on such Distribution Date.

     In the event any requests for distributions in reduction of the principal balance of Class A-14 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.06, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

     (d) To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-14 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.06(a) above, distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-14 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; PROVIDED, HOWEVER, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-14 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-14 Certificates would not be reduced to zero, the Individual Class A-14 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-14 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-14 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-14 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-14 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-14 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

     (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-14 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-14 Certificates. Rounding of such distribution on the Class A-14 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-14 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-14 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-14 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-14 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-14 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

     Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-14 Certificates are made in accordance with the provisions set forth in Section 4.06(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

     (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date following the reduction of the Principal Balance of the Class A-14 Certificates as a result of the allocation of any Realized Losses (including Excess Losses) to the Class A-14 Certificates, distributions in reduction of the Principal Balance of the Class A-14 Certificates will be made on a pro rata basis among the Holders of the Class A-14 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     (g) In the event that the pro rata distributions described in Section 4.06(f) cannot be made through the facilities of the Clearing Agency, the Class A-14 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-14 Certificates are to be made; PROVIDED that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-14 Certificates, with the provisions of this Section 4.06.

     Section 4.07 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01   The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-PO, A-R, B-1,
B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     Section 5.02   Registration of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-15, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-15, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either
(a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-15 or Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class A-15 or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class A-15 or Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-15, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-15, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.04   Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.05   Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section 5.06   Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section 5.07   Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.06(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 5.08   Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

     Section 6.01   Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02    Merger  or  Consolidation  of  the  Seller  or  the  Master
Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

     Section 6.04   Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.05   Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

     Section 6.06   Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

     Section 6.08   Master Servicer Covenants Concerning Year 2000 Compliance.

     The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01   Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section 7.02   Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05   Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06   Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     Section 8.01   Duties of Trustee and the Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of
     Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02   Certain   Matters   Affecting  the  Trustee  and  the  Trust
Administrator.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
     Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

          (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     Section 8.04   Neither   Trustee   nor  Trust   Administrator   Liable  for
Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05   Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06   The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07   Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     Section 8.08   Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09   Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10   Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     Section 8.11   Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12   Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

     Section 8.13   Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

     Section 8.14   Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

     Section 8.15   Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

     Section 8.16   Trustee Covenants Concerning Year 2000 Compliance.

     The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

     Section 8.17   Trust   Administrator   Covenants   Concerning   Year   2000
Compliance.

     The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02   Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01  Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     Section 10.02  Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03  Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04  Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

     Section 10.06  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07  Special Notices to Rating Agencies .

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

     Section 10.08  Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09  Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

     Section 11.01  Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.500% per annum.

     Section 11.02  Cut-Off Date.

     The Cut-Off Date for the Certificates is March 1, 1999.

     Section 11.03  Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $500,006,937.59.

     Section 11.04  Original Class A Percentage.

     The Original Class A Percentage is 96.09429558%.

     Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            ORIGINAL
            CLASS                       PRINCIPAL BALANCE
            -----                       -----------------

          Class A-1                      $ 67,138,984.00
          Class A-2                      $  2,000,000.00
          Class A-3                      $ 47,992,726.00
          Class A-4                      $ 25,000,000.00
          Class A-5                      $  1,781,647.00
          Class A-6                      $ 11,975,000.00
          Class A-7                      $ 25,000,000.00
          Class A-8                      $ 48,885,369.00
          Class A-9                      $225,500,000.00
          Class A-10                     $  1,715,299.00
          Class A-11                     $  4,642,000.00
          Class A-12                     $  3,520,000.00
          Class A-13                     $  9,136,875.00
          Class A-14                     $  5,000,000.00
          Class A-15                     $    500,000.00
          Class A-PO                     $    718,195.09
          Class A-R                      $        100.00

     Section 11.06  Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $479,788,000.

     Section 11.07  Original Subordinated Percentage.

     The Original Subordinated Percentage is 3.90570442%.

     Section 11.08  Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.40199436%.

     Section 11.09  Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.35192313%.

     Section 11.10  Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.45064104%.

     Section 11.11  Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.30042736%.

     Section 11.12  Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.20028491%.

     Section 11.13  Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.20043362%.

     Section 11.14  Original Class B Principal Balance.

     The Original Class B Principal Balance is $19,500,742.50.

     Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows: ORIGINAL CLASS PRINCIPAL BALANCE Class B-1 $ 7,000,000.00 Class B-2 $ 6,750,000.00 Class B-3 $
2,250,000.00  Class  B-4 $  1,500,000.00  Class B-5 $  1,000,000.00  Class B-6 $
1,000,742.50

     Section 11.16  Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.50371006%.

     Section 11.17  Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 1.15178693%.

     Section 11.18  Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.70114589%.

     Section 11.19  Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.40071852%.

     Section 11.20  Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.20043361%.

     Section 11.21  Closing Date.

     The Closing Date is March 30, 1999.

     Section 11.22  Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $50,000,693.76 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.23  Wire Transfer Eligibility.

     With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

     Section 11.24  Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-5, Class A-8, Class A-11, Class A-12, Class A-13, Class A-14, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-5, Class A-8, Class A-11, Class A-12, Class A-13 and Class A-14 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $718,195.09 Denomination.

     Section 11.25  Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     Section 11.26  Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    NORWEST ASSET SECURITIES CORPORATION
                                         as Seller


                                    By:  __________________________________
                                         Name:   Alan S. McKenney
                                         Title:  Vice President



                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                         as Master Servicer


                                    By:  __________________________________
                                         Name:   Nancy E. Burgess
                                         Title:  Vice President



                                    FIRST UNION NATIONAL BANK
                                         as Trust Administrator


                                    By:  __________________________________
                                         Name:
                                         Title:



Attest:

By:     ____________________________

Name:   ____________________________

Title:  ____________________________



                                    UNITED STATES TRUST COMPANY OF NEW YORK
                                         as Trustee


                                    By:  __________________________________
                                         Name:
                                         Title:

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF FREDERICK )


     On this 30th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_______________________________
Notary Public
[NOTARIAL SEAL]

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF FREDERICK )


     On this 30th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_______________________________
Notary Public
[NOTARIAL SEAL]

STATE OF            )
                    ) ss.:
COUNTY OF           )


     On this 30th day of March, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


_______________________________
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                         ) ss.:
COUNTY OF                )


     On this 30th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


_______________________________
Notary Public
[NOTARIAL SEAL]

                                   SCHEDULE I

                      Norwest Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 1999-8
                 Applicable Unscheduled Principal Receipt Period

                                       FULL UNSCHEDULED     PARTIAL UNSCHEDULED
             SERVICER                 PRINCIPAL RECEIPTS    PRINCIPAL RECEIPTS
             --------                 ------------------    -------------------

Norwest Mortgage, Inc.                   Prior Month            Prior Month
(Exhibit F-1)

Norwest Mortgage, Inc.                   Mid Month              Mid Month
(Exhibit F-2)

HomeSide Lending                         Prior Month            Prior Month

Hibernia National Bank                   Mid Month              Prior Month

FT Mortgage Companies                    Mid Month              Prior Month

SunTrust Mortgage, Inc.                  Prior Month            Prior Month

First Union Mortgage Corporation         Mid Month              Prior Month

Bank of Oklahoma, N.A.                   Mid Month              Prior Month

Merrill Lynch Credit Corporation         Mid Month              Prior Month

NOVUS Financial Corporation              Prior Month            Prior Month

Bank United                              Mid Month              Prior Month

Countrywide Home Loans, Inc.             Prior Month            Prior Month

The Huntington Mortgage Company          Mid Month              Prior Month

National City Mortgage Company           Mid Month              Prior Month

Cascade Savings Bank                     Mid Month              Prior Month

Plymouth Savings Bank                    Mid Month              Prior Month

North American Mortgage Company          Mid Month              Prior Month

Star Bank                                Mid Month              Prior Month

Farmers State Bank & Trust Company       Mid Month              Prior Month
of Superior

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-1

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-2

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-3

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-4

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-5

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-6

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-7

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-8

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-8 CLASS A-9

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-10

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-10 Certificate will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-11

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-12

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-13

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
         OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-14

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-14 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-14 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, following the reduction of the Principal Balance of the Class A-14 Certificates as a result of the allocation of any Realized Losses (including Excess Losses), distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]


AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A CERTIFICATES (OTHER THAN THE CLASS A-15 AND CLASS A-PO CERTIFICATES) WILL BE BORNE BY THE CLASS A-15 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-15

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class A-15  Certificate  will be made  unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8 CLASS A-PO

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]


     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

     THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

     THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS A-R

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-1

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-2

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-3

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-3  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-4

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-5

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-8, CLASS B-6

                      evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                     lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                         housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                        Cut-Off Date:  March 1, 1999

CUSIP No.:                              First Distribution Date:  April 26, 1999

Percentage Interest evidenced by        Denomination:  $
this Certificate:       %

Final Scheduled Maturity Date:
April 25, 2029

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                        First Union National Bank,
                                            Trust Administrator


                                        By  _______________________________
                                            Authorized Officer


Countersigned:

First Union National Bank,
    Trust Administrator


By  _______________________________
    Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 1999-8 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-8

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
            Social Security or other Identifying Number of Assignee:


Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _____________________________ account number _______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                               W I T N E S S E T H

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of March 30, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-8 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.02 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

     Section 3.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section 3.03   CUSTODIAN  MAY  OWN  CERTIFICATES.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.05 CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.02 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     SECTION 4.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 4.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                FIRST UNION NATIONAL BANK

230 South Tryon Street
Charlotte, North Carolina, 28288        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way
Frederick, Maryland 21703               By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703
                                        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________



Address:                                [CUSTODIAN]


                                        By:     ________________________________
                                        Name:   ________________________________
                                        Title:  ________________________________

STATE OF            )
                    : ss.:
COUNTY OF           )


     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             ______________________________
                                                     Notary Public



           [NOTARIAL SEAL]

STATE OF            )
                    : ss.:
COUNTY OF           )


     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             ______________________________
                                                     Notary Public



           [NOTARIAL SEAL]

STATE OF            )
                    : ss.:
COUNTY OF           )


     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                             ______________________________
                                                     Notary Public



           [NOTARIAL SEAL]

STATE OF            )
                    : ss.:
COUNTY OF           )


     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                             ______________________________
                                                     Notary Public



           [NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1999-08  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)         (ii)                      (iii)       (iv)      (v)        (vi)       (vii)       (viii)      (ix)
--------  ----------   -----  -----  --------   --------  --------   ---------   --------    ---------    ----------
                                                             NET                                           CUT-OFF
MORTGAGE                                        MORTGAGE  MORTGAGE    CURRENT     ORIGINAL   SCHEDULED      DATE
LOAN                          ZIP    PROPERTY   INTEREST  INTEREST    MONTHLY     TERM TO    MATURITY     PRINCIPAL
NUMBER    CITY         STATE  CODE     TYPE       RATE      RATE      PAYMENT     MATURITY     DATE        BALANCE
--------  ----------   -----  -----  --------   --------  --------   ---------   ----------  ---------    -----------
73516797  PARK RIDGE    IL   60068     SFD       6.875     6.500    $2,890.49      360      1-Dec-28     $438,884.67
74509687  NAPERVILLE    IL   60564     SFD       7.250     6.500    $2,051.30      360      1-Dec-28     $299,992.03

                                                                                                          $738,876.70



(i)                 (x)        (xi)         (xii)       (xiii)        (xiv)           (xv)           (xvi)
-----              ------   ---------    ----------    --------    -----------     -----------    -----------
MORTGAGE                                  MORTGAGE                   T.O.P.          MASTER          FIXED
LOAN                                      INSURANCE    SERVICE      MORTGAGE         SERVICE        RETAINED
NUMBER              LTV      SUBSIDY        CODE         FEE          LOAN             FEE           YIELD
--------           ------   ---------    ----------    --------    -----------     -----------    -----------
7351679            76.52                                0.250                         0.017          0.108
7450968            79.16                                0.250                         0.017          0.483



COUNT:   2
WAC:     7.027254106
WAM:     357
WALTV:   77.5918689



                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                            in Frederick, Maryland]

NASCOR
NMI / 1999-08  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


  (i)     (ii)                                        (iii)     (iv)        (v)       (vi)      (vii)    (viii)          (ix)
--------  ---------------------------  -----  -----  --------  --------  --------  ---------- --------  ---------    -------------
                                                                           NET                                         CUT-OFF
MORTGAGE                                                       MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED     DATE
LOAN                                          ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY      PRINCIPAL
NUMBER    CITY                         STATE  CODE     TYPE      RATE      RATE    PAYMENT    MATURITY  DATE          BALANCE
--------  ---------------------------  -----  -----  --------  --------  --------  ---------- --------  ---------     ------------
4705487   STATEN ISLAND                  NY   10304     MF2      7.250    6.500    $1,091.49    360     1-Aug-28      $159,110.23
4742693   EAST BRUNSWICK                 NJ   08816     SFD      6.750    6.483    $1,880.94    360     1-Feb-29      $289,750.31
4806150   BEL AIR                        MD   21013     SFD      7.250    6.500    $2,172.05    360     1-Feb-29      $318,149.17
4811191   FREMONT                        CA   94536     SFD      7.750    6.500    $1,017.31    360     1-Aug-28      $141,284.67
4811212   FREMONT                        CA   94536     SFD      7.750    6.500    $1,038.80    360     1-Aug-28      $144,269.58
4826965   HALF MOON BAY                  CA   94019     SFD      7.875    6.500    $2,799.14    360     1-Sep-28      $384,429.49
4828203   READINGTON                     NJ   08870     SFD      6.625    6.358    $1,632.80    360     1-Feb-29      $254,775.01
4863026   SEATTLE                        WA   98119     SFD      7.250    6.500    $1,795.15    360     1-Oct-28      $262,111.09
4863294   CHULA VISTA                    CA   91902     SFD      7.375    6.500    $1,312.28    360     1-Sep-28      $189,119.14
4864770   HAMMONDSPORT                   NY   14840     SFD      7.250    6.500    $1,702.72    360     1-Feb-29      $249,405.28
4867159   BEDMINSTER                     NJ   07921     SFD      6.875    6.500    $1,970.79    360     1-Mar-29      $300,000.00
4869274   MANHASSET HILLS                NY   11040     SFD      6.750    6.483    $1,974.99    360     1-Feb-29      $304,237.82
4871144   MORROW                         OH   45152     SFD      7.125    6.500    $4,311.80    360     1-Nov-28      $637,934.50
4872056   WELLESLEY                      MA   02481     SFD      7.250    6.500    $2,987.93    360     1-Jan-29      $437,314.58
4879169   WAHPETON                       IA   51351     LCO      6.875    6.500      $656.93    360     1-Dec-28      $99,746.52
4879533   POQUOSON                       VA   23662     SFD      7.250    6.500    $2,793.51    360     1-Oct-28      $407,883.34
4882399   WALNUT CREEK                   CA   94595     LCO      7.400    6.500    $2,215.62    360     1-Sep-28      $317,075.20
4882921   CINCINNATI                     OH   45224     SFD      7.125    6.500    $2,924.62    360     1-Dec-28      $433,052.35
4883025   INDIANAPOLIS                   IN   46240     SFD      7.375    6.500    $2,386.29    360     1-Dec-28      $344,203.16
4884309   HEALDSBURG                     CA   95448     SFD      7.350    6.500    $1,973.22    360     1-Sep-28      $285,065.59
4884445   WESTLAKE VILLAGE               CA   91361     SFD      7.150    6.500    $3,377.04    360     1-Sep-28      $363,904.74
4885873   PIEDMONT                       CA   94611     SFD      7.400    6.500    $2,642.13    360     1-Sep-28      $379,839.48
4885995   CHULA VISTA                    CA   91910     SFD      7.375    6.500    $2,044.40    360     1-Feb-29      $295,774.77
4889844   EVERETT                        WA   98203     SFD      7.750    6.500    $2,382.07    360     1-Oct-28      $331,311.37
4890131   HICKORY                        NC   28602     SFD      6.750    6.483    $1,686.36    360     1-Feb-29      $259,776.14
4890859   PALO ALTO                      CA   94301     SFD      7.125    6.500    $2,560.14    360     1-Feb-29      $379,696.11
4890897   SAN JOSE                       CA   95130     SFD      7.000    6.500    $1,763.06    360     1-Feb-29      $264,782.77
4894621   NORTH CALDWELL                 NJ   07006     SFD      6.875    6.500    $2,167.87    360     1-Feb-29      $329,722.76
4896525   SUNNYVALE                      CA   94087     SFD      7.250    6.500    $1,869.17    360     1-Feb-29      $273,786.25
4899129   MIAMI BEACH                    FL   33109     HCO      7.500    6.500    $3,132.49    360     1-Feb-29      $447,667.51
4899802   LOS ANGELES                    CA   91367     SFD      7.750    6.500    $2,364.17    360     1-Feb-29      $329,767.08
4900324   SAN JOSE                       CA   95128     SFD      6.750    6.483    $1,803.11    360     1-Feb-29      $277,760.64
4902505   MILLBRAE                       CA   94030     SFD      7.375    6.500    $2,548.60    360     1-Feb-29      $368,719.21
4902559   MAHWAH                         NJ   07430     SFD      7.375    6.500    $2,831.77    360     1-Jan-29      $409,374.13
4903001   SANTA BARBARA                  CA   93105     SFD      7.625    6.500    $2,901.96    360     1-Dec-28      $409,104.08
4903034   FLUSHING                       NY   11366     SFD      7.125    6.500    $1,623.67    360     1-Feb-29      $240,807.27
4904541   CINCINNATI                     OH   45249     SFD      7.000    6.500    $4,324.47    360     1-Nov-28      $647,850.06
4904544   BURLINGTON                     KY   41005     SFD      6.875    6.500    $3,146.69    360     1-Dec-28      $477,785.83
4905214   SAN MATEO                      CA   94402     SFD      7.000    6.500    $3,073.70    360     1-Feb-29      $461,621.30
4905921   DUVALL                         WA   98019     SFD      6.875    6.500    $1,799.98    360     1-Feb-29      $273,769.81
4906556   GLENDALE                       CA   91208     SFD      7.375    6.500    $2,072.03    360     1-Feb-29      $299,771.72
4906710   CUPERTINO                      CA   95014     SFD      7.000    6.500    $2,135.63    360     1-Feb-29      $317,456.27
4907899   HOLBROOK                       NY   11741     SFD      6.875    6.500      $998.16    240     1-Jan-19      $129,291.24
4908636   CAMPBELL                       CA   95008     SFD      7.000    6.500    $1,862.85    360     1-Feb-29      $279,770.48
4909054   FERNANDINA BEACH               FL   32034     SFD      7.250    6.500    $3,103.90    360     1-Jan-29      $454,287.96
4910984   ANCHORAGE                      AK   99516     SFD      6.875    6.500    $3,399.61    360     1-Nov-28      $514,781.93
4911806   FORESTVILLE                    CA   95436     SFD      7.375    6.500    $1,989.14    360     1-Oct-28      $286,688.25
4912623   TAVERNIER                      FL   33070     SFD      7.125    6.500    $2,593.82    360     1-Feb-29      $384,692.12
4913297   NORTHPORT                      NY   11768     SFD      7.250    6.500    $3,069.80    360     1-Mar-29      $450,000.00
4913555   EAST WILLISTON                 NY   11596     SFD      7.125    6.500    $3,018.26    360     1-Mar-29      $448,000.00
4914282   LOS ANGELES                    CA   90049     SFD      7.500    6.500    $2,978.65    360     1-Feb-29      $425,683.85
4914745   SANTA MONICA                   CA   90405     LCO      7.125    6.500    $1,859.47    360     1-Nov-28      $275,109.23
4915095   RIDGEFIELD                     CT   06877     SFD      7.125    6.500    $1,744.94    360     1-Feb-29      $258,792.87
4917247   EAST QUOGUE                    NY   11942     SFD      7.750    6.500    $1,780.28    360     1-Feb-29      $248,324.62
4917277   SAN CARLOS                     CA   94070     SFD      7.250    6.500    $2,981.12    360     1-Feb-29      $436,659.09
4917806   TORRANCE                       CA   90503     SFD      7.250    6.500    $1,852.11    360     1-Nov-28      $270,645.10
4918621   OKLAHOMA CITY                  OK   73103     SFD      7.250    6.500    $2,371.13    240     1-Jan-19      $298,879.37
4918815   HILLSBOROUGH                   CA   94010     SFD      7.000    6.500    $3,033.78    360     1-Feb-29      $455,626.22
4920043   CHESTER                        NJ   07930     SFD      7.250    6.500    $3,003.63    360     1-Mar-29      $440,300.00
4920184   LOS ALTOS                      CA   94022     SFD      6.875    6.500    $3,651.22    360     1-Feb-29      $555,333.05
4920221   FREMONT                        CA   94539     PUD      7.250    6.500    $1,903.27    360     1-Nov-28      $278,121.51
4920278   SAN JOSE                       CA   95127     SFD      7.250    6.500      $886.83    360     1-Nov-28      $129,530.32
4921055   OYSTER BAY                     NY   11771     SFD      7.250    6.500    $2,762.82    360     1-Feb-29      $404,684.06
4921903   BELMONT SHORE                  CA   90803     PUD      6.750    6.483    $1,681.17    360     1-Nov-28      $258,299.75
4923047   SAN FRANCISCO                  CA   94115     SFD      7.000    6.500    $2,102.36    360     1-Feb-29      $315,740.97
4923432   SAN RAMON                      CA   94583     SFD      7.250    6.500    $2,155.68    360     1-Nov-28      $315,004.98
4924648   ST. AUGUSTINE                  FL   32084     SFD      7.250    6.500    $4,093.06    360     1-Jan-29      $599,061.05
4925176   MONTVILLE                      NJ   07058     SFD      7.250    6.500    $3,351.19    360     1-Jan-29      $490,481.23
4926749   LA MIRADA                      CA   90638     SFD      7.125    6.500    $1,788.05    360     1-Mar-29      $265,400.00
4926839   REDWOOD CITY                   CA   94065     SFD      6.875    6.500    $3,120.42    360     1-Feb-29      $474,600.93
4927671   FAYETTEVILLE                   AR   72701     SFD      6.625    6.358    $3,841.87    360     1-Jan-29      $598,938.34
4927852   GAITHERSBURG                   MD   20878     SFD      6.750    6.483    $1,718.79    360     1-Feb-29      $264,771.84
4928113   HOLMDEL                        NJ   07733     SFD      7.000    6.500    $1,713.82    360     1-Feb-29      $257,388.85
4929321   LUTHERVILLE                    MD   21093     SFD      7.375    6.500    $2,120.38    360     1-Feb-29      $306,766.39
4929488   CARMEL                         IN   46033     SFD      7.500    6.500    $1,837.46    357     1-Oct-28      $261,801.34
4930236   PURCELLVILLE                   VA   20132     SFD      7.625    6.500    $1,946.43    360     1-Feb-29      $274,800.97
4930243   CANOGA PARK                    CA   91304     SFD      7.375    6.500    $1,243.22    360     1-Feb-29      $179,863.03
4930387   LA CONNER                      WA   98257     SFD      6.875    6.500    $1,944.51    360     1-Feb-29      $295,751.32
4930614   YORKTOWN                       VA   23692     SFD      7.000    6.500    $1,703.17    360     1-Jan-29      $255,579.11
4931037   HASTINGS                       MN   55033     SFD      7.000    6.500    $2,128.97    360     1-Feb-29      $319,737.70
4931441   LOS ANGELES                    CA   90024     SFD      7.000    6.500    $1,663.26    360     1-Feb-29      $249,795.07
4931753   WAYNE                          NJ   07470     SFD      7.500    6.500    $1,817.96    360     1-Jan-29      $259,612.87
4931943   PLAINVIEW                      NY   11803     SFD      7.375    6.500    $1,795.76    360     1-Feb-29      $259,802.16
4932250   ARLINGTON                      VA   22207     SFD      6.625    6.358    $1,781.35    360     1-Feb-29      $277,954.55
4932256   WEST NEWBURY                   MA   01985     SFD      6.750    6.483    $2,367.39    360     1-Jan-29      $364,369.70
4932415   LAGUNA NIGUEL                  CA   92677     PUD      7.250    6.500    $2,507.00    360     1-Feb-29      $367,213.31
4933430   LAGUNA BEACH                   CA   92651     SFD      7.250    6.500    $2,831.04    360     1-Feb-29      $414,676.25
4933563   CHULA VISTA                    CA   91910     SFD      7.500    6.500    $2,123.87    360     1-Jan-29      $302,790.03
4933602   GLEN COVE                      NY   11542     SFD      7.250    6.500    $2,019.25    360     1-Mar-29      $296,000.00
4933720   FREMONT                        CA   94555     SFD      8.125    6.500    $2,487.37    360     1-Jan-29      $334,560.24
4934785   SAN MATEO                      CA   94402     SFD      7.375    6.500    $1,795.76    360     1-Jan-29      $259,603.10
4935272   TAMPA                          FL   33618     SFD      7.125    6.500    $1,832.52    360     1-Feb-29      $271,782.48
4935518   MENLO PARK                     CA   94025     SFD      7.125    6.500    $3,570.71    360     1-Feb-29      $529,576.17
4935619   PETALUMA                       CA   94954     SFD      7.000    6.500    $2,075.75    360     1-Feb-29      $311,744.25
4935772   LOS ALTOS                      CA   94024     SFD      6.875    6.500    $3,153.26    360     1-Feb-29      $479,596.74
4935892   DOWNERS GROVE                  IL   60515     SFD      7.375    6.500    $1,968.42    360     1-Oct-28      $283,902.30
4935922   STATEN ISLAND                  NY   10306     SFD      7.375    6.500    $1,673.17    360     1-Nov-28      $240,156.08
4935954   GLENCOE                        IL   60022     SFD      7.000    6.500    $3,778.92    360     1-Feb-29      $567,534.41
4936094   LAWRENCEVILLE                  NJ   08648     SFD      6.750    6.483    $2,192.26    360     1-Jan-29      $337,416.34
4936732   WEST REDDING                   CT   06896     SFD      6.750    6.483    $1,686.36    360     1-Feb-29      $259,776.14
4936751   UPPER MAKEFIELD TOWNSHIP       PA   18938     SFD      6.500    6.233    $2,528.27    360     1-Feb-29      $399,638.40
4936886   RIDGEFIELD                     CT   06877     SFD      6.875    6.500    $2,956.18    360     1-Feb-29      $449,621.95
4936932   REDDING                        CT   06896     SFD      7.000    6.500    $2,661.21    360     1-Jan-29      $399,342.33
4936949   CENTREVILLE                    VA   20121     SFD      6.625    6.358    $1,628.95    360     1-Jan-29      $253,949.86
4937001   SAN FRANCISCO                  CA   94127     SFD      7.250    6.500    $2,155.68    360     1-Nov-28      $315,004.98
4937036   SAN DIEGO                      CA   92131     SFD      7.375    6.500    $2,735.07    360     1-Feb-29      $395,698.68
4937103   CARLSBAD                       CA   92009     LCO      7.000    6.500    $1,763.06    360     1-Dec-28      $264,344.51
4937117   MINNETONKA                     MN   55305     SFD      7.000    6.500    $3,226.72    360     1-Feb-29      $484,602.45
4937130   SCOTTSDALE                     AZ   85254     SFD      7.250    6.500    $2,412.18    360     1-Nov-28      $352,486.57
4937201   LAS VEGAS                      NV   89117     SFD      7.750    6.500      $716.42    360     1-Feb-29      $99,929.41
4937205   INCLINE VILLAGE                NV   89451     SFD      7.250    6.500    $1,841.88    360     1-Feb-29      $269,789.37
4937810   METAIRIE                       LA   70005     SFD      7.000    6.500    $4,291.21    360     1-Oct-28      $642,325.42
4937878   HOFFMAN ESTATES                IL   60192     SFD      7.375    6.500    $2,062.36    360     1-Jan-29      $298,144.17
4937901   WESTON                         FL   33332     SFD      7.375    6.500    $1,816.48    360     1-Mar-29      $263,000.00
4937904   PARK CITY                      UT   84060     SFD      7.250    6.500    $3,724.69    360     1-Oct-28      $543,844.41
4937914   MISSION VIEJO                  CA   92691     SFD      7.375    6.500    $1,802.67    360     1-Jan-29      $260,601.57
4937955   HIGH POINT                     NC   27265     SFD      7.250    6.500    $2,670.73    360     1-Nov-28      $390,267.21
4938096   ASHBURN                        VA   20147     SFD      7.250    6.500    $1,807.77    360     1-Nov-28      $264,165.56
4938120   SAN JOSE                       CA   95138     SFD      7.125    6.500    $3,802.14    360     1-Feb-29      $563,898.69
4938232   REHOBOTH BEACH                 DE   19971     SFD      7.500    6.500    $3,915.61    360     1-Feb-29      $559,584.39
4938268   REDONDO BEACH                  CA   90278     SFD      6.875    6.500    $1,891.95    360     1-Nov-28      $287,023.86
4938271   LOS ANGELES                    CA   90035     SFD      7.000    6.500    $3,137.90    360     1-Jan-29      $470,874.53
4938417   RANCHO SANTA FE                CA   92067     SFD      6.875    6.500    $3,678.81    360     1-Feb-29      $559,529.52
4938549   GREAT NECK                     NY   11023     SFD      7.125    6.500    $2,358.01    360     1-Feb-29      $349,720.12
4938564   RIDGEWOOD                      NJ   07450     SFD      7.250    6.500    $3,065.71    360     1-Mar-29      $449,400.00
4938729   MYRTLE BEACH                   SC   29572     SFD      7.125    6.500    $2,702.29    360     1-Feb-29      $400,779.24
4938795   AUSTIN                         TX   78746     SFD      7.375    6.500    $3,038.97    360     1-Jan-29      $439,328.33
4938823   BLACK BUTTE RANCH              OR   97759     SFD      7.250    6.500    $3,942.98    360     1-Jan-29      $577,095.48
4939052   BROOKLYN PARK                  MN   55445     SFD      7.250    6.500    $1,951.71    360     1-Mar-29      $286,100.00
4939779   PORTOLA VALLEY                 CA   94028     SFD      7.125    6.500    $4,951.84    360     1-Feb-29      $734,412.22
4939819   LITTLETON                      CO   80128     SFD      6.875    6.500    $1,895.90    360     1-Feb-29      $288,357.54
4940175   PINEHURST                      NC   28374     SFD      7.250    6.500    $2,107.93    360     1-Feb-29      $308,758.95
4940375   SALINAS                        CA   93908     SFD      6.875    6.500      $854.01    360     1-Dec-28      $129,670.48
4940379   ROGERS                         AR   72756     SFD      6.875    6.500    $2,095.61    360     1-Jan-29      $318,462.46
4940430   CAVE CREEK                     AZ   85331     SFD      7.250    6.500    $3,138.02    360     1-Jan-29      $459,280.13
4940485   ANAHEIM                        CA   92807     SFD      7.500    6.500    $1,845.93    360     1-Dec-28      $263,408.53
4940617   TRABUCO CANYON                 CA   92679     SFD      6.750    6.483    $1,805.37    360     1-Dec-28      $277,525.87
4940641   ERDA                           UT   84074     SFD      7.000    6.500    $1,664.59    360     1-Dec-28      $249,581.14
4940805   EVERETT                        WA   98201     SFD      7.250    6.500    $1,954.44    360     1-Jan-29      $286,051.65
4941023   SAN FRANCISCO                  CA   94111     LCO      7.500    6.500    $3,188.42    360     1-Feb-29      $455,661.58
4941066   PORTOLA VALLEY                 CA   94028     SFD      6.875    6.500    $2,217.14    360     1-Feb-29      $337,216.45
4941384   WINDERMERE                     FL   34786     SFD      7.000    6.500    $3,858.76    360     1-Jan-29      $579,046.37
4941473   ESCONDIDO                      CA   92029     SFD      7.125    6.500    $2,021.16    360     1-Dec-28      $299,275.99
4941482   SAN JOSE                       CA   95120     SFD      7.125    6.500    $1,677.56    360     1-Feb-29      $248,800.88
4941818   HILMAR                         CA   95324     SFD      7.125    6.500    $1,971.30    360     1-Feb-29      $292,366.01
4941843   HIGHLANDS RANCH                CO   80126     SFD      7.000    6.500    $1,748.75    360     1-Feb-29      $262,634.54
4941981   STERLING                       VA   20165     SFD      6.750    6.483    $1,971.74    360     1-Feb-29      $303,738.26
4942008   MANASSAS                       VA   20112     SFD      7.000    6.500    $1,663.26    360     1-Feb-29      $249,795.07
4942372   MOORESVILLE                    NC   28117     SFD      6.875    6.500    $2,001.67    360     1-Feb-29      $304,444.01
4942417   RED HOOK                       NY   12571     SFD      7.375    6.500    $3,294.52    360     1-Feb-29      $476,637.04
4942559   CHAPPAQUA                      NY   10514     SFD      6.500    6.233    $1,738.19    360     1-Feb-29      $274,751.39
4942614   LITTLETON                      CO   80127     SFD      7.000    6.500    $2,162.23    360     1-Jan-29      $324,465.64
4942622   CASTLE ROCK                    CO   80104     SFD      7.125    6.500    $1,932.72    360     1-Jan-29      $286,413.81
4942639   MONTCLAIR                      NJ   07042     SFD      7.375    6.500    $1,747.41    360     1-Feb-29      $252,807.49
4943195   MANHASSET                      NY   11030     SFD      7.500    6.500    $2,202.53    360     1-Feb-29      $314,766.22
4943206   CARMEL                         CA   93921     SFD      7.000    6.500    $2,341.87    360     1-Feb-29      $351,711.46
4943405   GAITHERSBURG                   MD   20878     SFD      7.375    6.500    $1,975.33    360     1-Jan-29      $285,563.41
4943477   FREMONT                        CA   94536     SFD      7.375    6.500    $1,942.53    360     1-Feb-29      $281,035.99
4943537   LAPORTE                        IN   46350     SFD      7.250    6.500    $2,571.80    360     1-Feb-29      $376,705.91
4943556   SAN RAFAEL                     CA   94903     SFD      7.250    6.500    $1,756.61    360     1-Feb-29      $257,299.12
4943654   MORRISTOWN                     NJ   07960     SFD      7.000    6.500    $2,727.75    360     1-Feb-29      $409,663.92
4943706   LAKE OSWEGO                    OR   97035     SFD      6.875    6.500    $2,069.33    360     1-Feb-29      $314,735.36
4943730   MONTEREY                       CA   93940     SFD      7.000    6.500    $1,882.81    360     1-Feb-29      $282,768.02
4943788   SAN JOSE                       CA   95148     SFD      7.250    6.500    $1,654.28    360     1-Feb-29      $242,310.82
4943789   LARCHMONT                      NY   10538     SFD      7.000    6.500    $3,220.07    360     1-Feb-29      $483,603.26
4943798   CAMPBELL                       CA   95008     SFD      6.875    6.500    $2,923.33    360     1-Feb-29      $444,626.15
4943823   FREMONT                        CA   94536     SFD      7.125    6.500    $2,782.46    360     1-Feb-29      $412,669.73
4943924   SAN JUAN CAPISTRANO            CA   92675     SFD      7.500    6.500    $3,635.92    360     1-Feb-29      $519,614.08
4943988   DIX HILLS                      NY   11746     SFD      7.250    6.500    $2,046.53    360     1-Mar-29      $300,000.00
4944032   LIVERMORE                      CA   94550     SFD      7.500    6.500    $2,684.99    360     1-Feb-29      $383,715.01
4944053   MONSEY                         NY   10952     SFD      7.125    6.500    $1,953.79    360     1-Mar-29      $290,000.00
4944140   UNION CITY                     CA   94587     PUD      7.125    6.500    $2,135.69    360     1-Feb-29      $316,746.50
4944178   HUNTINGTON BEACH               CA   92647     SFD      7.375    6.500    $1,018.75    360     1-Dec-28      $147,161.22
4944179   MUSCLE SHOALS                  AL   35661     SFD      6.875    6.500    $1,697.50    360     1-Feb-29      $258,182.92
4944368   ANAHEIM                        CA   92807     SFD      7.500    6.500    $1,699.09    360     1-Dec-28      $242,455.59
4944432   PACIFIC PALISADES              CA   90272     SFD      7.125    6.500    $3,382.07    360     1-Feb-29      $501,598.56
4944924   HUNTINGTON BEACH               CA   92648     SFD      7.500    6.500    $4,055.45    360     1-Feb-29      $579,569.55
4945038   SCOTTSDALE                     AZ   85258     SFD      7.375    6.500    $2,134.19    360     1-Jan-29      $308,528.30
4945148   SAN BRUNO                      CA   94066     SFD      7.500    6.500    $2,132.61    360     1-Feb-29      $304,773.64
4945212   FREMONT                        CA   94539     SFD      7.375    6.500    $2,762.71    360     1-Mar-29      $400,000.00
4945420   ENCINITAS                      CA   92024     SFD      7.000    6.500    $2,780.97    360     1-Feb-29      $417,657.36
4945478   THOUSAND OAKS                  CA   91362     SFD      7.375    6.500    $1,450.42    360     1-Feb-29      $209,840.20
4945490   SAN RAFAEL                     CA   94901     SFD      7.375    6.500    $2,154.91    360     1-Feb-29      $311,762.59
4945784   MONTEBELLO                     NY   10901     SFD      7.125    6.500    $2,557.72    360     1-Feb-29      $379,338.40
4945883   SOUTH SAN FRANCISCO            CA   94080     SFD      7.500    6.500    $1,786.49    360     1-Dec-28      $254,927.60
4945907   IRVINE                         CA   92620     SFD      7.125    6.500    $1,951.09    360     1-Dec-28      $288,784.08
4946240   ANAHEIM                        CA   92806     SFD      7.500    6.500    $1,348.09    360     1-Dec-28      $192,368.05
4946289   REDONDO BEACH                  CA   90278     LCO      7.000    6.500    $1,809.62    360     1-Dec-28      $271,327.24
4946393   ORANGE                         CA   92867     SFD      7.125    6.500    $1,657.35    360     1-Dec-28      $245,406.32
4946416   REDWOOD VALLEY                 CA   95470     SFD      7.375    6.500    $1,381.35    360     1-Dec-28      $199,440.03
4946427   GRANITE BAY                    CA   95746     SFD      7.125    6.500    $1,724.72    360     1-Dec-28      $255,382.18
4946485   HAVERMILL                      MA   01832     SFD      7.000    6.500      $791.71    360     1-Jan-29      $118,804.35
4946516   CORTE MADERA                   CA   94925     SFD      7.375    6.500    $2,757.18    360     1-Feb-29      $398,896.24
4946539   EAST BRIDGEWATER               MA   02333     SFD      7.375    6.500    $1,683.52    360     1-Dec-28      $242,938.11
4946625   NEW FAIRFIELD                  CT   06812     SFD      7.250    6.500      $968.69    360     1-Dec-28      $141,665.67
4946657   FOSTER CITY                    CA   94404     SFD      7.000    6.500    $1,989.25    360     1-Dec-28      $297,736.43
4946673   CERRITOS                       CA   90703     SFD      6.875    6.500    $2,069.33    360     1-Feb-29      $314,735.36
4946693   BERKELEY                       CA   94618     SFD      7.250    6.500    $2,919.71    360     1-Dec-28      $426,911.54
4946772   MONROVIA                       CA   91016     SFD      6.500    6.233    $2,104.79    360     1-Feb-29      $332,698.96
4946987   FAYETTEVILLE                   AR   72703     SFD      6.875    6.500    $2,562.68    360     1-Jan-29      $389,442.65
4947095   ANGOLA                         IN   46703     SFD      7.250    6.500    $2,128.39    360     1-Feb-29      $311,556.61
4947139   DIX HILLS                      NY   11746     SFD      7.375    6.500    $2,569.32    360     1-Nov-28      $370,815.70
4947306   MILPITAS                       CA   95035     SFD      7.000    6.500    $2,162.24    360     1-Feb-29      $324,733.59
4947341   BLOOMFIELD HILLS               MI   48302     SFD      7.125    6.500    $4,281.49    360     1-Feb-29      $634,991.79
4947642   GAINESVILLE                    FL   32605     SFD      7.500    6.500    $1,793.49    360     1-Jan-29      $255,535.38
4947662   COSTA MESA                     CA   92626     SFD      6.750    6.483    $1,978.22    360     1-Feb-29      $304,737.41
4947695   SEATTLE                        WA   98112     SFD      7.125    6.500    $1,953.78    360     1-Feb-29      $289,768.10
4947738   MEMPHIS                        TN   38120     SFD      7.375    6.500    $5,182.83    360     1-Feb-29      $749,829.00
4947877   SAN MATEO                      CA   94402     SFD      6.750    6.483    $2,594.40    360     1-Feb-29      $399,655.60
4947968   REDWOOD CITY                   CA   94063     PUD      7.875    6.500    $3,294.72    360     1-Feb-29      $454,087.28
4947969   CLACKAMAS                      OR   97015     SFD      7.125    6.500    $1,667.12    360     1-Jan-29      $247,053.05
4947973   THOUSAND OAKS                  CA   91362     SFD      7.000    6.500    $2,594.68    360     1-Feb-29      $389,275.00
4948072   YORBA LINDA                    CA   92687     SFD      7.375    6.500    $2,248.15    360     1-Feb-29      $325,252.32
4948081   HUNTINGTON BEACH               CA   92648     SFD      7.250    6.500    $2,046.53    360     1-Feb-29      $299,765.97
4948140   SARATOGA                       CA   95070     SFD      7.125    6.500    $3,570.71    360     1-Jan-29      $529,149.82
4948365   ORINDA                         CA   94563     SFD      7.125    6.500    $2,880.15    360     1-Feb-29      $427,158.13
4948555   ROCKVILLE                      MD   20850     PUD      7.250    6.500    $1,680.88    360     1-Jan-29      $246,014.41
4948707   BURLINGAME                     CA   94010     SFD      7.375    6.500    $4,023.19    360     1-Feb-29      $582,056.76
4948708   SANTA CRUZ                     CA   95060     SFD      6.875    6.500    $3,100.71    360     1-Feb-29      $471,603.46
4948905   SUGARLOAF SHORES               FL   33044     SFD      7.000    6.500    $3,273.29    360     1-Feb-29      $491,596.71
4948991   LIVERMORE                      CA   94550     SFD      7.375    6.500    $2,127.28    360     1-Feb-29      $307,765.64
4949026   PLACENTIA                      CA   92870     PUD      6.625    6.358    $1,788.39    360     1-Feb-29      $279,053.58
4949162   GREENWOOD                      IN   46143     SFD      7.500    6.500    $1,822.71    354     1-Jul-28      $258,922.07
4949247   SANTA MONICA                   CA   90403     SFD      7.250    6.500    $3,024.09    360     1-Dec-28      $442,256.27
4949260   NORTHRIDGE AREA                CA   91326     SFD      7.125    6.500    $1,805.57    360     1-Dec-28      $267,353.22
4949302   BUENA PARK                     CA   90620     SFD      7.250    6.500    $2,485.86    360     1-Jan-29      $363,829.74
4949470   FOOTHILL RANCH                 CA   92610     SFD      7.500    6.500    $2,340.98    360     1-Feb-29      $334,551.52
4949495   MERRICK                        NY   11566     SFD      6.625    6.358    $1,741.65    360     1-Mar-29      $272,000.00
4949496   FORT LAUDERDALE                FL   33304     SFD      7.125    6.500      $875.84    360     1-Feb-29      $129,896.04
4949650   POTOMAC                        MD   20851     SFD      7.375    6.500    $2,733.70    360     1-Feb-29      $395,498.82
4949662   SAN JOSE                       CA   95125     SFD      7.250    6.500    $2,203.43    360     1-Feb-29      $322,748.03
4949688   PORT WASHINGTON                NY   11050     SFD      7.250    6.500    $2,046.53    360     1-Mar-29      $300,000.00
4949777   WANTAGH                        NY   11793     SFD      7.500    6.500    $1,311.03    360     1-Mar-29      $187,500.00
4949800   ROSWELL                        GA   30075     SFD      7.250    6.500    $3,003.28    360     1-Feb-29      $439,906.56
4949829   HOLLAND                        PA   18966     SFD      7.125    6.500    $1,753.69    360     1-Feb-29      $260,091.84
4949859   FOUNTAIN VALLEY                CA   92708     SFD      7.375    6.500    $1,902.12    360     1-Feb-29      $275,190.44
4949880   NORTH HOLLYWOOD                CA   91602     SFD      7.375    6.500    $3,348.40    360     1-Feb-29      $484,431.10
4949912   PUTNAM VALLEY                  NY   10579     SFD      7.375    6.500    $1,933.89    360     1-Jan-29      $279,572.57
4949917   YORKTOWN HEIGHTS               NY   10598     SFD      7.250    6.500    $3,597.25    360     1-Feb-29      $526,908.64
4949966   SAN FRANCISCO                  CA   94114     SFD      7.000    6.500    $2,207.15    360     1-Mar-29      $331,750.00
4950006   CLAYTON                        CA   94517     SFD      7.375    6.500    $2,348.30    360     1-Dec-28      $339,121.16
4950116   WANTAGH                        NY   11793     LCO      7.625    6.500      $778.58    360     1-Mar-29      $110,000.00
4950162   ROWLAND HEIGHTS                CA   91748     SFD      7.250    6.500    $1,964.67    360     1-Jan-29      $287,549.30
4950211   AUSTIN                         TX   78746     SFD      6.875    6.500    $2,614.58    360     1-Jan-29      $397,329.34
4950243   SAN JOSE                       CA   95135     SFD      7.250    6.500    $1,944.21    360     1-Feb-29      $284,777.67
4950261   TARPON SPRINGS                 FL   34689     SFD      7.750    6.500    $2,306.85    360     1-Mar-29      $322,000.00
4950314   SAN FRANCISCO                  CA   94109     LCO      7.125    6.500    $3,278.32    360     1-Mar-29      $486,600.00
4950350   DEL MAR                        CA   92014     SFD      7.125    6.500    $2,388.00    360     1-Feb-29      $354,166.55
4950360   FREMONT                        CA   94555     SFD      7.250    6.500    $2,544.52    360     1-Feb-29      $372,709.02
4950434   SAN CARLOS                     CA   94070     SFD      7.500    6.500    $1,887.88    360     1-Feb-29      $269,799.62
4950483   PACIFIC PALISADES              CA   90272     SFD      7.375    6.500    $3,936.85    360     1-Feb-29      $569,566.27
4950545   SANTA ROSA                     CA   95405     SFD      7.375    6.500    $2,154.91    360     1-Feb-29      $311,762.59
4950560   RENO                           NV   89506     SFD      7.625    6.500    $1,203.25    360     1-Feb-29      $169,876.96
4950605   ASPEN                          CO   81611     SFD      7.000    6.500    $1,596.73    360     1-Mar-29      $240,000.00
4950840   REDWOOD CITY                   CA   94062     SFD      7.375    6.500    $3,584.61    360     1-Feb-29      $518,605.08
4950845   MORGAN HILL                    CA   95037     SFD      6.750    6.483    $2,497.11    360     1-Feb-29      $384,665.63
4950867   GLENDALE                       CA   91206     SFD      7.500    6.500    $3,048.58    360     1-Feb-29      $435,676.42
4951029   OAKLAND                        CA   94611     SFD      6.875    6.500    $1,754.00    360     1-Feb-29      $266,775.69
4951104   LOS ANGELES                    CA   90049     SFD      7.375    6.500    $4,328.47    360     1-Feb-29      $626,223.12
4951171   RALEIGH                        NC   27607     SFD      6.875    6.500    $2,594.22    360     1-Mar-29      $394,900.00
4951197   LAFAYETTE HILL                 PA   19444     SFD      6.875    6.500    $1,773.71    360     1-Jan-29      $269,545.04
4951240   BOULDER                        CO   80301     SFD      7.125    6.500    $2,408.55    360     1-Feb-29      $357,214.11
4951246   RANCHO SANTA FE                CA   92067     SFD      6.750    6.483    $5,299.05    360     1-Feb-29      $816,296.58
4951309   LAKE WORTH                     FL   33463     SFD      7.500    6.500    $1,256.26    360     1-Feb-29      $179,534.67
4951366   HAMPTON BAYS                   NY   11946     SFD      7.375    6.500    $2,652.20    360     1-Feb-29      $383,707.80
4951571   REDMOND                        WA   98052     SFD      7.125    6.500    $1,748.30    360     1-Feb-29      $259,292.48
4951638   CLAYTON                        CA   94517     SFD      7.625    6.500    $1,925.20    360     1-Feb-29      $271,803.13
4951725   LOS ALTOS                      CA   94024     SFD      7.125    6.500    $3,806.51    360     1-Feb-29      $564,548.18
4951740   PINCKNEY                       MI   48169     SFD      6.750    6.483    $1,861.48    360     1-Jan-29      $286,504.40
4951750   SOMERS                         NY   10589     SFD      7.250    6.500    $1,773.66    360     1-Feb-29      $259,797.17
4951805   DANVERS                        MA   01923     SFD      7.500    6.500    $1,929.83    360     1-Feb-29      $275,795.17
4951842   BERKELEY                       CA   94708     SFD      7.500    6.500    $2,356.36    360     1-Feb-29      $336,749.89
4951964   REDWOOD CITY                   CA   94061     SFD      7.375    6.500    $1,737.05    360     1-Feb-29      $251,308.63
4952061   ATLANTA                        GA   30309     HCO      7.875    6.500      $787.79    360     1-Feb-29      $108,575.23
4952260   COCONUT GROVE                  FL   33133     SFD      6.625    6.358    $2,913.41    360     1-Jan-29      $454,194.91
4952357   SPRINGFIELD                    VA   22153     SFD      7.625    6.500    $1,776.57    360     1-Feb-29      $250,818.33
4952398   LOS ANGELES                    CA   90049     SFD      7.125    6.500    $3,537.02    360     1-Feb-29      $524,580.17
4952557   SAN JOSE                       CA   95129     SFD      7.125    6.500    $2,393.05    360     1-Mar-29      $355,200.00
4952610   COMMERCE                       MI   48390     SFD      7.500    6.500    $2,377.33    360     1-Feb-29      $339,747.67
4952770   AGOURA HILLS                   CA   91301     PUD      7.375    6.500    $2,344.85    360     1-Feb-29      $339,241.66
4952806   PIEDMONT                       CA   94611     SFD      7.125    6.500    $4,379.18    360     1-Mar-29      $650,000.00
4952809   DALLAS                         TX   75229     SFD      7.250    6.500    $1,982.07    360     1-Feb-29      $290,323.34
4952874   ST. LOUISVILLE                 OH   43017     SFD      6.750    6.483    $1,956.17    360     1-Jan-29      $301,079.20
4952893   WOODLAND HILLS                 CA   91364     SFD      7.375    6.500    $2,128.32    360     1-Feb-29      $307,915.52
4952971   CHESAPEAKE                     VA   23320     SFD      7.375    6.500    $1,796.45    360     1-Feb-29      $259,902.08
4953021   REDMOND                        WA   98053     SFD      7.125    6.500    $1,923.80    360     1-Jan-29      $285,091.96
4953126   RANCHO VIEJO                   TX   78520     SFD      7.875    6.500    $1,007.85    360     1-Feb-29      $138,904.34
4953252   ORANGE                         CA   92869     SFD      7.125    6.500    $2,189.59    360     1-Feb-29      $324,740.10
4953439   SAN JOSE                       CA   95126     SFD      7.625    6.500    $3,503.23    360     1-Feb-29      $494,591.76
4953470   MILPITAS                       CA   95035     SFD      7.375    6.500    $2,072.03    360     1-Feb-29      $299,771.72
4953719   SANTA MONICA                   CA   90405     SFD      7.000    6.500    $2,894.07    360     1-Jan-29      $434,284.78
4953733   NAPLES                         FL   34108     SFD      7.500    6.500    $2,643.04    360     1-Feb-29      $377,719.46
4953776   ALBUQUERQUE                    NM   87107     SFD      6.750    6.483    $2,140.38    360     1-Feb-29      $329,715.87
4953784   LOS ALTOS HILLS                CA   94022     SFD      7.250    6.500    $2,571.81    360     1-Feb-29      $376,705.90
4953787   HALLANDALE                     FL   33009     SFD      6.875    6.500    $1,675.17    360     1-Mar-29      $255,000.00
4953806   PALO ALTO                      CA   94306     SFD      7.125    6.500    $2,742.03    360     1-Feb-29      $406,674.53
4953818   PLEASANTON                     CA   94566     SFD      7.500    6.500    $1,789.99    360     1-Feb-29      $255,810.01
4953827   ANDOVER                        MA   01810     SFD      7.500    6.500    $2,852.80    360     1-Feb-29      $407,697.20
4953958   SAN JOSE                       CA   95129     SFD      7.250    6.500    $2,960.65    360     1-Feb-29      $433,661.43
4953967   CARMEL                         NY   10512     SFD      7.375    6.500    $2,762.71    360     1-Mar-29      $400,000.00
4954007   FREMONT                        CA   94555     SFD      7.250    6.500    $2,056.77    360     1-Feb-29      $301,264.79
4954057   HILLSBOROUGH                   NJ   08502     SFD      7.250    6.500    $2,005.60    360     1-Feb-29      $293,770.65
4954063   NEW PROVIDENCE                 NJ   07974     SFD      7.125    6.500    $1,751.67    360     1-Feb-29      $259,792.08
4954096   WELLINGTON                     FL   33414     SFD      7.500    6.500    $1,837.54    360     1-Jan-29      $262,408.70
4954120   SAN BRUNO                      CA   94066     SFD      7.000    6.500    $1,729.79    360     1-Feb-29      $259,786.88
4954139   MOUNT PROSPECT                 IL   60056     SFD      7.375    6.500    $1,736.53    360     1-Feb-29      $251,233.69
4954226   MANHATTAN BEACH                CA   90266     SFD      7.625    6.500    $2,116.31    360     1-Feb-29      $298,783.59
4954346   ANNAPOLIS                      MD   21401     SFD      7.250    6.500    $2,054.37    360     1-Jan-29      $300,669.78
4954352   PALO ALTO                      CA   94303     SFD      7.250    6.500    $3,565.74    360     1-Feb-29      $522,292.24
4954360   CUPERTINO                      CA   95014     SFD      6.625    6.358    $2,465.20    360     1-Feb-29      $384,660.32
4954380   CROWNSVILLE                    MD   21032     SFD      7.375    6.500    $2,596.94    360     1-Jan-29      $375,426.02
4954395   HOLLISTER                      CA   95023     SFD      6.750    6.483    $2,065.14    360     1-Feb-29      $318,125.86
4954406   FULLERTON                      CA   92835     SFD      7.375    6.500    $2,569.31    360     1-Dec-28      $370,130.93
4954411   ATLANTA                        GA   30319     SFD      7.375    6.500    $2,252.43    360     1-Sep-28      $324,430.66
4954423   SAN DIEGO                      CA   92128     LCO      7.500    6.500    $2,097.64    360     1-Jan-29      $299,553.33
4954431   GLOUCESTER                     MA   01930     SFD      7.250    6.500    $2,114.75    360     1-Jan-29      $309,514.88
4954435   MURPHYS                        CA   95247     SFD      7.000    6.500    $2,000.90    360     1-Feb-29      $300,503.47
4954439   SAN DIEGO                      CA   92131     SFD      7.125    6.500    $1,751.67    360     1-Jan-29      $259,577.97
4954460   LAKE FOREST                    CA   92630     SFD      7.500    6.500    $1,957.80    360     1-Jan-29      $279,583.10
4954463   CORONA                         CA   91720     SFD      7.250    6.500    $2,046.53    360     1-Jan-29      $299,530.53
4954470   LAS VEGAS                      NV   89120     SFD      7.250    6.500    $2,899.25    360     1-Jan-29      $424,334.92
4954474   AUBURN                         CA   95602     SFD      7.375    6.500      $794.28    360     1-Jan-29      $114,824.44
4954485   LAS VEGAS                      NV   89107     SFD      7.500    6.500    $1,590.71    360     1-Jan-29      $226,907.89
4954488   IRVINE                         CA   92620     SFD      7.250    6.500    $1,664.51    360     1-Jan-29      $243,618.17
4954489   RENO                           NV   89509     SFD      6.875    6.500    $1,642.32    360     1-Jan-29      $248,721.06
4954492   DANA POINT                     CA   92629     LCO      7.250    6.500    $1,599.70    360     1-Jan-29      $234,133.04
4954575   SARATOGA                       CA   95070     SFD      7.125    6.500    $2,358.02    360     1-Feb-29      $349,720.11
4954637   EDEN PRAIRIE                   MN   55347     SFD      7.500    6.500    $3,146.47    360     1-Feb-29      $449,666.03
4954675   MANHATTAN BEACH                CA   90266     SFD      6.750    6.483    $1,809.59    360     1-Jan-29      $278,518.21
4954714   LA JOLLA                       CA   92037     SFD      7.500    6.500    $2,447.26    360     1-Feb-29      $349,740.24
4954839   PACIFICA                       CA   94044     SFD      7.500    6.500    $1,922.84    360     1-Feb-29      $274,795.91
4954906   MAHWAH                         NJ   07430     SFD      7.500    6.500    $2,674.50    360     1-Feb-29      $382,216.13
4954907   YORBA LINDA                    CA   92886     SFD      7.000    6.500    $1,926.72    360     1-Feb-29      $289,362.61
4954915   FREMONT                        CA   94539     SFD      7.125    6.500    $2,492.76    360     1-Feb-29      $369,704.12
4954926   YORBA LINDA                    CA   92886     SFD      7.000    6.500    $1,778.35    360     1-Feb-29      $267,034.57
4954935   HOUSTON                        TX   77024     SFD      7.250    6.500    $2,619.56    360     1-Mar-29      $384,000.00
4954956   NORTHBROOK                     IL   60062     PUD      7.125    6.500    $1,785.36    360     1-Feb-29      $264,788.08
4955017   NEWPORT COAST AREA             CA   92657     SFD      7.125    6.500    $2,526.45    360     1-Feb-29      $374,700.11
4955020   LONGHILL                       NJ   07946     SFD      6.875    6.500    $1,642.32    360     1-Feb-29      $249,789.97
4955037   MURRIETA                       CA   92562     SFD      6.750    6.483    $1,751.21    360     1-Jan-29      $269,433.77
4955040   PLEASANTON                     CA   94566     SFD      7.125    6.500    $1,876.31    360     1-Jan-29      $278,053.24
4955045   CARLSBAD                       CA   92008     SFD      7.125    6.500      $983.63    360     1-Jan-29      $145,765.80
4955048   FORT COLLINS                   CO   80526     SFD      7.000    6.500      $758.44    360     1-Jan-29      $113,803.52
4955051   SAN RAMON                      CA   94583     SFD      7.000    6.500    $2,288.64    360     1-Jan-29      $343,434.41
4955056   TRABUCO CANYON                 CA   92679     SFD      7.000    6.500    $1,716.48    360     1-Jan-29      $257,575.81
4955070   SOUTH PASADENA                 CA   91030     SFD      7.250    6.500    $3,410.88    360     1-Jan-29      $499,217.55
4955094   KENNETT SQUARE                 PA   19348     SFD      7.250    6.500    $2,182.96    360     1-Jan-29      $318,756.58
4955095   WEST LINN                      OR   97068     SFD      6.875    6.500    $2,890.49    360     1-Feb-29      $439,630.34
4955098   SOUTH JORDAN                   UT   84065     SFD      6.875    6.500    $1,771.08    360     1-Jan-29      $269,145.71
4955103   VENTURA                        CA   93003     SFD      7.125    6.500    $1,206.97    360     1-Jan-29      $178,862.61
4955115   KAILUA                         HI   96734     SFD      7.125    6.500    $3,324.80    360     1-Jan-29      $492,708.36
4955132   BELLEVUE                       WA   98004     SFD      7.250    6.500    $2,217.08    360     1-Feb-29      $324,746.46
4955147   EDMONDS                        WA   98026     SFD      7.250    6.500    $2,319.40    360     1-Feb-29      $339,734.77
4955200   SAINT HELENA                   CA   94574     SFD      7.500    6.500    $3,719.83    360     1-Feb-29      $531,605.17
4955231   DANVILLE                       CA   94506     SFD      7.250    6.500    $2,131.81    360     1-Feb-29      $312,256.21
4955295   SAN JOSE                       CA   95135     SFD      7.250    6.500    $2,686.07    360     1-Feb-29      $393,442.84
4955304   SAN JOSE                       CA   95135     SFD      7.250    6.500    $2,247.78    360     1-Feb-29      $329,242.95
4955338   MIAMI                          FL   33183     SFD      7.000    6.500    $1,969.30    360     1-Mar-29      $296,000.00
4955339   HILLSBOROUGH                   CA   94010     SFD      7.250    6.500    $3,956.63    360     1-Feb-29      $579,547.54
4955383   WAYLAND                        MA   01778     SFD      7.125    6.500    $3,360.17    360     1-Jan-29      $497,949.95
4955386   SAN FRANCISCO                  CA   94116     SFD      7.125    6.500    $2,081.80    360     1-Mar-29      $309,000.00
4955390   CAMARILLO                      CA   93010     SFD      7.000    6.500    $1,870.83    360     1-Jan-29      $280,406.57
4955400   SAN FRANCISCO                  CA   94116     SFD      7.000    6.500    $2,075.74    360     1-Dec-28      $311,203.90
4955412   CERRITOS                       CA   90703     SFD      7.125    6.500    $1,637.14    360     1-Jan-29      $242,610.19
4955427   TARZANA                        CA   91356     SFD      7.000    6.500    $2,814.23    360     1-Jan-29      $422,304.52
4955434   TRABUCO CANYON                 CA   92679     SFD      7.125    6.500    $2,236.75    360     1-Jan-29      $331,467.42
4955442   VALENCIA                       CA   91355     SFD      6.875    6.500    $1,715.90    360     1-Jan-29      $260,759.86
4955447   WANDY                          UT   84093     SFD      7.000    6.500    $1,694.53    360     1-Jan-29      $254,281.22
4955461   WESTLAKE VILLAGE               CA   91361     SFD      6.875    6.500    $2,709.83    360     1-Jan-29      $410,507.35
4955476   LIVERMORE                      CA   94550     SFD      7.000    6.500    $2,208.80    360     1-Jan-29      $331,452.18
4955477   REDWOOD CITY                   CA   94065     SFD      7.375    6.500    $1,996.06    360     1-Feb-29      $288,780.09
4955485   OCEANSIDE                      CA   92054     SFD      7.250    6.500    $1,378.00    360     1-Jan-29      $201,683.88
4955492   ESCONDIDO                      CA   92029     SFD      7.375    6.500    $2,375.92    360     1-Jan-29      $343,426.58
4955501   ROWLAND HEIGHTS                CA   91748     SFD      7.375    6.500    $1,726.69    360     1-Jan-29      $249,618.37
4955507   SAN DIEGO                      CA   92120     SFD      7.375    6.500    $1,326.10    360     1-Jan-29      $191,706.90
4955645   SARATOGA                       CA   95070     SFD      7.250    6.500    $3,056.15    360     1-Feb-29      $447,650.52
4955656   REDWOOD CITY                   CA   94061     SFD      7.375    6.500    $1,685.25    360     1-Feb-29      $243,814.33
4955708   LOS ANGELES                    CA   91344     SFD      7.250    6.500    $2,080.64    360     1-Feb-29      $304,662.07
4955745   FREMONT                        CA   94536     SFD      7.000    6.500    $1,788.34    360     1-Feb-29      $268,579.66
4955751   SAN MATEO                      CA   94403     SFD      6.750    6.483    $1,945.80    360     1-Feb-29      $299,741.70
4955759   NEWPORT BEACH                  CA   92660     SFD      6.500    6.233    $2,844.31    360     1-Feb-29      $449,593.19
4955783   NEW MARKET TOWNSHIP            MN   55044     SFD      7.125    6.500    $3,368.59    360     1-Feb-29      $499,600.16
4955823   LOS ANGELES                    CA   91344     SFD      7.375    6.500    $2,762.71    360     1-Jan-29      $399,389.38
4955845   SAN DIEGO                      CA   92121     SFD      7.000    6.500    $2,038.49    360     1-Jan-29      $305,896.22
4955848   LAKE WORTH                     FL   33467     PUD      7.250    6.500    $2,292.12    360     1-Mar-29      $336,000.00
4955931   SANTA BARBARA                  CA   93110     SFD      6.875    6.500    $1,806.56    360     1-Feb-29      $274,768.96
4956049   PISCATAWAY                     NJ   08854     SFD      7.125    6.500    $1,891.81    360     1-Feb-29      $280,575.44
4956088   REDWOOD CITY                   CA   94062     SFD      7.250    6.500    $1,918.28    360     1-Feb-29      $280,980.64
4956120   CORTE MADERA                   CA   94925     SFD      7.375    6.500    $1,954.62    360     1-Feb-29      $282,784.65
4956135   PALO ALTO                      CA   94301     SFD      7.250    6.500    $2,458.57    360     1-Feb-29      $360,118.85
4956139   MAMARONECK                     NY   10543     SFD      7.250    6.500    $3,929.34    360     1-Mar-29      $576,000.00
4956192   CUPERTINO                      CA   95014     SFD      7.250    6.500    $2,039.71    360     1-Feb-29      $298,766.75
4956238   MCHENRY                        IL   60050     SFD      7.250    6.500    $2,128.39    360     1-Jan-29      $311,511.75
4956265   LAGUNA BEACH                   CA   92651     SFD      6.875    6.500    $1,891.96    360     1-Feb-29      $287,758.04
4956270   WESTON                         MA   02193     SFD      7.500    6.500    $2,587.10    360     1-Mar-29      $370,000.00
4956349   ALDEN                          WI   54001     SFD      6.875    6.500    $4,204.35    360     1-Feb-29      $639,462.32
4956403   CASTLE ROCK                    CO   80104     SFD      7.125    6.500    $4,090.37    360     1-Jan-29      $606,159.08
4956424   LAKE OSWEGO                    OR   97034     SFD      7.250    6.500    $1,944.20    360     1-Feb-29      $284,777.68
4956438   SARATOGA                       CA   95070     SFD      7.125    6.500    $2,358.02    360     1-Feb-29      $349,720.11
4956450   SWAMPSCOTT                     MA   01907     SFD      7.250    6.500    $3,383.60    360     1-Mar-29      $496,000.00
4956463   SAN DIEGO                      CA   92131     SFD      7.375    6.500    $2,693.64    360     1-Feb-29      $389,703.23
4956503   MENLO PARK                     CA   94025     SFD      7.250    6.500    $4,434.15    360     1-Feb-29      $649,492.93
4956528   ST GEORGE                      UT   84790     SFD      7.125    6.500    $1,812.30    360     1-Feb-29      $267,970.89
4956598   FORT LAUDERDALE                FL   33325     SFD      7.250    6.500    $2,244.81    360     1-Feb-29      $328,808.29
4956614   MORGAN HILL                    CA   95037     SFD      6.750    6.483    $2,153.35    360     1-Feb-29      $331,714.15
4956615   CORTE MADERA                   CA   94925     PUD      7.125    6.500    $2,472.55    360     1-Feb-29      $366,706.51
4956616   WILTON                         CT   06897     SFD      7.125    6.500    $2,048.11    360     1-Feb-29      $303,756.89
4956717   LOS ANGELES                    CA   90049     SFD      7.000    6.500    $3,965.21    360     1-Feb-29      $595,511.46
4956724   SAN FRANCISCO                  CA   94114     SFD      6.750    6.483    $3,544.59    360     1-Feb-29      $545,874.06
4956747   LAFAYETTE                      CA   94549     SFD      6.875    6.500    $2,128.45    360     1-Feb-29      $323,727.80
4956764   THOUSAND OAKS                  CA   91362     LCO      7.125    6.500    $1,886.42    360     1-Jan-29      $279,550.83
4956767   PALO ALTO                      CA   94306     SFD      7.125    6.500    $3,233.85    360     1-Feb-29      $479,616.15
4956776   IRVINE                         CA   92604     SFD      7.125    6.500    $2,554.75    360     1-Feb-29      $378,896.75
4956847   BEVERLY HILLS                  CA   90211     SFD      7.500    6.500    $3,426.16    360     1-Feb-29      $489,636.34
4956852   SAN JOSE                       CA   95129     SFD      7.250    6.500    $1,964.67    360     1-Feb-29      $287,775.33
4956888   IRVINE                         CA   92620     SFD      6.625    6.358    $2,001.62    360     1-Feb-29      $312,109.01
4956927   CUPERTINO                      CA   95014     SFD      7.250    6.500    $2,489.95    360     1-Feb-29      $364,715.26
4956950   MENLO PARK                     CA   94025     SFD      7.250    6.500    $3,821.56    360     1-Feb-29      $559,762.98
4956952   CUPERTINO                      CA   95014     SFD      7.250    6.500    $3,642.83    360     1-Feb-29      $533,583.42
4957036   BELLEVUE                       WA   98005     SFD      7.125    6.500    $2,425.39    360     1-Feb-29      $359,712.11
4957047   LOS ALTOS                      CA   94024     SFD      7.250    6.500    $3,479.10    360     1-Feb-29      $509,602.15
4957051   VACAVILLE                      CA   95688     SFD      7.625    6.500    $6,957.62    360     1-Feb-29      $982,288.53
4957052   LOS ALTOS                      CA   94022     SFD      7.250    6.500    $4,079.42    360     1-Feb-29      $597,533.50
4957054   SANTA BARBARA                  CA   93108     LCO      7.375    6.500    $3,025.16    360     1-Feb-29      $437,666.71
4957062   LOS ALTOS                      CA   94024     SFD      7.250    6.500    $4,093.06    360     1-Feb-29      $599,531.94
4957075   MOUNTAIN VIEW                  CA   94040     SFD      7.000    6.500    $2,189.52    360     1-Feb-29      $328,830.23
4957086   REDMOND                        WA   98052     SFD      7.125    6.500    $1,978.21    360     1-Feb-29      $293,390.19
4957135   FREMONT                        CA   94539     SFD      7.750    6.500    $4,405.94    360     1-Feb-29      $614,565.93
4957146   MOUNTAIN VIEW                  CA   94041     SFD      7.250    6.500    $1,882.81    360     1-Feb-29      $275,784.69
4957200   SUNNYVALE                      CA   94086     SFD      7.250    6.500    $2,292.12    360     1-Feb-29      $335,737.88
4957207   MORGAN HILL                    CA   95037     SFD      7.000    6.500    $2,102.36    360     1-Feb-29      $315,740.97
4957225   BELMONT                        CA   94010     SFD      7.250    6.500    $2,706.88    360     1-Feb-29      $396,490.45
4957227   ATHERTON                       CA   94027     SFD      7.125    6.500    $2,614.03    360     1-Feb-29      $387,689.72
4957228   CUPERTINO                      CA   95014     SFD      7.125    6.500    $2,223.28    360     1-Feb-29      $329,736.10
4957276   MOUNTAIN VIEW                  CA   94041     SFD      7.250    6.500    $2,645.48    360     1-Mar-29      $387,800.00
4957277   SAN FRANCISCO                  CA   94116     SFD      7.375    6.500    $1,823.39    360     1-Feb-29      $263,799.11
4957295   FOSTER CITY                    CA   94404     SFD      7.250    6.500    $1,880.76    360     1-Feb-29      $275,484.93
4957305   SAN JOSE                       CA   95129     SFD      7.125    6.500    $2,324.33    360     1-Feb-29      $344,724.11
4957339   SCOTTSDALE                     AZ   85259     SFD      7.875    6.500    $2,066.45    360     1-Feb-29      $284,803.86
4957348   ORINDA                         CA   94563     SFD      7.000    6.500    $2,328.56    360     1-Feb-29      $349,441.67
4957364   SCOTTSDALE                     AZ   85262     PUD      6.750    6.483    $2,270.10    360     1-Mar-29      $350,000.00
4957459   RANCHO PALOS VERDES            CA   90275     SFD      6.750    6.483    $2,801.95    360     1-Feb-29      $431,628.05
4957540   CERRITOS                       CA   90703     SFD      7.375    6.500    $1,036.02    360     1-Feb-29      $149,885.85
4957563   SOQUEL                         CA   95073     SFD      7.250    6.500    $1,772.30    360     1-Feb-29      $259,597.33
4957567   HIGHLAND PARK                  TX   75205     SFD      6.625    6.358    $3,105.51    360     1-Feb-29      $484,572.09
4957576   FULLERTON                      CA   92633     SFD      7.500    6.500    $2,080.87    360     1-Feb-29      $297,379.13
4957612   RANCHO PALOS VERDES            CA   90275     SFD      7.000    6.500    $1,936.04    360     1-Feb-29      $290,761.46
4957651   PALO ALTO                      CA   94306     SFD      7.375    6.500    $1,816.48    360     1-Feb-29      $262,799.87
4957659   MCALLEN                        TX   78501     SFD      6.875    6.500    $2,010.21    360     1-Feb-29      $305,742.92
4957736   MENLO PARK                     CA   94025     SFD      7.125    6.500    $2,587.08    360     1-Jan-29      $383,384.02
4957739   BIRMINGHAM                     AL   35223     SFD      6.875    6.500    $2,824.80    360     1-Feb-29      $429,638.74
4957755   FORT SMITH                     AR   72903     SFD      7.000    6.500    $2,262.03    360     1-Nov-28      $338,875.42
4957807   NORTH ATTLEBORO                MA   02760     SFD      7.125    6.500    $2,021.16    360     1-Mar-29      $300,000.00
4957837   FREMONT                        CA   94539     SFD      7.375    6.500    $2,451.90    360     1-Feb-29      $354,729.87
4957896   FALLS CHURCH                   VA   22041     SFD      7.375    6.500    $1,800.94    360     1-Mar-29      $260,750.00
4957923   FORT MILL                      SC   29715     SFD      7.125    6.500    $1,933.58    360     1-Feb-29      $286,770.48
4957953   SACRAMENTO                     CA   95864     SFD      7.125    6.500    $1,751.67    360     1-Feb-29      $259,792.08
4958013   DAVIDSONVILLE                  MD   21035     SFD      6.500    6.233    $1,896.21    360     1-Feb-29      $299,728.79
4958059   SAN JOSE                       CA   95124     SFD      7.375    6.500    $2,445.00    360     1-Feb-29      $353,730.62
4958087   RIDGEFIELD                     CT   06877     SFD      7.125    6.500    $3,170.43    240     1-Mar-19      $405,000.00
4958114   SAN MATEO                      CA   94403     SFD      7.375    6.500    $2,792.89    240     1-Feb-19      $349,358.15
4958117   FREMONT                        CA   94539     SFD      7.250    6.500    $2,367.16    360     1-Feb-29      $346,729.30
4958126   SAN JOSE                       CA   95112     SFD      7.125    6.500    $1,872.94    360     1-Feb-29      $277,777.69
4958129   MOUNTAIN VIEW                  CA   94043     SFD      7.375    6.500    $1,795.76    360     1-Feb-29      $259,802.16
4958176   BURLINGAME                     CA   94010     SFD      7.000    6.500    $3,905.33    360     1-Feb-29      $586,518.84
4958186   LA CANADA FLINTRIDGE           CA   91011     SFD      7.250    6.500    $5,108.14    360     1-Feb-29      $748,215.86
4958246   CARROLLTON                     TX   75007     SFD      6.750    6.483    $2,050.87    360     1-Feb-29      $315,927.76
4958275   ACTON                          MA   01720     SFD      7.250    6.500    $2,019.25    360     1-Mar-29      $296,000.00
4958277   SOUTH SAN FRANCISCO            CA   94080     SFD      7.000    6.500    $2,561.42    360     1-Feb-29      $384,684.41
4958308   SAN JOSE                       CA   95138     SFD      7.125    6.500    $2,795.94    360     1-Feb-29      $414,668.12
4958330   LOS ANGELES                    CA   90024     SFD      7.125    6.500    $6,602.45    360     1-Feb-29      $979,216.30
4958374   ALPHARETTA                     GA   30004     SFD      7.000    6.500    $2,554.76    360     1-Feb-29      $383,685.24
4958428   SAN JOSE                       CA   95129     SFD      7.250    6.500    $2,803.75    360     1-Feb-29      $410,679.38
4958431   LOS ALTOS                      CA   94024     SFD      7.000    6.500    $4,324.47    360     1-Feb-29      $649,467.20
4958441   LARCHMONT                      NY   10538     SFD      7.250    6.500    $2,379.44    360     1-Mar-29      $348,800.00
4958471   SAN JOSE                       CA   95129     SFD      7.375    6.500    $2,189.45    360     1-Feb-29      $316,758.78
4958474   MOUNTAIN VIEW                  CA   94043     PUD      7.125    6.500    $1,994.89    360     1-Feb-29      $295,863.20
4958488   MENLO PARK                     CA   94025     SFD      7.250    6.500    $2,067.00    360     1-Mar-29      $303,000.00
4958503   LOS ANGELES                    CA   90036     SFD      7.125    6.500    $1,741.90    360     1-Feb-29      $258,343.24
4958515   LOS ANGELES                    CA   90068     SFD      7.375    6.500    $1,951.16    360     1-Feb-29      $282,285.04
4958517   SAN FRANCISCO                  CA   94107     SFD      7.000    6.500    $1,749.75    360     1-Feb-29      $262,784.42
4958544   GLENDALE                       CA   91208     SFD      7.375    6.500    $2,089.99    360     1-Feb-29      $302,369.74
4958548   NEW ROCHELLE                   NY   10804     SFD      6.875    6.500    $2,627.72    360     1-Mar-29      $400,000.00
4958555   SAN BRUNO                      CA   94066     SFD      7.000    6.500    $2,267.35    360     1-Feb-29      $340,520.65
4958564   BURBANK                        CA   91505     SFD      7.375    6.500    $1,795.76    360     1-Jan-29      $259,603.10
4958578   COTO DE CAZA                   CA   92679     PUD      7.125    6.500    $1,689.69    360     1-Jan-29      $250,397.68
4958607   LONG BEACH                     CA   90803     SFD      7.250    6.500    $2,609.33    360     1-Jan-29      $381,901.41
4958626   TEMECULA                       CA   92592     SFD      7.000    6.500    $2,315.25    360     1-Jan-29      $347,427.84
4958627   LOS GATOS                      CA   95030     SFD      7.375    6.500    $2,458.81    360     1-Feb-29      $355,729.11
4958642   SIMI VALLEY                    CA   93065     SFD      7.250    6.500    $1,764.80    360     1-Feb-29      $258,498.18
4958643   SANTA ROSA                     CA   95409     SFD      7.375    6.500    $1,657.62    360     1-Jan-29      $239,633.64
4958644   SUNNYVALE                      CA   94086     SFD      7.250    6.500    $2,353.51    360     1-Feb-29      $344,730.87
4958671   PORT TOWNSEND                  WA   98368     SFD      6.750    6.483    $2,613.85    360     1-Feb-29      $402,653.03
4958675   POWAY                          CA   92064     SFD      7.250    6.500    $2,128.39    360     1-Jan-29      $311,439.71
4958678   WOODLAND HILLS                 CA   91364     SFD      7.250    6.500    $2,674.14    360     1-Feb-29      $391,694.19
4958684   SARATOGA                       CA   95070     SFD      7.125    6.500    $2,560.14    360     1-Feb-29      $379,696.11
4958687   POWAY                          CA   92064     SFD      7.250    6.500    $2,512.11    360     1-Jan-29      $367,673.73
4958688   BURLINGAME                     CA   94010     SFD      7.000    6.500    $2,661.21    360     1-Feb-29      $399,672.12
4958704   SAN JOSE                       CA   95135     SFD      6.875    6.500    $1,806.55    360     1-Jan-29      $274,536.62
4958715   TRACY                          CA   95376     SFD      7.375    6.500    $2,248.15    360     1-Jan-29      $325,003.12
4958727   EL CAJON                       CA   92019     SFD      6.875    6.500    $1,776.99    360     1-Jan-29      $270,044.20
4958754   SUNNYVALE                      CA   94087     SFD      7.125    6.500    $2,155.90    360     1-Feb-29      $319,744.10
4958796   RYE BROOK                      NY   10573     SFD      7.500    6.500    $1,730.56    360     1-Feb-29      $247,316.32
4958814   ISLAMORA                       FL   33036     SFD      7.000    6.500    $2,528.15    360     1-Jan-29      $379,375.22
4958835   MOUNTAIN VIEW                  CA   94041     SFD      7.375    6.500    $2,047.17    360     1-Feb-29      $296,174.45
4958876   LOS GATOS                      CA   95032     SFD      7.125    6.500    $4,379.18    360     1-Feb-29      $649,480.20
4958877   CORAL GABLES                   FL   33146     SFD      6.875    6.500    $1,997.07    360     1-Feb-29      $303,744.60
4958921   GILROY                         CA   95020     SFD      7.875    6.500    $2,381.50    360     1-Feb-29      $328,223.95
4958937   JEFFERSON CITY                 MO   65109     SFD      7.500    6.500      $874.02    360     1-Jan-29      $124,813.88
4958945   LIBERTYVILLE                   IL   60048     SFD      7.250    6.500      $852.72    360     1-Jan-29      $124,804.39
4958949   COLORADO SPRINGS               CO   80917     SFD      7.250    6.500      $579.85    360     1-Jan-29      $84,482.84
4958952   SANTA CRUZ                     CA   95062     SFD      6.875    6.500    $2,338.67    360     1-Jan-29      $355,400.11
4958986   HALF MOON BAY                  CA   94019     SFD      7.125    6.500    $2,715.09    360     1-Feb-29      $402,177.72
4959354   YORBA LINDA                    CA   92886     SFD      7.500    6.500    $2,202.53    360     1-Feb-29      $314,766.22
4959401   THOUSAND OAKS                  CA   91360     SFD      7.250    6.500    $2,177.51    360     1-Jan-29      $318,700.48
4959430   THOUSAND OAKS                  CA   91362     SFD      7.000    6.500    $1,995.91    360     1-Jan-29      $299,506.75
4959459   MORGANVILLE                    NJ   07751     SFD      7.375    6.500    $2,084.12    360     1-Feb-29      $301,520.39
4959491   STOCKTON                       CA   95219     SFD      6.750    6.483    $2,445.21    360     1-Jan-29      $376,349.00
4959502   REDWOOD CITY                   CA   94061     SFD      6.500    6.233    $2,212.24    360     1-Feb-29      $349,683.59
4959526   ORANGE                         CA   92867     SFD      6.875    6.500    $1,955.03    360     1-Feb-29      $297,349.97
4959699   SUNNYVALE                      CA   94087     SFD      7.375    6.500    $1,864.83    360     1-Feb-29      $269,794.54
4959717   WOODLAND HILLS                 CA   91364     SFD      7.000    6.500    $2,328.56    360     1-Feb-29      $349,713.11
4959809   LOS ANGELES                    CA   90272     LCO      7.500    6.500    $1,845.93    360     1-Jan-29      $263,606.92
4959971   LIVERMORE                      CA   94550     SFD      7.750    6.500    $2,113.42    360     1-Jan-29      $294,582.23
4959978   ATLANTA                        GA   30327     SFD      6.875    6.500    $2,294.66    360     1-Feb-29      $349,006.54
4960099   EDEN PRAIRIE                   MN   55347     SFD      7.250    6.500    $1,698.62    360     1-Feb-29      $248,805.76
4960127   MOUNTAIN VIEW                  CA   94040     SFD      7.125    6.500    $3,146.27    360     1-Feb-29      $466,626.54
4960345   MOUNTAIN VIEW                  CA   94040     SFD      7.250    6.500    $3,656.47    360     1-Feb-29      $535,581.86
4960367   LOS ALTOS                      CA   94024     SFD      7.250    6.500    $4,093.06    360     1-Feb-29      $599,531.94
4960525   LAUREL                         MD   20723     SFD      7.250    6.500    $1,777.07    360     1-Mar-29      $260,500.00
4960666   CUPERTINO                      CA   95014     SFD      7.250    6.500    $1,848.70    360     1-Feb-29      $270,788.59
4960805   LIVERMORE                      CA   94550     SFD      6.875    6.500    $1,806.56    360     1-Mar-29      $275,000.00
4960813   SAN JOSE                       CA   95129     SFD      6.875    6.500    $1,655.47    360     1-Feb-29      $251,788.28
4960890   SAN DIEGO                      CA   92106     SFD      7.750    6.500    $2,516.04    360     1-Mar-29      $351,200.00
4960962   BLOOMINGTON                    IL   60440     SFD      7.000    6.500    $1,962.65    360     1-Feb-29      $294,758.18
4960965   PACIFICA                       CA   94044     SFD      7.250    6.500    $1,746.37    360     1-Jan-29      $255,599.39
4961012   CUPERTINO                      CA   95014     SFD      7.500    6.500    $2,377.33    360     1-Feb-29      $339,747.67
4961134   SUNNYVALE                      CA   94087     SFD      7.125    6.500    $2,007.69    360     1-Feb-29      $297,761.69
4961210   PLEASANTON                     CA   94566     SFD      7.125    6.500    $1,945.03    360     1-Feb-29      $288,469.13
4961237   SAN MATEO                      CA   94403     SFD      7.125    6.500    $1,886.42    360     1-Feb-29      $279,776.08
4961279   AUSTIN                         TX   78730     SFD      7.250    6.500    $1,837.79    360     1-Feb-29      $269,189.84
4961317   SAN CLEMENTE                   CA   92672     SFD      6.625    6.358    $1,654.57    360     1-Jan-29      $257,897.34
4961324   LONG BEACH                     CA   90814     SFD      7.250    6.500    $2,646.85    360     1-Jan-29      $387,392.81
4961339   PACIFIC PALISADES              CA   90272     SFD      7.250    6.500    $6,617.11    360     1-Feb-29      $969,243.31
4961357   SUNNYVALE                      CA   94087     SFD      7.750    6.500    $1,970.14    360     1-Feb-29      $274,805.90
4961368   CENTERPORT                     NY   11721     SFD      6.750    6.483    $3,080.85    360     1-Mar-29      $475,000.00
4961384   ELBURN                         IL   60119     SFD      7.250    6.500    $1,910.10    360     1-Jan-29      $279,561.81
4961417   RAMONA                         CA   92065     PUD      7.125    6.500    $2,206.43    360     1-Mar-29      $327,500.00
4961429   PASADENA                       CA   91105     SFD      6.875    6.500    $2,096.92    360     1-Mar-29      $319,200.00
4961440   BREA                           CA   92821     SFD      6.750    6.483    $1,790.14    360     1-Feb-29      $275,762.36
4961446   MORAGA                         CA   94556     SFD      7.125    6.500    $2,182.85    360     1-Feb-29      $323,740.90
4961478   SAN JOSE                       CA   95129     SFD      7.375    6.500    $2,072.03    360     1-Feb-29      $299,771.72
4961485   WHEATON                        IL   60187     SFD      7.125    6.500    $2,004.32    360     1-Feb-29      $297,262.09
4961512   SAN JOSE                       CA   95129     SFD      7.125    6.500    $2,277.17    360     1-Feb-29      $337,729.71
4961536   FLUSHING                       NY   11365     SFD      7.250    6.500    $1,750.99    360     1-Mar-29      $256,676.00
4961549   DALLAS                         TX   75220     SFD      7.250    6.500    $2,865.14    360     1-Feb-29      $419,672.36
4961604   SAN JOSE                       CA   95120     SFD      7.250    6.500    $1,693.85    360     1-Feb-29      $248,106.30
4961670   PALO ALTO                      CA   94306     SFD      7.375    6.500    $1,761.23    360     1-Mar-29      $255,000.00
4961685   MISSION VIEJO                  CA   92692     SFD      7.250    6.500    $2,155.68    360     1-Feb-29      $315,753.49
4961855   EDMOND                         OK   73034     SFD      7.250    6.500    $3,547.32    360     1-Mar-29      $518,190.01
4961922   BRECKINGRIDGE                  CO   80424     SFD      7.375    6.500    $3,204.73    360     1-Feb-29      $463,646.94
4961951   COPPELL                        TX   75019     SFD      6.875    6.500    $1,885.39    360     1-Feb-29      $286,758.88
4961979   LOS ANGELES                    CA   90027     SFD      7.000    6.500    $3,226.72    360     1-Jan-29      $484,202.57
4962021   HOUSTON                        TX   77027     SFD      6.625    6.358    $2,786.64    360     1-Mar-29      $435,200.00
4962046   MALIBU                         CA   90265     SFD      7.000    6.500    $5,608.51    360     1-Feb-29      $841,841.41
4962076   MILL VALLEY                    CA   94941     SFD      7.250    6.500    $1,787.31    360     1-Feb-29      $261,795.61
4962112   OAKLAND                        CA   94618     SFD      7.250    6.500    $2,142.04    360     1-Feb-29      $313,755.04
4962161   ALAMEDA                        CA   94501     SFD      7.000    6.500    $1,969.30    360     1-Feb-29      $295,757.37
4962369   MANHATTAN BEACH                CA   90266     SFD      7.500    6.500    $2,167.57    360     1-Feb-29      $309,769.93
4962467   MILPITAS                       CA   95035     SFD      7.500    6.500    $2,884.26    360     1-Feb-29      $412,193.87
4962498   SARATOGA                       CA   95070     SFD      7.125    6.500    $3,981.68    360     1-Feb-29      $590,527.38
4962499   PLACENTIA                      CA   92670     SFD      6.750    6.483    $1,666.90    360     1-Feb-29      $256,778.73
4962511   SAN FRANCISCO                  CA   94108     HCO      7.250    6.500    $2,728.71    360     1-Feb-29      $399,687.96
4962517   SAN JOSE                       CA   95136     SFD      7.500    6.500    $1,957.81    360     1-Mar-29      $280,000.00
4962522   FREMONT                        CA   94539     SFD      7.000    6.500    $4,138.19    360     1-Feb-29      $621,490.14
4962727   SANTA MONICA                   CA   90402     SFD      7.250    6.500    $3,719.23    360     1-Feb-29      $544,774.69
4962736   LOS ANGELES                    CA   90036     SFD      7.250    6.500    $1,981.39    360     1-Feb-29      $290,223.41
4962745   NORWALK                        CT   06850     SFD      7.125    6.500    $2,349.60    360     1-Feb-29      $348,471.10
4962751   SAN JOSE                       CA   95138     SFD      7.125    6.500    $2,560.14    360     1-Feb-29      $379,696.11
4962756   UNIVERSITY PARK                TX   75205     SFD      6.625    6.358    $2,618.88    360     1-Mar-29      $409,000.00
4962790   DALLAS                         TX   75219     SFD      6.625    6.358    $4,594.24    360     1-Feb-29      $716,866.96
4962794   PALO ALTO                      CA   94303     SFD      7.000    6.500    $2,508.20    360     1-Feb-29      $376,690.97
4962804   BONITA SPRINGS                 FL   34134     PUD      6.875    6.500    $4,105.81    360     1-Mar-29      $625,000.00
4962845   CUPERTINO                      CA   95014     SFD      7.125    6.500    $1,972.65    360     1-Feb-29      $292,565.85
4962969   SAN JOSE                       CA   95129     SFD      7.375    6.500    $2,223.98    360     1-Feb-29      $321,754.98
4962976   CUPERTINO                      CA   95014     PUD      7.000    6.500    $2,195.50    360     1-Feb-29      $329,729.50
4963067   WESTON                         FL   33326     SFD      7.250    6.500    $2,062.91    360     1-Mar-29      $302,400.00
4963073   SANTA CLARA                    CA   95050     SFD      7.375    6.500    $2,009.87    360     1-Feb-29      $290,778.57
4963185   SAN JOSE                       CA   95129     SFD      7.000    6.500    $2,368.48    360     1-Feb-29      $355,708.19
4963248   LOS ANGELES                    CA   90272     SFD      7.500    6.500    $2,097.65    360     1-Feb-29      $299,777.35
4963292   SUNNYVALE                      CA   94086     LCO      7.375    6.500    $1,870.01    360     1-Feb-29      $270,543.97
4963352   CUPERTINO                      CA   95014     SFD      7.500    6.500    $2,587.10    360     1-Feb-29      $369,725.40
4963357   FREMONT                        CA   94539     SFD      7.000    6.500    $2,661.21    360     1-Feb-29      $399,672.12
4963372   SARATOGA                       CA   95070     SFD      7.250    6.500    $6,139.59    360     1-Feb-29      $899,297.91
4963579   LAFAYETTE HILL                 PA   19444     SFD      6.875    6.500    $2,299.26    360     1-Jan-29      $349,410.21
4963584   CUPERTINO                      CA   95014     SFD      7.500    6.500    $2,901.75    360     1-Feb-29      $414,692.00
4963587   NEWTOWN                        PA   18940     SFD      7.500    6.500    $2,440.96    360     1-Jan-29      $348,580.21
4963604   SEATTLE                        WA   98126     SFD      7.375    6.500    $2,728.17    360     1-Feb-29      $394,699.43
4963619   BELLEVUE                       WA   98006     LCO      6.750    6.483    $1,604.96    360     1-Feb-29      $247,236.95
4963660   TEQUESTA                       FL   33469     SFD      6.875    6.500    $2,594.87    360     1-Mar-29      $395,000.00
4963727   MORAGA                         CA   94556     SFD      7.250    6.500    $2,660.49    360     1-Feb-29      $389,695.76
4963839   SUNNYVALE                      CA   94087     SFD      7.250    6.500    $2,943.60    360     1-Feb-29      $431,163.38
4963875   SANTA CLARA                    CA   95050     SFD      7.625    6.500    $1,822.22    360     1-Feb-29      $257,263.66
4963886   SAN JOSE                       CA   95135     SFD      7.250    6.500    $2,455.84    360     1-Mar-29      $360,000.00
4963904   PALO ALTO                      CA   94301     SFD      7.125    6.500    $3,334.91    360     1-Mar-29      $495,000.00
4963911   AUSTIN                         TX   78746     SFD      6.875    6.500    $3,120.09    360     1-Mar-29      $474,950.00
4963916   REDWOOD CITY                   CA   94063     SFD      7.000    6.500    $2,348.52    360     1-Mar-29      $353,000.00
4963962   CAMARILLO                      CA   93012     SFD      7.375    6.500    $3,363.59    360     1-Mar-29      $487,000.00
4964018   SHERMAN OAKS AREA              CA   91423     SFD      7.250    6.500    $2,605.91    360     1-Nov-28      $380,797.18
4964034   SAN DIEGO                      CA   92128     SFD      7.375    6.500    $1,961.52    360     1-Dec-28      $283,347.70
4964035   GILROY                         CA   95020     SFD      7.125    6.500    $1,886.42    360     1-Dec-28      $279,324.25
4964056   SAN RAMON                      CA   94583     SFD      7.250    6.500    $2,510.41    360     1-Dec-28      $367,133.55
4964073   SAN DIEGO                      CA   92127     SFD      7.000    6.500    $2,168.89    360     1-Nov-28      $324,921.71
4964075   REDONDO BEACH                  CA   90278     SFD      7.375    6.500    $1,692.15    360     1-Nov-28      $243,216.03
4964083   SAN FRANCISCO                  CA   94121     SFD      7.625    6.500    $1,801.34    360     1-Jan-29      $254,130.42
4964086   CUPERTINO                      CA   95014     SFD      7.000    6.500    $2,514.85    360     1-Feb-29      $377,690.15
4964101   SAN JOSE                       CA   95148     SFD      7.125    6.500    $1,704.51    360     1-Feb-29      $252,797.68
4964104   REDONDO BEACH                  CA   90277     SFD      7.375    6.500    $1,940.80    360     1-Nov-28      $280,136.80
4964135   LONG BEACH                     CA   90808     SFD      7.250    6.500    $1,760.02    360     1-Feb-29      $257,798.73
4964153   MENLO PARK                     CA   94025     SFD      6.750    6.483    $3,113.28    360     1-Mar-29      $480,000.00
4964156   SAN JOSE                       CA   95138     SFD      7.250    6.500    $2,353.51    360     1-Mar-29      $345,000.00
4964181   MANHATTAN BEACH                CA   90266     SFD      7.250    6.500    $1,978.32    360     1-Feb-29      $289,773.76
4964200   SANTA CLARA                    CA   95051     SFD      7.125    6.500    $2,088.53    360     1-Feb-29      $309,752.10
4964209   PLEASANTON                     CA   94566     SFD      7.250    6.500    $1,823.46    360     1-Feb-29      $267,091.48
4964216   OVERLAND PARK                  KS   66221     SFD      7.000    6.500    $2,262.03    360     1-Nov-28      $338,118.10
4964221   SUNNYVALE                      CA   94087     SFD      6.750    6.483    $1,848.51    360     1-Dec-28      $284,259.71
4964224   NEWPORT BEACH                  CA   92660     SFD      7.250    6.500    $2,783.28    360     1-Nov-28      $406,638.08
4964230   ARVADA                         CO   80007     SFD      6.875    6.500    $2,092.32    360     1-Dec-28      $317,692.65
4964231   LITTLETON                      CO   80121     SFD      6.875    6.500    $2,299.26    360     1-Nov-28      $348,813.65
4964245   WALNUT CREEK                   CA   94596     SFD      7.125    6.500    $1,852.73    360     1-Nov-28      $274,112.47
4964246   BERKELEY                       CA   94708     SFD      6.750    6.483    $1,816.08    360     1-Dec-28      $278,969.30
4964253   FULLERTON                      CA   92835     SFD      7.375    6.500    $1,933.89    360     1-Nov-28      $277,384.31
4964259   OAKLAND                        CA   94610     SFD      7.250    6.500    $2,387.62    360     1-Dec-28      $349,175.93
4964283   TUSTIN                         CA   92782     SFD      7.250    6.500    $2,387.62    360     1-Nov-28      $348,897.92
4964299   HAYMARKET                      VA   22069     SFD      7.125    6.500    $2,614.03    360     1-Dec-28      $387,052.86
4964305   WALNUT CREEK                   CA   94598     SFD      7.750    6.500    $1,740.89    360     1-Dec-28      $242,482.13
4964339   PALO ALTO                      CA   94303     SFD      7.000    6.500    $2,967.25    360     1-Feb-29      $445,634.42
4964364   DEL MAR                        CA   92014     SFD      7.250    6.500    $3,196.00    360     1-Feb-29      $468,134.52
4964388   WALNUT                         CA   91789     SFD      7.375    6.500    $2,223.98    360     1-Feb-29      $321,754.98
4964434   CARLSBAD                       CA   92008     SFD      7.375    6.500    $2,417.36    360     1-Oct-28      $348,651.94
4964443   RANCHO PALOS VERDES            CA   90275     SFD      6.875    6.500    $2,627.72    360     1-Nov-28      $398,644.20
4964451   OLYMPIA FIELDS                 IL   60461     SFD      7.125    6.500    $1,920.10    360     1-Nov-28      $284,080.20
4964468   BIRMINGHAM                     AL   35242     SFD      6.625    6.358    $2,817.37    360     1-Nov-28      $438,434.28
4964471   BELMONT                        CA   94002     SFD      7.125    6.500    $2,533.19    360     1-Dec-28      $375,092.57
4964477   HUNTINGTON BEACH               CA   92646     SFD      7.000    6.500    $1,796.32    360     1-Oct-28      $268,880.42
4964484   BERKELEY                       CA   94707     SFD      6.750    6.483    $2,137.78    360     1-Dec-28      $328,743.87
4964491   SAN JOSE                       CA   95148     SFD      7.000    6.500    $2,010.88    360     1-Nov-28      $301,250.27
4964493   MOUNTAIN VIEW                  CA   94041     SFD      7.375    6.500    $2,210.17    360     1-Feb-29      $319,756.50
4964503   BELLAIRE                       TX   77401     SFD      7.000    6.500    $2,034.83    360     1-Dec-28      $304,992.32
4964529   SAN JOSE                       CA   95132     SFD      7.000    6.500    $2,215.46    360     1-Nov-28      $331,898.58
4964539   BONITA                         CA   91902     SFD      7.250    6.500    $1,937.38    360     1-Nov-28      $283,105.75
4964561   SAN JOSE                       CA   95128     SFD      8.000    6.500    $1,907.79    360     1-Dec-28      $259,473.14
4964634   RICHMOND                       VA   23233     SFD      7.375    6.500    $2,072.03    360     1-Dec-28      $299,310.95
4964656   REDONDO BEACH                  CA   90277     SFD      7.250    6.500    $1,875.98    360     1-Nov-28      $274,134.11
4964698   TRABUCO CANYON                 CA   92679     SFD      7.250    6.500    $2,414.90    360     1-Nov-28      $352,398.19
4964702   INDIAN HEAD                    MD   20640     SFD      6.500    6.233    $2,271.03    360     1-Nov-28      $357,990.12
4964718   SUNNYVALE                      CA   94087     SFD      7.250    6.500    $1,828.24    360     1-Dec-28      $267,368.99
4964723   SAN JOSE                       CA   95120     SFD      6.625    6.358    $2,021.14    360     1-Feb-29      $315,371.51
4964724   ANAHEIM                        CA   92807     PUD      7.625    6.500    $1,552.55    360     1-Feb-29      $219,191.24
4964738   SOLANA BEACH                   CA   92075     SFD      7.375    6.500    $3,902.31    360     1-Nov-28      $563,264.43
4964741   LA HONDA                       CA   94062     SFD      7.125    6.500    $2,223.28    360     1-Mar-29      $330,000.00
4964777   WALNUT CREEK                   CA   94598     SFD      7.500    6.500    $2,139.60    360     1-Mar-29      $306,000.00
4964779   SOLANA BEACH                   CA   92075     SFD      7.500    6.500    $1,894.87    360     1-Oct-28      $269,981.75
4964808   PLANO                          TX   75025     SFD      7.000    6.500    $1,937.37    360     1-Dec-28      $290,479.71
4964829   WOODLAND HILLS                 CA   91367     SFD      6.750    6.483    $2,393.33    360     1-Jan-29      $368,362.81
4964846   SARATOGA                       CA   95070     SFD      7.250    6.500    $1,944.21    360     1-Feb-29      $284,777.67
4964865   DANVILLE                       CA   94506     SFD      7.250    6.500    $2,159.09    360     1-Feb-29      $316,253.10
4964887   REDWOOD CITY                   CA   94062     SFD      7.375    6.500    $2,666.01    360     1-Mar-29      $386,000.00
4964890   COVINGTON                      LA   70433     SFD      7.375    6.500    $3,453.38    360     1-Feb-29      $499,619.54
4964941   SAUSALITO                      CA   94965     LCO      6.875    6.500    $2,580.42    360     1-Mar-29      $392,800.00
4964948   CASTRO VALLEY                  CA   94546     SFD      7.375    6.500    $1,947.71    360     1-Feb-29      $281,785.41
4964955   NEWPORT BEACH                  CA   92660     SFD      7.000    6.500    $3,432.96    360     1-Dec-28      $514,723.71
4964979   SANTA CLARA                    CA   95051     SFD      7.000    6.500    $2,015.87    360     1-Jan-29      $302,501.81
4964994   PLEASANTON                     CA   94566     SFD      7.250    6.500    $2,155.68    360     1-Dec-28      $315,255.99
4964996   TEMECULA                       CA   92590     SFD      7.125    6.500    $2,122.21    360     1-Jan-29      $314,494.72
4965005   HUNTINGTON BEACH               CA   92648     SFD      7.500    6.500    $2,684.98    360     1-Nov-28      $382,849.35
4965070   CASTRO VALLEY                  CA   94546     SFD      7.375    6.500    $1,768.13    360     1-Feb-29      $255,805.20
4965090   SAN DIMAS                      CA   91773     SFD      7.250    6.500    $4,979.89    360     1-Jan-29      $728,857.61
4965093   SAN JOSE                       CA   95117     SFD      7.250    6.500    $2,169.33    360     1-Dec-28      $317,251.26
4965149   BALTIMORE                      MD   21210     SFD      7.750    6.500    $2,593.42    360     1-Jan-29      $361,487.35
4965199   MORGAN HILL                    CA   95037     SFD      7.000    6.500    $2,614.64    360     1-Feb-29      $392,677.86
4965219   SAN MARTIN                     CA   95046     SFD      6.875    6.500    $2,759.11    360     1-Dec-28      $418,935.35
4965252   VIRGINIA BEACH                 VA   23452     SFD      7.625    6.500    $3,509.95    360     1-Dec-28      $494,816.40
4965454   DANVILLE                       CA   94526     SFD      6.875    6.500    $3,110.56    360     1-Dec-28      $472,299.76
4965460   SAN DIEGO                      CA   92109     SFD      7.125    6.500    $1,913.36    360     1-Nov-28      $283,083.44
4965468   DENVER                         CO   80123     SFD      6.875    6.500    $1,625.90    360     1-Nov-28      $246,661.10
4965477   HIGHLANDS RANCH                CO   80126     SFD      6.875    6.500    $1,865.68    360     1-Dec-28      $283,280.10
4965501   SAN DIEGO                      CA   92109     SFD      7.125    6.500    $2,290.64    360     1-Nov-28      $338,902.73
4965511   ORANGE                         CA   92867     SFD      7.125    6.500    $1,771.88    360     1-Feb-29      $262,789.68
4965522   RANCHO PALOS                   CA   90275     SFD      6.875    6.500    $4,270.04    360     1-Sep-28      $646,676.23
4965524   LAFAYETTE                      CA   94549     SFD      7.000    6.500    $2,162.24    360     1-Feb-29      $324,733.59
4965531   SAN MATEO                      CA   94401     SFD      7.250    6.500    $2,217.08    360     1-Mar-29      $325,000.00
4965541   SAN FRANCISCO                  CA   94132     SFD      7.375    6.500    $1,712.88    360     1-Nov-28      $247,230.83
4965549   SUNNYVALE                      CA   94086     PUD      7.250    6.500    $1,845.97    360     1-Dec-28      $269,762.89
4965560   NOVI                           MI   48374     SFD      6.875    6.500    $1,629.19    360     1-Oct-28      $246,946.22
4965567   MOUNTAIN VIEW                  CA   94040     SFD      7.250    6.500    $2,114.75    360     1-Feb-29      $309,758.17
4965575   CUPERTINO                      CA   95014     SFD      7.000    6.500    $2,694.48    360     1-Mar-29      $405,000.00
4965581   SPRING                         TX   77379     SFD      7.000    6.500    $1,969.30    360     1-Feb-29      $295,757.37
4965583   HOLLYWOOD                      FL   33019     SFD      7.000    6.500    $2,940.64    360     1-Feb-29      $441,637.69
4965584   ESCONDIDO                      CA   92027     SFD      7.375    6.500    $3,384.31    360     1-Oct-28      $488,112.70
4965595   TORRANCE                       CA   90505     SFD      7.250    6.500    $1,807.77    360     1-Nov-28      $263,952.66
4965599   YORBA LINDA                    CA   92886     SFD      6.875    6.500    $1,681.74    360     1-Dec-28      $255,249.94
4965601   LA JOLLA                       CA   92037     SFD      7.250    6.500    $2,485.51    360     1-Feb-29      $364,065.77
4965606   MISSION VIEJO                  CA   92692     SFD      7.375    6.500    $1,767.44    360     1-Oct-28      $254,914.36
4965626   FREMONT                        CA   94536     SFD      7.125    6.500    $1,785.36    360     1-Dec-28      $264,360.45
4965627   SAN JOSE                       CA   95125     SFD      7.250    6.500    $1,985.14    360     1-Mar-29      $291,000.00
4965645   SAN JOSE                       CA   95129     SFD      7.125    6.500    $3,228.46    360     1-Nov-28      $477,490.11
4965662   OAK HILL                       VA   20171     SFD      6.750    6.483    $1,912.30    360     1-Dec-28      $294,069.15
4965690   SAN JOSE                       CA   95120     SFD      7.250    6.500    $2,005.60    360     1-Dec-28      $293,105.36
4965706   GUILFORD                       CT   06437     SFD      7.250    6.500    $1,773.66    360     1-Nov-28      $259,181.31
4965728   LONG BEACH                     CA   90803     SFD      6.625    6.358    $2,081.01    360     1-Dec-28      $324,135.03
4965731   DARNESTOWN                     MD   20878     SFD      6.750    6.483    $2,220.80    360     1-Nov-28      $341,210.82
4965758   CAMPBELL                       CA   95008     SFD      7.375    6.500    $1,754.32    360     1-Dec-28      $253,416.60
4965769   TRABUCO CANYON                 CA   92679     SFD      7.375    6.500    $1,906.26    360     1-Nov-28      $275,152.19
4965771   WOODSIDE                       CA   94062     SFD      7.250    6.500    $3,028.87    360     1-Feb-29      $443,653.63
4965782   WEST COVINA                    CA   91791     SFD      8.000    6.500    $2,568.18    360     1-Jun-28      $347,829.14
4965803   SAN JOSE                       CA   95124     SFD      7.375    6.500    $1,837.89    360     1-Dec-28      $265,159.81
4965807   CUPERTINO                      CA   95014     SFD      7.000    6.500    $2,860.81    360     1-Mar-29      $430,000.00
4965808   CARLSBAD                       CA   92008     SFD      7.250    6.500    $2,172.05    360     1-Nov-28      $317,397.43
4965831   SEBASTOPOL                     CA   95472     SFD      7.125    6.500    $2,021.16    360     1-Dec-28      $299,275.99
4965873   GREENVILLE                     NC   27858     SFD      7.500    6.500    $2,202.53    360     1-Jul-28      $312,955.71
4965881   COROLLA                        NC   27927     SFD      7.000    6.500    $1,723.14    360     1-Nov-28      $258,143.32
4965887   AURORA                         OH   44202     SFD      6.875    6.500    $1,589.77    360     1-Dec-28      $241,386.57
4965909   CHICAGO                        IL   60610     HCO      7.375    6.500    $1,770.90    360     1-Nov-28      $255,612.34
4965916   SAN DIEGO                      CA   92106     SFD      7.375    6.500    $2,264.72    360     1-Oct-28      $326,637.06
4965923   VALLEY CENTER                  CA   92082     SFD      6.875    6.500    $2,397.79    360     1-Nov-28      $363,762.85
4965933   LOS ANGELES                    CA   90069     SFD      7.250    6.500    $3,581.43    360     1-Nov-28      $523,346.89
4966009   GLENCOE                        IL   60022     SFD      7.000    6.500    $2,847.49    360     1-Nov-28      $426,584.39
4966010   GREAT FALLS                    VA   22066     SFD      6.750    6.483    $1,945.80    360     1-Nov-28      $298,958.06
4966019   NEWTON                         MA   02459     SFD      7.125    6.500    $2,688.14    360     1-Dec-28      $398,037.07
4966025   DANVILLE                       CA   94506     SFD      7.375    6.500    $2,403.55    360     1-Nov-28      $346,931.00
4966029   GRETNA                         NE   68028     SFD      6.500    6.233    $1,941.71    360     1-Nov-28      $306,080.11
4966034   FAIRFAX                        VA   22030     SFD      6.500    6.233    $1,542.25    360     1-Nov-28      $243,110.48
4966038   SAN JOSE                       CA   95008     SFD      7.250    6.500    $1,739.55    360     1-Nov-28      $254,197.07
4966039   SUNSET HILLS                   MO   63126     SFD      6.750    6.483    $1,969.80    360     1-Nov-28      $302,645.20
4966044   LIBERTYVILLE                   IL   60048     SFD      6.875    6.500    $3,941.57    360     1-Nov-28      $597,966.33
4966049   MCDONOUGH                      GA   30252     SFD      7.125    6.500    $2,526.44    360     1-Nov-28      $373,789.77
4966084   CARMEL                         CA   93923     SFD      7.125    6.500    $3,705.45    360     1-Nov-28      $548,224.97
4966094   STRAFFORD                      PA   19087     SFD      7.125    6.500    $1,802.20    360     1-Nov-28      $266,417.64
4966104   CARLSBAD                       CA   92009     SFD      7.375    6.500    $2,431.18    360     1-Nov-28      $349,314.19
4966111   ESCONDIDO                      CA   92025     SFD      6.750    6.483    $1,699.33    360     1-Dec-28      $261,319.46
4966113   SAN MATEO                      CA   94403     SFD      7.250    6.500    $3,185.77    360     1-Dec-28      $465,900.47
4966119   NEWPORT BEACH                  CA   92660     SFD      7.375    6.500    $3,363.59    360     1-Nov-28      $485,504.01
4966124   TRACY'S LANDING                MD   20779     SFD      7.000    6.500    $2,392.43    360     1-Dec-28      $358,710.55
4966137   CHARLOTTE                      NC   28226     SFD      7.250    6.500    $2,339.87    360     1-Dec-28      $342,192.41
4966139   WALNUT CREEK                   CA   94596     SFD      7.000    6.500    $2,285.32    360     1-Dec-28      $342,650.36
4966145   SAN DIEGO                      CA   92129     SFD      7.375    6.500    $1,985.69    360     1-Dec-28      $286,839.68
4966150   EL CAJON                       CA   92021     SFD      7.125    6.500    $2,324.33    360     1-Dec-28      $344,167.40
4966154   SAN DIEGO                      CA   92128     SFD      7.250    6.500    $2,039.71    360     1-Nov-28      $298,058.52
4966169   FREMONT                        CA   94538     SFD      7.375    6.500    $1,913.86    360     1-Oct-28      $276,032.72
4966179   SAN JOSE                       CA   95123     SFD      7.625    6.500    $1,995.98    360     1-Dec-28      $281,383.79
4966183   LIVERMORE                      CA   94550     SFD      7.250    6.500    $2,285.30    360     1-Nov-28      $333,945.13
4966190   MISSION VIEJO                  CA   92692     SFD      7.375    6.500    $2,037.49    360     1-Sep-28      $293,632.32
4966191   REHOBOTH BEACH                 DE   19971     SFD      7.250    6.500    $1,678.16    360     1-Dec-28      $245,316.45
4966196   DANVILLE                       CA   94506     SFD      7.250    6.500    $1,991.96    360     1-Nov-28      $291,080.54
4966216   CORVALLIS                      OR   97330     SFD      7.125    6.500    $2,021.16    360     1-Apr-28      $297,281.24
4966256   OMAHA                          NE   68130     SFD      7.000    6.500    $1,962.64    360     1-Jan-29      $294,514.98
4966282   HILLSBOROUGH                   CA   94010     SFD      7.250    6.500    $2,994.76    360     1-Mar-29      $439,000.00
4966291   ST LOUIS                       MO   63131     SFD      7.125    6.500    $4,631.81    360     1-Jan-29      $686,397.19
4966295   LAS VEGAS                      NV   89129     SFD      7.625    6.500    $1,912.81    360     1-Jan-29      $269,857.57
4966307   BLUE BELL                      PA   19422     SFD      7.250    6.500    $1,800.26    360     1-Nov-28      $263,069.04
4966322   SHAKOPEE                       MN   55379     SFD      6.750    6.483    $1,777.49    360     1-Dec-28      $273,338.14
4966331   SAN ANSELMO                    CA   94960     SFD      7.250    6.500    $2,305.76    360     1-Feb-29      $337,736.32
4966357   ROCHESTER                      MN   55902     SFD      7.000    6.500    $3,579.33    360     1-Jan-29      $537,115.44
4966379   JANE LEW                       WV   26378     SFD      7.125    6.500    $1,899.89    360     1-Dec-28      $281,319.44
4966388   MIDLOTHIAN                     VA   23113     SFD      7.000    6.500    $1,926.72    360     1-Dec-28      $288,883.68
4966395   ALEXANDRIA                     VA   22314     PUD      6.750    6.483    $3,009.50    360     1-Jan-29      $463,198.75
4966405   ORANGE                         CA   92869     PUD      7.250    6.500    $2,182.96    360     1-Jan-29      $319,499.25
4966423   WASHINGTON TOWNSHIP            NJ   07853     SFD      7.375    6.500    $2,002.96    360     1-Jan-29      $289,386.27
4966436   FINKSBURG                      MD   21048     SFD      7.375    6.500    $2,182.53    360     1-Jan-29      $315,517.64
4966441   LEE'S SUMMIT                   MO   64081     SFD      7.000    6.500    $1,689.87    360     1-Dec-28      $253,371.75
4966443   LOS ALTOS                      CA   94024     SFD      7.000    6.500    $4,324.47    360     1-Mar-29      $650,000.00
4966459   LONGWOOD                       FL   32779     SFD      7.000    6.500    $1,882.81    360     1-Jan-29      $282,534.70
4966466   BOCA RATON                     FL   33434     LCO      6.875    6.500    $2,279.55    360     1-Feb-29      $346,708.47
4966470   PACIFICA                       CA   94044     SFD      7.125    6.500    $1,852.73    360     1-Jan-29      $274,558.87
4966473   NORTH LIBERTY                  IA   52317     SFD      7.125    6.500    $2,627.50    360     1-Jan-29      $389,374.40
4966477   NASHVILLE                      TN   37205     SFD      7.000    6.500    $2,444.99    360     1-Jan-29      $366,895.76
4966480   SAINT LOUIS                    MO   63122     SFD      7.000    6.500    $2,179.20    360     1-Dec-28      $326,739.83
4966484   UNBANDALE                      IA   50322     SFD      7.125    6.500    $1,843.29    360     1-Jan-29      $273,060.53
4966490   LINCOLN                        NE   68526     SFD      6.875    6.500    $2,709.83    360     1-Jan-29      $411,804.93
4966493   TOWNSHIP OF TEWKSBURY          NJ   07830     SFD      7.125    6.500    $2,425.39    360     1-Jan-29      $359,422.51
4966497   LIVERMORE                      CA   94550     SFD      7.625    6.500    $1,854.42    360     1-Jan-29      $261,185.09
4966500   RICHMOND                       VA   23233     SFD      6.750    6.483    $2,080.71    360     1-Dec-28      $319,966.70
4966502   SANTA FE                       NM   87501     SFD      7.000    6.500    $2,308.60    360     1-Jan-29      $346,429.48
4966510   CHARLOTTE                      NC   28277     SFD      6.750    6.483    $2,033.03    360     1-Dec-28      $312,635.82
4966512   OMAHA                          NE   68130     SFD      7.000    6.500    $2,162.23    360     1-Jan-29      $324,270.53
4966517   AUSTIN                         TX   78750     PUD      7.250    6.500    $1,896.45    360     1-Jan-29      $277,564.96
4966535   LAS VEGAS                      NV   89123     PUD      7.000    6.500    $1,782.35    360     1-Jan-29      $267,459.52
4966543   ENGELWOOD CLIFFS               NJ   07632     SFD      6.875    6.500    $2,989.03    360     1-Jan-29      $454,233.30
4966569   HEBER CITY                     UT   84032     SFD      7.250    6.500    $1,937.38    360     1-Nov-28      $283,105.73
4966582   VICTOR                         NY   14564     SFD      7.375    6.500    $2,674.63    240     1-Dec-18      $333,324.64
4966596   SAN JOSE                       CA   95139     SFD      7.500    6.500    $2,181.55    360     1-Dec-28      $311,301.01
4966603   GREENVILLE                     SC   29609     SFD      7.250    6.500    $2,167.62    360     1-Dec-28      $317,001.87
4966608   ISSAQUA                        WA   98027     SFD      7.000    6.500    $2,376.13    360     1-Feb-29      $356,857.24
4966630   PACIFIC                        MO   63069     SFD      7.000    6.500    $1,723.14    360     1-Jan-29      $258,574.15
4966634   EADS                           TN   38028     SFD      7.000    6.500    $1,729.79    360     1-Jan-29      $259,572.51
4966640   GURNEE                         IL   60031     SFD      7.375    6.500    $2,039.91    360     1-Jan-29      $294,680.71
4966654   ROWAYTON                       CT   06853     SFD      7.375    6.500    $1,790.66    300     1-Jan-24      $244,428.39
4966655   CHESTERFIELD                   MO   63017     SFD      7.000    6.500    $3,054.40    360     1-Jan-29      $458,345.18
4966663   TOWN OF WESTFIELD              NJ   07090     SFD      7.250    6.500    $1,773.66    360     1-Jan-29      $259,593.13
4966665   PARACHUTE                      CO   81635     SFD      7.125    6.500    $1,893.15    360     1-Dec-28      $280,321.86
4966680   RICHMOND                       VA   23221     PUD      7.000    6.500    $1,995.91    360     1-Jan-29      $299,506.75
4966702   ALBUQUERQUE                    NM   87122     SFD      7.000    6.500    $1,829.58    360     1-Jan-29      $274,347.86
4966712   CHANTILLY                      VA   20151     SFD      7.000    6.500    $1,796.32    360     1-Jan-29      $269,491.52
4966726   WHEELING                       WV   26003     SFD      6.750    6.483    $1,777.16    360     1-Jan-29      $273,217.00
4966727   ST. LOUIS                      MO   63130     SFD      7.000    6.500    $2,162.23    360     1-Jan-29      $324,460.70
4966741   SAN JOSE                       CA   95148     SFD      7.250    6.500    $1,760.01    360     1-Jan-29      $257,596.26
4966744   HELENA                         MT   59601     SFD      7.000    6.500    $1,696.52    360     1-Jan-29      $254,580.74
4966752   LITTLE ROCK                    AR   72223     SFD      7.000    6.500    $1,916.07    360     1-Jan-29      $287,526.48
4966760   LEXINGTON                      KY   40391     SFD      6.875    6.500    $2,586.66    360     1-Jan-29      $393,086.50
4966765   OMAHA                          NE   68118     SFD      7.000    6.500    $2,102.36    360     1-Jan-29      $315,480.44
4966773   SEDALIA                        CO   80135     SFD      7.125    6.500    $1,792.10    360     1-Jan-29      $265,573.29
4966789   LITTLE ROCK                    AR   72211     SFD      7.000    6.500    $2,009.21    360     1-Jan-29      $301,503.47
4966790   CABOT                          AR   72023     SFD      7.250    6.500    $1,671.34    360     1-Jan-29      $244,616.58
4966798   RICHMOND                       VA   23233     PUD      7.250    6.500    $3,410.89    360     1-Jan-29      $499,217.54
4966804   WARREN TOWNSHIP                NJ   07059     SFD      7.500    6.500    $2,160.58    360     1-Jan-29      $308,539.91
4966808   HUTCHINSON                     MN   55350     SFD      7.125    6.500    $1,984.10    360     1-Feb-29      $294,070.34
4966856   SARATOGA                       CA   95070     SFD      7.250    6.500    $2,517.24    360     1-Feb-29      $368,712.14
4966938   BELTSVILLE                     MD   20705     SFD      7.625    6.500    $2,216.46    360     1-Feb-29      $312,923.35
4967109   SAN JOSE                       CA   95126     SFD      7.625    6.500    $1,781.52    360     1-Feb-29      $251,517.82
4967132   MILLBRAE                       CA   94030     SFD      7.250    6.500    $3,138.02    360     1-Feb-29      $459,641.15
4967167   HEWLETT                        NY   11557     SFD      7.125    6.500    $1,839.25    360     1-Jan-29      $272,562.08
4967435   FAIRFAX STATION                VA   22039     SFD      6.500    6.233    $1,638.33    360     1-Mar-29      $259,200.00
4967461   LOS GATOS                      CA   95032     SFD      6.750    6.483    $1,640.96    360     1-Feb-29      $252,782.17
4967587   FOSTER CITY                    CA   94404     PUD      7.375    6.500    $1,892.45    360     1-Feb-29      $273,683.96
4967657   SAN JOSE                       CA   95123     SFD      7.125    6.500    $1,913.37    360     1-Jan-29      $283,544.41
4967666   SAINT PETERSBURG               FL   33703     SFD      7.375    6.500    $2,172.52    360     1-Jan-29      $314,069.84
4967834   SAN FRANCISCO                  CA   94116     SFD      7.000    6.500    $2,115.66    360     1-Feb-29      $317,739.34
4967893   SAN FRANCISCO                  CA   94123     SFD      7.125    6.500    $3,503.34    360     1-Jan-29      $519,165.85
4968093   REDONDO BEACH                  CA   90277     LCO      7.375    6.500    $1,734.29    360     1-Feb-29      $250,908.93
4968140   DALLAS                         TX   75225     SFD      7.125    6.500    $2,256.96    360     1-Jan-29      $334,462.62
4968153   WEEMS                          VA   22576     SFD      7.125    6.500    $3,200.17    360     1-Feb-29      $474,620.14
4968305   WALNUT CREEK                   CA   94595     HCO      6.875    6.500    $1,905.10    360     1-Feb-29      $289,756.36
4968322   BRIDGEWATER                    NJ   08807     SFD      7.250    6.500    $4,434.15    360     1-Feb-29      $649,492.93
4968326   HUNTINGTON BEACH               CA   92646     SFD      6.750    6.483    $1,686.36    360     1-Feb-29      $259,776.14
4968337   MANHATTAN BEACH                CA   90266     SFD      6.875    6.500    $1,891.96    360     1-Feb-29      $287,758.04
4968341   MANHATTAN BEACH                CA   90266     SFD      6.875    6.500    $3,416.03    360     1-Feb-29      $519,563.14
4968347   AZUSA                          CA   91702     SFD      7.625    6.500    $1,981.82    360     1-Feb-29      $279,797.35
4968349   WAYNE                          IL   60184     SFD      7.375    6.500    $1,864.83    360     1-Jan-29      $269,587.83
4968353   SAN FRANCISCO                  CA   94116     SFD      7.250    6.500    $2,012.42    360     1-Feb-29      $294,769.87
4968357   SARATOGA                       CA   95070     SFD      7.750    6.500    $4,656.68    360     1-Feb-29      $649,541.24
4968468   FALLS CHURCH                   VA   22044     SFD      6.750    6.483    $1,938.02    360     1-Jan-29      $298,284.01
4968493   RESTON                         VA   22090     SFD      7.625    6.500    $2,802.87    360     1-Feb-29      $395,713.38
4968788   IRVINE                         CA   92620     SFD      6.875    6.500    $1,821.01    360     1-Mar-29      $277,200.00
4968806   SALT LAKE CITY                 UT   84121     SFD      7.000    6.500    $1,862.85    360     1-Feb-29      $279,770.48
4969082   EDMONDS                        WA   98020     SFD      7.000    6.500    $1,830.92    360     1-Feb-29      $274,974.41
4969087   ST SIMONS ISLAND               GA   31522     SFD      7.250    6.500    $2,346.69    360     1-Feb-29      $343,731.64
4969088   GLENDORA                       CA   91741     SFD      7.000    6.500    $2,650.57    360     1-Feb-29      $397,554.68
4969343   FOOTHILL RANCH                 CA   92610     SFD      7.125    6.500    $1,913.37    360     1-Feb-29      $283,772.88
4969360   GRANADA HILLS                  CA   91344     SFD      7.250    6.500    $2,319.40    360     1-Feb-29      $339,734.77
4969365   LAFAYETTE                      CO   80026     SFD      7.000    6.500    $2,379.12    360     1-Feb-29      $357,306.88
4969376   CLIFFSIDE PARK                 NJ   07010     SFD      8.125    6.500    $2,969.62    360     1-Feb-29      $399,688.37
4969472   SAN JOSE                       CA   95132     SFD      7.250    6.500    $1,779.12    360     1-Feb-29      $260,596.55
4969485   FULLERTON                      CA   92833     SFD      7.125    6.500    $3,301.22    360     1-Feb-29      $489,608.16
4969494   NEWPORT BEACH                  CA   92625     SFD      7.000    6.500    $3,242.02    360     1-Feb-29      $486,900.56
4969501   BEVERLY HILLS                  CA   90212     SFD      7.375    6.500    $2,645.29    360     1-Feb-29      $382,708.56
4969780   SANTA BARBARA                  CA   93105     SFD      7.000    6.500    $2,295.30    360     1-Feb-29      $344,717.20
4969786   LOS ANGELES                    CA   90036     SFD      7.250    6.500    $1,828.24    360     1-Feb-29      $267,790.93
4969951   BOULDER                        CO   80304     SFD      7.375    6.500    $3,453.38    360     1-Feb-29      $499,619.54
4970025   WINDSOR                        CA   95492     SFD      7.000    6.500    $1,916.07    360     1-Jan-29      $287,442.55
4970046   CARLSBAD                       CA   92008     SFD      7.250    6.500    $1,746.37    360     1-Jan-29      $255,599.38
4970081   SANTA ROSA                     CA   95404     SFD      7.250    6.500    $2,346.69    360     1-Jan-29      $343,461.67
4970092   DANVILLE                       CA   94506     PUD      7.250    6.500    $1,739.55    360     1-Feb-29      $254,801.08
4970107   MOUNTAIN VIEW                  CA   94040     SFD      7.125    6.500    $2,021.16    360     1-Mar-29      $300,000.00
4970113   MOUNTAIN VIEW                  CA   94040     SFD      7.250    6.500    $3,172.12    360     1-Feb-29      $464,637.26
4970126   SAN CARLOS                     CA   94070     SFD      7.375    6.500    $2,978.19    360     1-Feb-29      $430,871.89
4970163   SANTA ANA                      CA   92705     SFD      7.000    6.500    $2,458.96    360     1-Jan-29      $368,992.31
4970181   SAN MATEO                      CA   94402     SFD      7.125    6.500    $1,859.47    360     1-Feb-29      $275,779.28
4970184   ESCONDIDO                      CA   92029     SFD      7.250    6.500    $2,217.07    360     1-Jan-29      $324,491.42
4970409   WAKE FOREST                    NC   27587     SFD      6.875    6.500    $2,601.44    360     1-Jan-29      $395,332.71
4970411   SUNNYVALE                      CA   94087     SFD      7.375    6.500    $1,795.76    360     1-Feb-29      $259,802.16
4970433   CAPITOLA                       CA   95010     SFD      6.500    6.233    $4,108.44    360     1-Feb-29      $649,412.39
4970494   HAWTHORN WOODS                 IL   60047     SFD      7.250    6.500    $2,933.36    360     1-Mar-29      $430,000.00
4970637   CAMBRIA                        CA   93428     SFD      7.625    6.500    $2,010.13    360     1-Feb-29      $283,794.45
4970643   SANTA CLARA                    CA   95050     SFD      7.125    6.500    $1,717.98    360     1-Feb-29      $254,796.08
4970733   LONGBOAT KEY                   FL   34228     SFD      7.000    6.500    $1,796.32    360     1-Feb-29      $269,778.68
4970743   IRVINE                         CA   92612     SFD      6.375    6.108    $2,351.99    360     1-Feb-29      $376,650.82
4970750   FLOWER MOUND                   TX   75022     SFD      7.000    6.500    $1,789.67    360     1-Feb-29      $268,779.50
4970875   OLD FIELD                      NY   11733     SFD      7.250    6.500    $3,711.04    360     1-Feb-29      $543,575.63
4970882   STAMFORD                       CT   06903     SFD      6.875    6.500    $2,463.48    360     1-Feb-29      $374,684.96
4970894   BRIELLE                        NJ   08730     SFD      7.125    6.500    $1,899.89    360     1-Jan-29      $281,547.64
4970905   MIDDLETOWN                     NJ   07748     SFD      7.250    6.500    $3,410.89    360     1-Jan-29      $499,217.53
4970915   DOUGLASTON                     NY   11362     LCO      7.125    6.500    $2,128.96    360     1-Feb-29      $315,747.29
4970926   EAST SETAUKET                  NY   11733     SFD      7.250    6.500    $2,302.35    360     1-Feb-29      $337,236.71
4970947   PORT WASHINGTON                NY   11050     SFD      7.000    6.500    $3,166.84    360     1-Jan-29      $475,217.38
4971028   DANVILLE                       CA   94506     SFD      7.125    6.500    $1,994.21    360     1-Feb-29      $295,763.29
4971056   MANCHESTER                     NH   03104     SFD      6.750    6.483    $1,688.89    360     1-Feb-29      $260,165.80
4971447   SAN FRANCISCO                  CA   94112     SFD      6.875    6.500    $1,681.74    360     1-Mar-29      $256,000.00
4971538   SAN RAMON                      CA   94583     SFD      7.000    6.500    $2,285.32    360     1-Feb-29      $343,218.43
4971646   SAN MATEO                      CA   94403     SFD      7.375    6.500    $1,940.80    360     1-Feb-29      $280,786.18
4971655   SAN JOSE                       CA   95140     SFD      6.875    6.500    $2,627.72    360     1-Mar-29      $400,000.00
4971837   CALABASAS                      CA   91302     SFD      7.250    6.500    $3,504.69    360     1-Jan-29      $512,946.02
4971842   SAN DIEGO                      CA   92129     SFD      7.000    6.500    $1,659.93    360     1-Feb-29      $249,295.49
4971889   CAMARILLO                      CA   93010     SFD      7.250    6.500    $2,135.21    360     1-Feb-29      $312,755.83
4971918   HOPEWELL TWP                   NJ   08534     SFD      7.000    6.500    $2,262.03    360     1-Jan-29      $339,440.99
4971926   SAN JOSE                       CA   95123     SFD      7.000    6.500    $1,985.93    360     1-Jan-29      $298,009.21
4972237   MANALAPAN                      NJ   07726     SFD      6.875    6.500    $1,754.00    360     1-Nov-28      $266,095.01
4972320   RANCHO PALOS VERDES            CA   90275     SFD      7.000    6.500    $2,408.40    360     1-Feb-29      $361,703.27
4972326   ARCADIA                        CA   91007     SFD      6.875    6.500    $2,279.55    360     1-Feb-29      $346,708.47
4972363   MEMPHIS                        TN   38120     SFD      7.125    6.500    $2,283.91    360     1-Feb-29      $338,728.90
4972441   WEST HILLS AREA                CA   91304     SFD      7.125    6.500    $2,054.85    360     1-Feb-29      $304,756.09
4972443   NEWPORT BEACH                  CA   92660     PUD      7.375    6.500    $1,809.57    360     1-Feb-29      $261,800.64
4972505   LOS ANGELES                    CA   90066     SFD      6.875    6.500    $1,889.99    360     1-Feb-29      $287,458.29
4972564   SAN MARINO                     CA   91108     SFD      7.375    6.500    $2,217.07    360     1-Feb-29      $320,755.74
4972587   FREEHOLD                       NJ   07728     SFD      6.625    6.358    $2,061.80    360     1-Nov-28      $320,854.19
4972624   BENTONVILLE                    AR   72712     SFD      6.750    6.483    $2,594.39    360     1-Feb-29      $399,655.61
4973002   GREAT NECK                     NY   11021     SFD      7.250    6.500    $2,701.42    360     1-Feb-29      $395,382.16
4973251   TULSA                          OK   74114     SFD      7.375    6.500    $2,315.14    360     1-Jan-29      $334,688.32
4973254   ROGERS                         AR   72758     SFD      6.875    6.500    $1,970.79    360     1-Feb-29      $299,747.96
4973387   CUPERTINO                      CA   95014     SFD      6.875    6.500    $4,130.77    360     1-Feb-29      $628,271.73
4973433   CALABASAS                      CA   91302     SFD      7.250    6.500    $2,981.11    360     1-Feb-29      $436,659.10
4973547   GRESHAM                        OR   97080     SFD      7.000    6.500    $1,676.56    360     1-Feb-29      $251,793.44
4973584   FAIR OAKS                      CA   95628     SFD      6.875    6.500    $2,220.42    360     1-Feb-29      $337,716.04
4973609   OGDEN                          UT   84403     SFD      6.750    6.483    $2,172.80    360     1-Jan-29      $334,421.52
4973629   CLAYTON                        CA   94517     SFD      7.000    6.500    $2,105.69    360     1-Jan-29      $315,979.62
4973799   LAKE ALMANOR                   CA   96137     SFD      7.000    6.500    $2,105.69    360     1-Feb-29      $316,240.56
4973845   FOSTER CITY                    CA   94404     SFD      7.000    6.500    $2,375.13    360     1-Feb-29      $356,707.37
4974502   WINCHESTER                     MA   01890     SFD      6.500    6.233    $2,370.26    360     1-Mar-29      $375,000.00
4974774   LOS ANGELES                    CA   90045     SFD      6.500    6.233    $1,674.99    360     1-Mar-29      $265,000.00
4974971   LA JOLLA                       CA   92037     SFD      7.000    6.500    $3,645.86    360     1-Jan-29      $547,098.99
4975357   ISSAQUAH                       WA   98029     SFD      7.250    6.500    $1,944.21    360     1-Dec-28      $284,328.95
4975950   NEWBURY PARK                   CA   91320     SFD      7.000    6.500    $3,060.40    360     1-Mar-29      $460,000.00
4975962   SARATOGA                       CA   95070     SFD      7.125    6.500    $4,379.18    360     1-Mar-29      $650,000.00
4976101   DANVILLE                       CA   94526     SFD      7.125    6.500    $1,778.62    360     1-Dec-28      $263,362.88
4976125   SOUTH SAN FRANCISCO            CA   94080     SFD      6.375    6.108    $3,150.55    360     1-Mar-29      $505,000.00
4976127   CARNATION                      WA   98014     PUD      7.250    6.500    $1,705.44    360     1-Dec-28      $249,411.38
4976263   WALNUT                         CA   91789     SFD      7.000    6.500    $1,729.79    360     1-Feb-29      $259,786.88
4976390   YORBA LINDA                    CA   92887     SFD      7.125    6.500    $3,076.20    360     1-Feb-29      $456,234.86
4976570   HADDONFIELD                    NJ   08033     SFD      6.500    6.233    $1,801.39    360     1-Dec-28      $284,222.88
4976597   CASTLE ROCK                    CO   80104     SFD      7.125    6.500    $2,021.16    360     1-Feb-29      $299,760.09
4976821   ENCINO                         CA   91436     SFD      6.375    6.108    $2,545.39    360     1-Feb-29      $407,622.11
4977846   BETHESDA                       MD   20816     SFD      7.250    6.500    $2,653.67    360     1-Feb-29      $388,696.54
4978610   SAN FRANCISCO                  CA   94114     SFD      6.750    6.483    $4,864.49    360     1-Mar-29      $750,000.00
4984266   LA CANADA FLINTRIDGE           CA   91011     SFD      6.750    6.483    $3,071.77    360     1-Mar-29      $473,600.00
4985399   DALLAS                         TX   75225     SFD      6.875    6.500    $1,708.02    360     1-Mar-29      $260,000.00
6535002   FLOWER MOUND                   TX   75028     SFD      6.625    6.358    $1,677.61    360     1-Nov-28      $261,067.71
6568813   CASTLE ROCK                    CO   80104     SFD      7.125    6.500    $2,122.21    360     1-Feb-29      $314,748.10
6604493   BAILEY                         CO   80421     SFD      7.250    6.500    $4,011.20    360     1-Feb-29      $587,541.30
6626593   CASTLE ROCK                    CO   80104     SFD      7.250    6.500    $2,285.29    360     1-Feb-29      $334,738.67
6640244   PRINCETON                      NJ   08540     PUD      7.375    6.500    $3,410.21    360     1-Jan-29      $492,996.29
6687215   HIGHLANDS RANCH                CO   80126     PUD      6.875    6.500    $3,087.57    360     1-Feb-29      $469,605.14
6765253   LAKEVILLE                      MA   02347     SFD      6.875    6.500    $1,876.19    360     1-Dec-28      $284,876.05
6798676   CLARK                          CO   80428     SFD      7.250    6.500    $2,217.07    360     1-Feb-29      $324,746.47
6815257   COALVILLE                      UT   84017     SFD      7.375    6.500    $3,867.78    360     1-Feb-29      $559,573.89
6824582   PUEBLO                         CO   81005     SFD      7.250    6.500    $1,890.77    360     1-Feb-29      $276,552.80
6826977   CHINO HILLS                    CA   91709     SFD      7.375    6.500    $3,629.08    360     1-Feb-29      $525,039.18
6853801   ROCKAWAY TWP                   NJ   07005     SFD      7.500    6.500    $2,482.21    360     1-Jan-29      $354,321.55
6854080   LANDENBERG                     PA   19350     SFD      6.625    6.358    $3,703.56    360     1-Jan-29      $577,376.56
6867122   LAS FLORES                     CA   92688     SFD      6.875    6.500    $1,776.34    360     1-Jan-29      $269,944.36
6872708   CRANBURY                       NJ   08512     SFD      7.625    6.500    $2,366.86    360     1-Dec-28      $333,669.30
6898891   ESCONDIDO                      CA   92027     PUD      7.375    6.500    $1,970.84    360     1-Jan-29      $284,914.41
6899245   MINNETONKA                     MN   55305     SFD      7.375    6.500    $2,313.76    360     1-Jan-29      $334,488.62
6910460   PUEBLO                         CO   81005     SFD      7.500    6.500    $1,873.89    360     1-Feb-29      $267,801.11
6914422   LAS FLORES                     CA   92688     SFD      7.125    6.500    $2,481.31    360     1-Dec-28      $367,411.15
6928221   LINCOLN                        RI   02865     SFD      7.375    6.500    $1,791.27    360     1-Feb-29      $259,152.65
6953171   CORTE MADERA                   CA   94925     SFD      6.875    6.500    $2,677.64    360     1-Feb-29      $407,257.57
6954935   OVERLAND PARK                  KS   66221     SFD      7.125    6.500    $2,123.52    360     1-Jan-29      $314,525.06
6972185   CHINO HILLS                    CA   91709     SFD      6.875    6.500    $4,270.04    360     1-Mar-29      $650,000.00
6977519   BEVERLY                        MA   01923     SFD      7.250    6.500    $2,046.53    360     1-Jan-29      $299,430.53
7001483   SONOMA                         CA   95476     SFD      7.125    6.500    $2,526.44    360     1-Feb-29      $374,700.12
7018002   UPLAND                         CA   91784     SFD      6.875    6.500    $2,627.72    360     1-Jan-29      $399,325.97
7042002   BLAIRSTOWN                     NJ   07825     SFD      7.500    6.500    $2,146.59    360     1-Feb-29      $306,772.16
7070801   APPLE VALLEY                   MN   55124     SFD      7.625    6.500    $2,021.81    360     1-Dec-28      $285,025.82
7076617   COTO DE CAZA                   CA   92679     SFD      6.875    6.500    $3,013.00    360     1-Feb-29      $458,264.68
7083949   SPARKS                         NV   89436     SFD      7.500    6.500    $2,097.64    360     1-Jan-29      $299,553.33
7084504   PHOENIX                        AZ   85024     SFD      7.250    6.500    $2,245.93    360     1-Oct-28      $327,930.23
7101386   ST LOUIS                       MO   63131     SFD      7.250    6.500    $2,728.71    360     1-Nov-28      $398,349.11
7101913   TRABUCO CANYON                 CA   92679     SFD      7.125    6.500    $1,800.30    360     1-Jan-29      $266,789.35
7102461   SAN MATEO                      CA   94401     SFD      6.875    6.500    $1,773.71    360     1-Feb-29      $269,773.17
7108072   PHOENIX                        AZ   85018     SFD      7.000    6.500    $1,916.07    360     1-Feb-29      $287,663.93
7108274   GAITHERSBURG                   MD   20878     SFD      7.000    6.500    $2,446.85    360     1-Feb-29      $367,478.53
7119796   RIDGWAY                        CO   81432     SFD      7.500    6.500    $1,887.88    360     1-Feb-29      $269,799.62
7123420   ROCKVILLE                      MD   20850     SFD      6.750    6.483    $2,529.53    360     1-Feb-29      $389,664.22
7130701   AVON                           MN   56310     SFD      7.125    6.500    $2,371.49    360     1-Feb-29      $351,718.51
7132046   CAMARILLO                      CA   93010     SFD      6.750    6.483    $2,224.04    360     1-Jan-29      $342,307.88
7139443   SANTA CLARA                    CA   95054     PUD      7.250    6.500    $2,142.03    360     1-Jan-29      $313,508.62
7149324   SAN CLEMENTE                   CA   92673     SFD      7.250    6.500    $1,874.28    360     1-Jan-29      $274,320.04
7152839   RANCHO SANTA MARG              CA   92688     PUD      7.000    6.500    $1,851.11    360     1-Jan-29      $277,778.53
7153335   ANDOVER                        MA   01810     SFD      7.375    6.500    $2,202.39    240     1-Jan-19      $274,984.61
7161217   GILROY                         CA   95020     SFD      7.125    6.500    $1,997.45    360     1-Feb-29      $296,244.91
7167048   SAN DIEGO                      CA   92131     SFD      7.000    6.500    $2,079.50    360     1-Jan-29      $312,051.10
7177777   COLUMBIA                       MD   21044     SFD      7.250    6.500    $2,046.53    360     1-Jan-29      $299,530.53
7192834   NEW ROCHELLE                   NY   10805     SFD      7.250    6.500    $2,755.99    360     1-Feb-29      $403,684.84
7202698   SAN DIEGO                      CA   92131     SFD      7.125    6.500    $2,775.72    360     1-Feb-29      $411,670.53
7202841   ACAMPO                         CA   95220     SFD      7.250    6.500    $2,223.89    360     1-Jan-29      $325,489.85
7205254   POTOMAC                        MD   20854     SFD      6.875    6.500    $3,908.73    360     1-Feb-29      $594,500.12
7209576   RANCHO CUCAMONGA               CA   91730     SFD      7.500    6.500    $1,821.73    360     1-Feb-29      $260,346.65
7211224   MAPLE GROVE                    MN   55311     SFD      7.375    6.500    $2,541.68    360     1-Jan-29      $355,546.49
7223958   SACRAMENTO                     CA   95831     SFD      7.750    6.500    $2,149.24    360     1-Feb-29      $299,788.26
7229978   CLARKSVILLE                    MD   21029     PUD      7.250    6.500    $2,298.25    360     1-Feb-29      $336,637.19
7232782   SAN CLEMENTE                   CA   92673     PUD      7.625    6.500    $2,459.58    360     1-Feb-29      $347,248.49
7238884   GLENVIEW                       IL   60025     SFD      7.750    6.500    $2,288.04    360     1-Jan-29      $318,922.72
7261593   TUSTIN                         CA   92782     PUD      7.000    6.500    $3,455.25    360     1-Jan-29      $518,496.10
7261738   DIX HILLS                      NY   11746     SFD      7.375    6.500    $2,624.57    360     1-Dec-28      $379,127.20
7280093   PIKE ROAD                      AL   36064     SFD      7.125    6.500    $1,637.14    360     1-Nov-28      $242,215.74
7282774   BUENA PARK                     CA   90620     SFD      7.000    6.500    $2,038.49    360     1-Jan-29      $305,896.22
7283502   UNION CITY                     CA   94587     SFD      7.375    6.500    $2,076.51    360     1-Dec-28      $299,858.86
7289833   SAN DIEGO                      CA   92131     PUD      7.250    6.500    $2,046.53    360     1-Jan-29      $299,530.53
7298818   BASALT                         CO   81621     PUD      7.250    6.500    $5,457.41    360     1-Feb-29      $799,375.92
7311086   LA HABRA HEIGHTS               CA   90631     SFD      6.625    6.358    $2,999.86    360     1-Feb-29      $468,086.65
7312412   BRISBANE                       CA   94005     LCO      7.250    6.500    $1,995.37    360     1-Jan-29      $292,042.26
7312732   LAGUNA BEACH                   CA   92651     PUD      7.125    6.500    $6,669.81    360     1-Nov-28      $986,804.95
7322294   CLIVE                          IA   50325     SFD      6.000    5.733    $1,915.56    360     1-Jan-29      $318,862.29
7324128   CHAPEL HILL                    NC   27514     SFD      7.000    6.500    $1,929.38    360     1-Feb-29      $289,762.29
7326830   SAN JOSE                       CA   95121     PUD      7.625    6.500    $1,894.41    360     1-Feb-29      $267,456.28
7328159   GROSSE POINTE SHORES           MI   48236     SFD      7.250    6.500    $3,274.45    360     1-Jan-29      $479,248.84
7328330   ANDOVER                        MA   01810     SFD      7.250    6.500    $2,490.63    360     1-Feb-29      $364,815.18
7328670   MARTINEZ                       CA   94553     SFD      7.125    6.500    $1,987.47    360     1-Feb-29      $294,764.09
7330151   CASTAIC                        CA   91384     SFD      7.250    6.500    $1,657.35    360     1-Dec-28      $242,377.98
7331617   VERNON HILLS                   IL   60061     SFD      7.500    6.500    $2,055.69    360     1-Feb-29      $293,781.81
7336680   WALNUT CREEK                   CA   94598     SFD      7.250    6.500    $1,901.91    360     1-Nov-28      $277,624.27
7343634   TRACY                          CA   95376     SFD      7.250    6.500    $1,898.37    360     1-Jan-29      $277,845.51
7347212   WAYZATA                        MN   55391     SFD      7.000    6.500    $4,487.07    360     1-Dec-28      $672,771.79
7347768   TEMPE                          AZ   85284     SFD      7.875    6.500    $2,900.28    360     1-Dec-28      $399,168.73
7354743   LITTLETON                      CO   80123     PUD      7.250    6.500    $1,896.45    360     1-Feb-29      $277,783.13
7356806   WILTON                         CT   06897     SFD      6.750    6.483    $1,621.50    360     1-Dec-28      $249,350.61
7360521   BELVEDERE                      CA   94920     SFD      7.125    6.500    $4,028.84    360     1-Feb-29      $597,521.79
7361917   LAS VEGAS                      NV   89129     SFD      7.250    6.500    $2,387.62    360     1-Feb-29      $349,726.96
7362003   SAN JOSE                       CA   95148     SFD      6.750    6.483    $1,997.42    360     1-Jan-29      $307,428.22
7364315   TUSTIN                         CA   92782     SFD      6.875    6.500    $3,214.02    360     1-Jan-29      $488,425.59
7368328   EDEN PRAIRIE                   MN   55347     SFD      7.125    6.500    $2,479.28    360     1-Feb-29      $367,705.72
7371021   STRATHAM                       NH   03885     SFD      7.375    6.500    $2,590.03    360     1-Jan-29      $374,377.87
7375628   LOS GATOS                      CA   95030     SFD      7.125    6.500    $1,886.41    360     1-Feb-29      $279,776.09
7376292   LANDENBURG                     PA   19350     SFD      7.625    6.500    $2,138.86    240     1-Jan-19      $262,061.60
7378016   WEST NEWBURY                   MA   01985     SFD      7.750    6.500    $2,590.55    360     1-Jan-29      $361,087.91
7379294   PLYMOUTH                       MN   55441     SFD      7.250    6.500    $2,056.76    360     1-Feb-29      $301,264.80
7380258   MAHWAH                         NJ   07430     SFD      7.500    6.500    $2,796.86    360     1-Jan-29      $399,404.42
7382823   ARCADIA                        CA   91007     SFD      7.250    6.500    $2,489.94    360     1-Feb-29      $364,515.27
7382944   MORRO BAY                      CA   93442     SFD      7.125    6.500    $1,760.09    360     1-Feb-29      $261,041.08
7385306   INCLINE VILLAGE                NV   89451     SFD      7.000    6.500    $6,519.96    360     1-Dec-28      $977,576.04
7385677   CLOSTER                        NJ   07670     SFD      7.000    6.500    $2,435.01    360     1-Jan-29      $365,131.68
7386131   SAUSALITO                      CA   94965     LCO      7.500    6.500    $2,188.54    360     1-Dec-28      $312,298.77
7388221   WEST LINN                      OR   97068     SFD      7.375    6.500    $2,268.87    360     1-Jan-29      $327,998.54
7388579   BONNEY LAKE                    WA   98390     SFD      7.000    6.500    $1,936.03    360     1-Jan-29      $290,521.55
7391924   DANVILLE                       CA   94506     SFD      7.000    6.500    $4,324.47    360     1-Feb-29      $649,467.20
7393415   BOCA RATON                     FL   33431     SFD      7.250    6.500    $2,899.25    360     1-Dec-28      $423,999.36
7399732   SAN FRANCISCO                  CA   94112     SFD      7.375    6.500    $1,890.72    360     1-Jan-29      $273,332.04
7402264   SAN FRANCISCO                  CA   94111     LCO      7.750    6.500    $2,514.61    360     1-Dec-28      $350,251.97
7403918   CAVENDISH                      VT   05142     SFD      7.750    6.500    $2,982.07    360     1-Feb-29      $415,956.21
7404288   HOLLISTER                      CA   95023     SFD      6.750    6.483    $1,702.06    360     1-Feb-29      $262,196.06
7404294   HOLLISTER                      CA   95023     SFD      7.500    6.500    $1,979.54    360     1-Feb-29      $282,898.89
7410446   GRANITE BAY                    CA   95746     SFD      7.000    6.500    $2,388.77    360     1-Feb-29      $358,755.69
7412750   TRABUCO CANYON                 CA   92679     SFD      7.000    6.500    $2,892.40    360     1-Jan-29      $433,960.84
7412780   PLEASANTON                     CA   94010     SFD      7.375    6.500    $2,728.17    360     1-Feb-29      $394,699.43
7413752   THOUSAND OAKS                  CA   91362     SFD      6.875    6.500    $2,102.17    360     1-Feb-29      $319,731.16
7414972   WILTON                         CT   06897     SFD      7.250    6.500    $2,162.50    360     1-Feb-29      $316,752.71
7425078   OMAHA                          NE   68135     SFD      7.000    6.500    $2,627.94    360     1-Jan-29      $394,350.57
7432174   LOS ALTOS                      CA   94022     SFD      7.000    6.500    $2,993.86    360     1-Jan-29      $449,109.25
7432854   LAGUNA NIGUEL                  CA   92677     SFD      7.000    6.500    $2,195.50    360     1-Feb-29      $329,729.50
7433001   ISSAQUAH                       WA   98029     SFD      6.875    6.500    $2,196.44    360     1-Feb-29      $334,069.11
7433726   BERNARDS TWP                   NJ   07931     SFD      7.250    6.500    $4,707.02    360     1-Jan-29      $688,920.21
7437004   SAN JOSE                       CA   95111     SFD      7.125    6.500    $1,780.30    360     1-Feb-29      $264,038.68
7438058   FAIRFIELD                      CT   06430     SFD      7.250    6.500    $2,217.07    360     1-Feb-29      $324,746.47
7438234   ROCKVILLE                      MD   20853     SFD      7.125    6.500    $1,974.00    360     1-Feb-29      $292,765.69
7439409   RYE                            NY   10580     SFD      7.375    6.500    $2,533.05    360     1-Jan-29      $366,190.15
7443634   KIRKLAND                       WA   98033     SFD      7.375    6.500    $2,058.21    360     1-Feb-29      $297,773.25
7447896   NEWPORT BEACH                  CA   92660     SFD      7.250    6.500    $6,125.94    360     1-Feb-29      $897,299.48
7449396   SALINAS                        CA   93907     SFD      7.250    6.500    $2,674.13    360     1-Feb-29      $391,694.20
7451176   LOS ANGELES                    CA   90046     SFD      7.375    6.500    $1,781.94    360     1-Feb-29      $257,803.68
7452386   INCLINE VILLAGE                NV   89450     SFD      7.875    6.500    $2,465.24    360     1-Dec-28      $339,293.41
7452413   EL CAJON                       CA   92021     SFD      7.250    6.500    $2,237.54    360     1-Jan-29      $327,486.71
7455839   ESCONDIDO                      CA   92027     SFD      7.125    6.500    $1,724.72    360     1-Feb-29      $255,795.28
7457172   HERNDON                        VA   20171     SFD      7.000    6.500    $2,214.13    360     1-Feb-29      $332,527.20
7457188   PLYMOUTH                       MN   55446     SFD      7.375    6.500    $2,237.10    360     1-Dec-28      $323,156.06
7459650   SAN DIEGO                      CA   92131     SFD      7.000    6.500    $2,827.54    360     1-Feb-29      $424,651.63
7460458   PARK CITY                      UT   84060     SFD      7.125    6.500    $1,987.47    360     1-Dec-28      $294,288.06
7460514   TROY                           MI   48084     SFD      7.750    6.500    $2,279.98    360     1-Jan-29      $317,799.31
7461248   ENCINO                         CA   91436     SFD      7.375    6.500    $2,624.57    360     1-Jan-29      $379,419.92
7461873   VENTURA                        CA   93003     SFD      7.250    6.500    $4,130.58    360     1-Jan-29      $604,552.45
7462408   LAJOLLA                        CA   92037     SFD      7.125    6.500    $4,064.54    360     1-Feb-29      $602,817.55
7464851   SCOTTSDALE                     AZ   85258     PUD      7.375    6.500    $1,955.99    360     1-Feb-29      $282,984.51
7465640   OCEAN CITY                     NJ   08226     LCO      7.375    6.500    $3,702.02    360     1-Jan-29      $535,181.79
7467170   SAN JOSE                       CA   95120     SFD      7.000    6.500    $2,581.37    360     1-Feb-29      $387,681.96
7467581   SAN LEANDRO                    CA   94579     PUD      7.250    6.500    $1,734.09    360     1-Dec-28      $250,840.36
7470520   LONG BEACH                     CA   90814     SFD      7.000    6.500    $1,849.54    360     1-Jan-29      $277,542.93
7471674   GILROY                         CA   95020     SFD      6.875    6.500    $3,442.31    360     1-Feb-29      $523,559.77
7473275   IRVINE                         CA   92602     SFD      6.750    6.483    $1,653.93    360     1-Feb-29      $254,780.45
7473641   SIMI VALLEY                    CA   93065     SFD      7.000    6.500    $1,858.86    360     1-Feb-29      $279,170.97
7474356   PHILADELPHIA                   PA   19106     SFD      6.500    6.233    $3,665.99    360     1-Feb-29      $579,475.68
7475576   SIOUX FALLS                    SD   57105     SFD      7.625    6.500    $2,038.45    360     1-Feb-29      $287,791.55
7476738   CEDAR GROVE                    NJ   07009     LCO      7.250    6.500    $1,997.41    360     1-Feb-29      $292,571.59
7477382   MILL VALLEY                    CA   94941     SFD      7.375    6.500    $2,831.77    360     1-Feb-29      $409,688.02
7479584   ASPEN                          CO   81611     LCO      7.375    6.500    $3,367.04    360     1-Feb-29      $487,129.05
7482197   LAFAYETTE                      CA   94549     SFD      7.250    6.500    $1,790.71    360     1-Feb-29      $262,295.23
7482394   HOHOKUS                        NJ   07450     SFD      7.000    6.500    $3,692.43    360     1-Jan-29      $554,087.49
7484700   KELLOGG                        ID   83837     SFD      8.000    6.500    $2,751.25    360     1-Feb-29      $374,698.42
7484809   MAMMOTH LAKES                  CA   93546     SFD      6.875    6.500    $1,839.40    360     1-Feb-29      $279,764.77
7486981   BOALSBURG                      PA   16827     SFD      7.250    6.500    $2,268.24    360     1-Jan-29      $331,979.66
7489298   SEATTLE                        WA   98122     SFD      7.500    6.500    $2,209.52    360     1-Feb-29      $315,765.48
7489385   BOULDER                        CO   80302     PUD      7.375    6.500    $4,420.32    360     1-Jan-29      $639,023.03
7493566   LA JOLLA                       CA   92037     SFD      6.500    6.233    $2,544.07    360     1-Feb-29      $402,136.14
7493928   LITTLE ROCK                    AR   72211     SFD      7.125    6.500    $1,792.09    360     1-Jan-29      $265,459.80
7494140   HUNTINGTON BEACH               CA   92647     SFD      6.625    6.358    $1,569.40    360     1-Jan-29      $244,666.32
7494269   DENVER                         CO   80206     SFD      6.875    6.500    $2,528.85    360     1-Feb-29      $384,626.59
7497964   LAS VEGAS                      NV   89118     SFD      7.250    6.500    $2,049.84    240     1-Feb-19      $258,867.07
7502012   RANCHO CUCAMONGA               CA   91739     SFD      7.250    6.500    $1,910.04    360     1-Feb-29      $279,773.58
7502209   OMAHA                          NE   68114     SFD      7.500    6.500    $3,314.28    360     1-Feb-29      $473,648.22
7502390   STEVENSON RANCH                CA   91381     PUD      7.125    6.500    $1,849.02    360     1-Feb-29      $274,230.53
7504582   PHOENIX                        AZ   85018     SFD      7.625    6.500    $3,255.85    360     1-Feb-29      $459,667.07
7505928   NEWPORT BEACH                  CA   92661     SFD      7.000    6.500    $2,321.91    360     1-Feb-29      $348,713.92
7506678   SAN JOSE                       CA   95131     SFD      7.625    6.500    $1,840.26    360     1-Feb-29      $259,811.82
7507800   VICTOR                         ID   83455     SFD      7.500    6.500    $2,069.67    360     1-Feb-29      $295,780.33
7508180   FT LAUDERDALE                  FL   33315     SFD      8.000    6.500    $3,026.78    360     1-Feb-29      $412,223.22
7509109   SAN DIEGO                      CA   92037     SFD      6.875    6.500    $4,270.04    360     1-Feb-29      $649,453.92
7509650   AMBLER                         PA   19002     PUD      6.625    6.358    $1,978.56    360     1-Jan-29      $308,453.25
7510050   PRIOR LAKE                     MN   55372     SFD      7.125    6.500    $2,071.68    360     1-Feb-29      $307,254.10
7512835   SOUTH JORDAN                   UT   84095     SFD      7.250    6.500    $2,483.12    360     1-Feb-29      $363,716.05
7512974   DES PERES                      MO   63131     SFD      7.125    6.500    $2,492.76    360     1-Feb-29      $369,704.12
7514099   LOS ANGELES                    CA   90272     SFD      6.875    6.500    $5,485.36    360     1-Feb-29      $834,298.49
7516762   THOUSAND OAKS                  CA   91362     SFD      7.500    6.500    $2,398.31    360     1-Feb-29      $342,745.44
7517637   ISSAQUAH                       WA   98029     PUD      6.875    6.500    $2,223.38    360     1-Jan-29      $337,595.65
7519043   GREAT FALLS                    VA   22066     SFD      7.250    6.500    $2,296.24    360     1-Jan-29      $336,078.25
7519633   MOORPARK                       CA   93021     SFD      7.375    6.500    $2,065.12    360     1-Feb-29      $298,772.48
7520615   CHICAGO                        IL   60657     LCO      7.250    6.500    $1,855.52    360     1-Feb-29      $271,787.81
7520910   SANTA CRUZ                     CA   95060     SFD      7.125    6.500    $1,996.90    360     1-Feb-29      $296,159.88
7521348   MAIDEN ROCK                    WI   54750     SFD      7.000    6.500    $3,459.57    360     1-Feb-29      $519,573.76
7521390   CAVE CREEK                     AZ   85331     SFD      6.750    6.483    $2,534.27    360     1-Feb-29      $390,393.59
7522330   MILLERSVILLE                   MD   21108     SFD      7.500    6.500    $2,229.80    360     1-Feb-29      $318,663.33
7522931   LEWES                          DE   19958     SFD      6.625    6.358    $2,381.96    360     1-Feb-29      $371,671.79
7523843   DELRAY BEACH                   FL   33446     SFD      7.500    6.500    $6,485.21    360     1-Jan-29      $926,119.03
7523844   PRIOR LAKE                     MN   55372     SFD      7.000    6.500    $1,776.36    360     1-Feb-29      $266,781.14
7524337   SAN DIEGO                      CA   92124     SFD      6.750    6.483    $1,850.13    360     1-Feb-29      $285,004.40
7525221   AVALON                         NJ   08202     LCO      7.500    6.500    $2,482.21    360     1-Feb-29      $354,736.54
7525284   MODESTO                        CA   95351     SFD      7.000    6.500    $4,144.83    360     1-Feb-29      $622,489.34
7527474   REDWOOD CITY                   CA   94065     SFD      6.875    6.500    $2,594.87    360     1-Feb-29      $394,668.15
7528424   MOUNTAIN VIEW                  CA   94040     SFD      6.875    6.500    $2,299.25    360     1-Jan-29      $349,410.23
7530404   BAKERSFIELD                    CA   93312     SFD      7.625    6.500    $2,104.62    360     1-Feb-29      $297,134.79
7530413   COTO DE CAZA AREA              CA   92679     SFD      7.375    6.500    $4,489.39    360     1-Feb-29      $649,505.40
7530666   SAN DIEGO                      CA   92130     SFD      7.375    6.500    $3,757.27    360     1-Feb-29      $543,586.06
7531161   FREMONT                        CA   94539     PUD      6.750    6.483    $3,986.28    360     1-Jan-29      $613,538.72
7531175   PHOENIX                        AZ   85028     SFD      7.125    6.500    $5,692.92    360     1-Feb-29      $844,324.27
7531401   LOS ANGELES                    CA   90210     SFD      7.375    6.500    $4,731.12    360     1-Feb-29      $684,478.78
7531842   CHEVY CHASE                    MD   20815     SFD      6.875    6.500    $4,270.04    360     1-Feb-29      $649,453.92
7532277   ATLANTA                        GA   30306     SFD      7.000    6.500    $1,846.35    360     1-Feb-29      $277,292.52
7532443   SCOTTSDALE                     AZ   85259     SFD      7.375    6.500    $2,144.93    360     1-Feb-29      $310,318.69
7532831   PALO ALTO                      CA   94303     SFD      7.000    6.500    $2,407.06    360     1-Feb-29      $361,503.44
7533386   MADISONVILLE                   LA   70447     SFD      7.500    6.500    $3,216.39    360     1-Mar-29      $460,000.00
7533601   FREMONT                        CA   94555     PUD      6.875    6.500    $1,944.51    360     1-Feb-29      $295,751.32
7533810   HOLLISTER                      CA   95023     SFD      7.000    6.500    $2,118.32    360     1-Feb-29      $318,139.01
7533967   CHINO HILLS                    CA   91709     SFD      6.750    6.483    $4,147.14    360     1-Feb-29      $638,849.49
7534012   MUKILTEO                       WA   98275     SFD      6.750    6.483    $2,853.83    360     1-Feb-29      $439,621.17
7534105   FOSTER CITY                    CA   94404     SFD      7.375    6.500    $2,817.95    360     1-Feb-29      $407,689.55
7534284   ST CHARLES                     IL   60175     PUD      7.375    6.500    $1,900.74    360     1-Feb-29      $274,990.59
7535270   CHANHASSEN                     MN   55331     SFD      7.000    6.500    $4,929.89    360     1-Jan-29      $739,678.43
7538401   BOULDER                        CO   80304     SFD      7.000    6.500    $3,353.12    360     1-Feb-29      $503,586.88
7538573   CARLSBAD                       CA   92009     SFD      7.125    6.500    $1,852.73    360     1-Feb-29      $274,780.08
7538693   FAIRFIELD                      CT   06430     SFD      7.125    6.500    $2,021.16    360     1-Feb-29      $299,760.09
7539553   ATLANTA                        GA   30306     SFD      7.000    6.500    $2,461.62    360     1-Feb-29      $369,696.71
7540623   SAN DIEGO                      CA   92116     SFD      7.375    6.500    $2,548.25    360     1-Feb-29      $368,669.26
7541168   ORION                          MI   48359     SFD      7.375    6.500    $1,893.14    360     1-Feb-29      $273,614.09
7542566   PASADENA                       CA   91107     SFD      7.375    6.500    $1,968.42    360     1-Feb-29      $284,783.14
7542643   MERCER ISLAND                  WA   98040     SFD      6.875    6.500    $3,613.11    360     1-Feb-29      $549,537.93
7544146   UNION CITY                     CA   94587     SFD      7.000    6.500    $1,846.61    360     1-Feb-29      $277,332.49
7545971   MORAGA                         CA   94553     SFD      6.875    6.500    $2,430.64    360     1-Feb-29      $369,689.15
7545978   REDWOOD CITY                   CA   94065     SFD      7.000    6.500    $3,438.28    360     1-Feb-29      $516,376.39
7546844   WEST DES MOINES                IA   50266     SFD      6.875    6.500    $1,839.40    360     1-Feb-29      $279,764.77
7547599   BUTTE                          MT   59701     SFD      7.125    6.500    $1,979.38    360     1-Feb-29      $293,565.06
7549011   NORTHBROOK                     IL   60062     SFD      7.500    6.500    $1,887.88    360     1-Feb-29      $269,799.62
7549596   CANTON                         MA   02021     SFD      7.125    6.500    $2,863.30    360     1-Feb-29      $424,660.14
7550708   ATLANTA                        GA   30068     SFD      6.750    6.483    $2,129.35    360     1-Feb-29      $328,017.34
7551265   MAPLE VALLEY                   WA   98038     PUD      7.000    6.500    $2,334.88    360     1-Feb-29      $350,662.33
7552130   HALF MOON BAY                  CA   94019     PUD      7.125    6.500    $4,338.75    360     1-Feb-29      $643,485.00
7552985   VALLEY VILLAGE                 CA   91607     SFD      7.375    6.500    $2,590.03    360     1-Feb-29      $374,714.66
7553112   FREMONT                        CA   94539     SFD      7.125    6.500    $4,379.17    360     1-Feb-29      $649,480.21
7553880   AHAHEIM                        CA   92807     SFD      7.125    6.500    $4,136.63    360     1-Feb-29      $613,509.00
7554584   GREENSBORO                     NC   27408     SFD      6.750    6.483    $1,848.50    360     1-Feb-29      $284,754.63
7555619   DENVER                         CO   80206     SFD      7.000    6.500    $6,001.03    360     1-Feb-29      $901,260.64
7556001   SCOTTSDALE                     AZ   85255     PUD      7.125    6.500    $1,987.47    360     1-Feb-29      $294,764.09
7558845   SEATTLE                        WA   98199     SFD      6.875    6.500    $1,970.79    360     1-Feb-29      $299,747.96
7559038   WALTON                         NE   68461     SFD      7.500    6.500    $3,265.33    360     1-Mar-29      $467,000.00
7559144   OLDSMAR                        FL   34677     SFD      7.375    6.500    $1,868.28    360     1-Feb-29      $270,294.17
7559274   EDINA                          MN   55435     PUD      7.125    6.500    $2,673.65    360     1-Feb-29      $396,532.65
7560223   HOLLISTER                      CA   95023     PUD      7.875    6.500    $2,801.67    360     1-Feb-29      $386,134.08
7560854   SCOTTSDALE                     AZ   85260     SFD      7.750    6.500    $1,934.31    360     1-Feb-29      $269,809.44
7561371   PINEHURST                      NC   28374     SFD      6.750    6.483    $2,561.96    360     1-Feb-29      $394,659.92
7561507   WEST HOLLYWOOD                 CA   90048     SFD      7.125    6.500    $2,491.96    360     1-Feb-29      $369,586.21
7562715   CLIVE                          IA   50325     SFD      7.250    6.500    $1,901.02    360     1-Feb-29      $278,452.61
7563224   LAFAYETTE                      CA   94549     SFD      6.875    6.500    $2,236.84    360     1-Feb-29      $340,213.94
7563387   OXNARD                         CA   93035     SFD      7.000    6.500    $3,326.51    360     1-Feb-29      $499,590.16
7563845   BEND                           OR   97701     SFD      7.125    6.500    $1,994.88    360     1-Mar-29      $296,100.00
7563967   HAWORTH                        NJ   07641     SFD      7.000    6.500    $2,428.35    360     1-Feb-29      $364,700.82
7564230   SAN DIEGO                      CA   92130     SFD      6.875    6.500    $2,150.78    360     1-Feb-29      $327,124.95
7565693   GRAND JUNCTION                 CO   81503     PUD      7.125    6.500    $1,909.99    360     1-Feb-29      $283,273.29
7567277   WILSONVILLE                    OR   97070     SFD      7.125    6.500    $6,602.44    360     1-Feb-29      $979,216.31
7569215   GREENWICH                      CT   06870     LCO      7.125    6.500    $2,501.18    360     1-Feb-29      $370,953.12
7569256   ST CLAIR SHORES                MI   48081     SFD      7.000    6.500    $2,089.05    360     1-Feb-29      $313,542.62
7570253   BROOMFIELD                     CO   80020     SFD      7.375    6.500    $2,939.51    360     1-Feb-29      $425,276.16
7575326   SAN MATEO                      CA   94402     SFD      7.125    6.500    $2,758.88    360     1-Feb-29      $409,172.53
7575789   SCOTTSDALE                     AZ   85262     SFD      7.125    6.500    $4,311.80    360     1-Feb-29      $639,488.20
7579964   ASPEN                          CO   81611     LCO      7.125    6.500    $4,379.17    360     1-Feb-29      $649,480.21

                                                                                                                  $425,164,518.80



                        (x)        (xi)         (xii)       (xiii)         (xiv)           (xv)           (xvi)
-----                  ------   ---------    ----------    --------     -----------    -----------     -----------
MORTGAGE                                      MORTGAGE                    T.O.P.          MASTER          FIXED
LOAN                                          INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER                  LTV      SUBSIDY        CODE          FEE          LOAN            FEE            YIELD
--------               ------   ---------    ----------    --------     -----------    -----------     -----------
4705487                80.00                                 0.250                        0.017           0.483
4742693                78.90                                 0.250                        0.017           0.000
4806150                80.00                                 0.250                        0.017           0.483
4811191                72.82                                 0.250                        0.017           0.983
4811212                74.36                                 0.250                        0.017           0.983
4826965                89.99                     17          0.250                        0.017           1.108
4828203                72.86                                 0.250                        0.017           0.000
4863026                61.92                                 0.250                        0.017           0.483
4863294                80.51                                 0.250                        0.017           0.608
4864770                65.68                                 0.250                        0.017           0.483
4867159                62.50                                 0.250                        0.017           0.108
4869274                70.00                                 0.250                        0.017           0.000
4871144                80.00                                 0.250                        0.017           0.358
4872056                73.00                                 0.250                        0.017           0.483
4879169                44.25                                 0.250                        0.017           0.108
4879533                90.00                     11          0.250                        0.017           0.483
4882399                53.33                                 0.250                        0.017           0.633
4882921                78.93                                 0.250                        0.017           0.358
4883025                66.44                                 0.250                        0.017           0.608
4884309                80.00                                 0.250                        0.017           0.583
4884445                80.00                                 0.250                        0.017           0.383
4885873                80.00                                 0.250                        0.017           0.633
4885995                80.00                                 0.250                        0.017           0.608
4889844                95.00                     12          0.250                        0.017           0.983
4890131                79.75                                 0.250                        0.017           0.000
4890859                15.83                                 0.250                        0.017           0.358
4890897                51.16                                 0.250                        0.017           0.233
4894621                76.74                                 0.250                        0.017           0.108
4896525                60.22                                 0.250                        0.017           0.483
4899129                80.00                                 0.250                        0.017           0.733
4899802                76.74                                 0.250                        0.017           0.983
4900324                80.00                                 0.250                        0.017           0.000
4902505                73.80                                 0.250                        0.017           0.608
4902559                67.21                                 0.250                        0.017           0.608
4903001                68.91                                 0.250                        0.017           0.858
4903034                76.51                                 0.250                        0.017           0.358
4904541                69.89                                 0.250                        0.017           0.233
4904544                69.93                                 0.250                        0.017           0.108
4905214                42.00                                 0.250                        0.017           0.233
4905921                37.79                                 0.250                        0.017           0.108
4906556                75.00                                 0.250                        0.017           0.608
4906710                54.78                                 0.250                        0.017           0.233
4907899                85.53                     17          0.250                        0.017           0.108
4908636                70.00                                 0.250                        0.017           0.233
4909054                47.89                                 0.250                        0.017           0.483
4910984                75.00                                 0.250                        0.017           0.108
4911806                80.00                                 0.250                        0.017           0.608
4912623                57.46                                 0.250                        0.017           0.358
4913297                69.23                                 0.250                        0.017           0.483
4913555                80.00                                 0.250                        0.017           0.358
4914282                58.76                                 0.250                        0.017           0.733
4914745                69.87                                 0.250                        0.017           0.358
4915095                89.93                     33          0.250                        0.017           0.358
4917247                70.00                                 0.250                        0.017           0.983
4917277                79.45                                 0.250                        0.017           0.483
4917806                86.19                     33          0.250                        0.017           0.483
4918621                73.17                                 0.250                        0.017           0.483
4918815                20.73                                 0.250                        0.017           0.233
4920043                85.00                     01          0.250                        0.017           0.483
4920184                39.22                                 0.250                        0.017           0.108
4920221                65.65                                 0.250                        0.017           0.483
4920278                49.52                                 0.250                        0.017           0.483
4921055                72.97                                 0.250                        0.017           0.483
4921903                74.06                                 0.250                        0.017           0.000
4923047                14.04                                 0.250                        0.017           0.233
4923432                80.00                                 0.250                        0.017           0.483
4924648                76.77                                 0.250                        0.017           0.483
4925176                75.00                                 0.250                        0.017           0.483
4926749                89.98                     11          0.250                        0.017           0.358
4926839                71.43                                 0.250                        0.017           0.108
4927671                80.00                                 0.250                        0.017           0.000
4927852                66.42                                 0.250                        0.017           0.000
4928113                80.00                                 0.250                        0.017           0.233
4929321                84.11                     13          0.250                        0.017           0.608
4929488                87.40                     12          0.250                        0.017           0.733
4930236                78.57                                 0.250                        0.017           0.858
4930243                69.23                                 0.250                        0.017           0.608
4930387                80.00                                 0.250                        0.017           0.108
4930614                80.00                                 0.250                        0.017           0.233
4931037                80.00                                 0.250                        0.017           0.233
4931441                33.33                                 0.250                        0.017           0.233
4931753                47.97                                 0.250                        0.017           0.733
4931943                75.36                                 0.250                        0.017           0.608
4932250                81.58                     06          0.250                        0.017           0.000
4932256                67.97                                 0.250                        0.017           0.000
4932415                45.94                                 0.250                        0.017           0.483
4933430                28.62                                 0.250                        0.017           0.483
4933563                75.00                                 0.250                        0.017           0.733
4933602                75.90                                 0.250                        0.017           0.483
4933720                66.34                                 0.250                        0.017           1.358
4934785                80.00                                 0.250                        0.017           0.608
4935272                80.00                                 0.250                        0.017           0.358
4935518                41.25                                 0.250                        0.017           0.358
4935619                69.80      GD 5YR                     0.250                        0.017           0.233
4935772                35.56                                 0.250                        0.017           0.108
4935892                66.28                                 0.250                        0.017           0.608
4935922                95.00                     11          0.250                        0.017           0.608
4935954                80.00                                 0.250                        0.017           0.233
4936094                87.79                     24          0.250                        0.017           0.000
4936732                57.14                                 0.250                        0.017           0.000
4936751                75.47                                 0.250                        0.017           0.000
4936886                67.67                                 0.250                        0.017           0.108
4936932                70.18                                 0.250                        0.017           0.233
4936949                80.00                                 0.250                        0.017           0.000
4937001                80.00                                 0.250                        0.017           0.483
4937036                70.71                                 0.250                        0.017           0.608
4937103                76.95                                 0.250                        0.017           0.233
4937117                74.62                                 0.250                        0.017           0.233
4937130                80.00                                 0.250                        0.017           0.483
4937201                68.49                                 0.250                        0.017           0.983
4937205                75.00                                 0.250                        0.017           0.483
4937810                79.63                                 0.250                        0.017           0.233
4937878                90.00                     13          0.250                        0.017           0.608
4937901                48.70                                 0.250                        0.017           0.608
4937904                79.96                                 0.250                        0.017           0.483
4937914                90.00                     01          0.250                        0.017           0.608
4937955                90.00                     12          0.250                        0.017           0.483
4938096                89.83                     12          0.250                        0.017           0.483
4938120                80.00                                 0.250                        0.017           0.358
4938232                80.00                                 0.250                        0.017           0.733
4938268                80.00                                 0.250                        0.017           0.108
4938271                72.56                                 0.250                        0.017           0.233
4938417                67.88                                 0.250                        0.017           0.108
4938549                79.01                                 0.250                        0.017           0.358
4938564                50.21                                 0.250                        0.017           0.483
4938729                68.56                                 0.250                        0.017           0.358
4938795                80.00                                 0.250                        0.017           0.608
4938823                69.64                                 0.250                        0.017           0.483
4939052                90.00                     17          0.250                        0.017           0.483
4939779                45.23                                 0.250                        0.017           0.358
4939819                80.00                                 0.250                        0.017           0.108
4940175                75.00                                 0.250                        0.017           0.483
4940375                46.43                                 0.250                        0.017           0.108
4940379                67.87                                 0.250                        0.017           0.108
4940430                80.00                                 0.250                        0.017           0.483
4940485                75.43                                 0.250                        0.017           0.733
4940617                80.00                                 0.250                        0.017           0.000
4940641                86.28                     06          0.250                        0.017           0.233
4940805                77.85                                 0.250                        0.017           0.483
4941023                70.15                                 0.250                        0.017           0.733
4941066                75.00                                 0.250                        0.017           0.108
4941384                52.73                                 0.250                        0.017           0.233
4941473                77.92                                 0.250                        0.017           0.358
4941482                56.59                                 0.250                        0.017           0.358
4941818                68.05                                 0.250                        0.017           0.358
4941843                80.00                                 0.250                        0.017           0.233
4941981                80.00                                 0.250                        0.017           0.000
4942008                79.37                                 0.250                        0.017           0.233
4942372                89.99                     06          0.250                        0.017           0.108
4942417                51.35                                 0.250                        0.017           0.608
4942559                43.31                                 0.250                        0.017           0.000
4942614                52.33                                 0.250                        0.017           0.233
4942622                80.00                                 0.250                        0.017           0.358
4942639                76.78                                 0.250                        0.017           0.608
4943195                75.90                                 0.250                        0.017           0.733
4943206                42.41                                 0.250                        0.017           0.233
4943405                79.67                                 0.250                        0.017           0.608
4943477                75.00                                 0.250                        0.017           0.608
4943537                81.96                     13          0.250                        0.017           0.483
4943556                64.38                                 0.250                        0.017           0.483
4943654                72.57                                 0.250                        0.017           0.233
4943706                73.26                                 0.250                        0.017           0.108
4943730                74.47                                 0.250                        0.017           0.233
4943788                54.01                                 0.250                        0.017           0.483
4943789                80.00                                 0.250                        0.017           0.233
4943798                65.93                                 0.250                        0.017           0.108
4943823                70.00                                 0.250                        0.017           0.358
4943924                80.00                                 0.250                        0.017           0.733
4943988                72.99                                 0.250                        0.017           0.483
4944032                79.18                                 0.250                        0.017           0.733
4944053                80.00                                 0.250                        0.017           0.358
4944140                71.24                                 0.250                        0.017           0.358
4944178                62.77                                 0.250                        0.017           0.608
4944179                80.00                                 0.250                        0.017           0.108
4944368                77.64                                 0.250                        0.017           0.733
4944432                66.76                                 0.250                        0.017           0.358
4944924                69.88                                 0.250                        0.017           0.733
4945038                76.30                                 0.250                        0.017           0.608
4945148                75.31                                 0.250                        0.017           0.733
4945212                52.70                                 0.250                        0.017           0.608
4945420                61.02                                 0.250                        0.017           0.233
4945478                62.69                                 0.250                        0.017           0.608
4945490                69.33                                 0.250                        0.017           0.608
4945784                80.00                                 0.250                        0.017           0.358
4945883                94.98                     01          0.250                        0.017           0.733
4945907                80.00                                 0.250                        0.017           0.358
4946240                80.00                                 0.250                        0.017           0.733
4946289                80.00                                 0.250                        0.017           0.233
4946393                74.32                                 0.250                        0.017           0.358
4946416                80.00                                 0.250                        0.017           0.608
4946427                80.00                                 0.250                        0.017           0.358
4946485                68.00                                 0.250                        0.017           0.233
4946516                80.00                                 0.250                        0.017           0.608
4946539                75.00                                 0.250                        0.017           0.608
4946625                37.87                                 0.250                        0.017           0.483
4946657                42.71                                 0.250                        0.017           0.233
4946673                78.75                                 0.250                        0.017           0.108
4946693                80.00                                 0.250                        0.017           0.483
4946772                75.00                                 0.250                        0.017           0.000
4946987                81.78                     12          0.250                        0.017           0.108
4947095                80.00                                 0.250                        0.017           0.483
4947139                80.00                                 0.250                        0.017           0.608
4947306                59.63                                 0.250                        0.017           0.233
4947341                66.41                                 0.250                        0.017           0.358
4947642                90.00                     06          0.250                        0.017           0.733
4947662                76.25                                 0.250                        0.017           0.000
4947695                34.73                                 0.250                        0.017           0.358
4947738                62.53                                 0.250                        0.017           0.608
4947877                44.44                                 0.250                        0.017           0.000
4947968                74.49                                 0.250                        0.017           1.108
4947969                75.00                                 0.250                        0.017           0.358
4947973                24.38                                 0.250                        0.017           0.233
4948072                70.00                                 0.250                        0.017           0.608
4948081                60.00                                 0.250                        0.017           0.483
4948140                57.30                                 0.250                        0.017           0.358
4948365                75.00      GD 4YR                     0.250                        0.017           0.358
4948555                80.00                                 0.250                        0.017           0.483
4948707                58.25                                 0.250                        0.017           0.608
4948708                80.00                                 0.250                        0.017           0.108
4948905                60.74                                 0.250                        0.017           0.233
4948991                84.04                     17          0.250                        0.017           0.608
4949026                79.99                                 0.250                        0.017           0.000
4949162                80.00                                 0.250                        0.017           0.733
4949247                57.57                                 0.250                        0.017           0.483
4949260                80.00                                 0.250                        0.017           0.358
4949302                87.98                     13          0.250                        0.017           0.483
4949470                89.81                     17          0.250                        0.017           0.733
4949495                80.00                                 0.250                        0.017           0.000
4949496                69.89                                 0.250                        0.017           0.358
4949650                71.96      GD 2YR                     0.250                        0.017           0.608
4949662                67.29                                 0.250                        0.017           0.483
4949688                80.00                                 0.250                        0.017           0.483
4949777                71.43                                 0.250                        0.017           0.733
4949800                75.26                                 0.250                        0.017           0.483
4949829                72.31                                 0.250                        0.017           0.358
4949859                73.44                                 0.250                        0.017           0.608
4949880                76.95                                 0.250                        0.017           0.608
4949912                76.40                                 0.250                        0.017           0.608
4949917                80.00                                 0.250                        0.017           0.483
4949966                61.44                                 0.250                        0.017           0.233
4950006                80.00                                 0.250                        0.017           0.608
4950116                53.66                                 0.250                        0.017           0.858
4950162                87.27                     13          0.250                        0.017           0.483
4950211                54.52                                 0.250                        0.017           0.108
4950243                59.38                                 0.250                        0.017           0.483
4950261                42.93                                 0.250                        0.017           0.983
4950314                78.99                                 0.250                        0.017           0.358
4950350                69.50                                 0.250                        0.017           0.358
4950360                71.05                                 0.250                        0.017           0.483
4950434                69.05                                 0.250                        0.017           0.733
4950483                75.00                                 0.250                        0.017           0.608
4950545                69.64                                 0.250                        0.017           0.608
4950560                47.89                                 0.250                        0.017           0.858
4950605                24.24                                 0.250                        0.017           0.233
4950840                76.32                                 0.250                        0.017           0.608
4950845                70.00                                 0.250                        0.017           0.000
4950867                80.00                                 0.250                        0.017           0.733
4951029                51.35                                 0.250                        0.017           0.108
4951104                69.63                                 0.250                        0.017           0.608
4951171                87.78                     24          0.250                        0.017           0.108
4951197                67.02                                 0.250                        0.017           0.108
4951240                78.00                                 0.250                        0.017           0.358
4951246                52.71                                 0.250                        0.017           0.000
4951309                75.00                                 0.250                        0.017           0.733
4951366                80.00                                 0.250                        0.017           0.608
4951571                76.32                                 0.250                        0.017           0.358
4951638                80.00                                 0.250                        0.017           0.858
4951725                73.47                                 0.250                        0.017           0.358
4951740                89.97                     12          0.250                        0.017           0.000
4951750                80.00                                 0.250                        0.017           0.483
4951805                75.00                                 0.250                        0.017           0.733
4951842                65.82                                 0.250                        0.017           0.733
4951964                55.89                                 0.250                        0.017           0.608
4952061                75.45                                 0.250                        0.017           1.108
4952260                65.00                                 0.250                        0.017           0.000
4952357                79.68                                 0.250                        0.017           0.858
4952398                65.63                                 0.250                        0.017           0.358
4952557                80.00                                 0.250                        0.017           0.358
4952610                80.00                                 0.250                        0.017           0.733
4952770                63.46                                 0.250                        0.017           0.608
4952806                57.27                                 0.250                        0.017           0.358
4952809                58.11                                 0.250                        0.017           0.483
4952874                80.00                                 0.250                        0.017           0.000
4952893                88.04                     06          0.250                        0.017           0.608
4952971                90.00                     33          0.250                        0.017           0.608
4953021                79.99                                 0.250                        0.017           0.358
4953126                60.43                                 0.250                        0.017           1.108
4953252                73.03                                 0.250                        0.017           0.358
4953439                76.15                                 0.250                        0.017           0.858
4953470                63.16                                 0.250                        0.017           0.608
4953719                74.36                                 0.250                        0.017           0.233
4953733                70.17                                 0.250                        0.017           0.733
4953776                76.74                                 0.250                        0.017           0.000
4953784                33.36                                 0.250                        0.017           0.483
4953787                63.75                                 0.250                        0.017           0.108
4953806                68.98                                 0.250                        0.017           0.358
4953818                58.85                                 0.250                        0.017           0.733
4953827                80.00                                 0.250                        0.017           0.733
4953958                80.00                                 0.250                        0.017           0.483
4953967                58.39                                 0.250                        0.017           0.608
4954007                76.33                                 0.250                        0.017           0.483
4954057                60.00                                 0.250                        0.017           0.483
4954063                53.39                                 0.250                        0.017           0.358
4954096                75.87                                 0.250                        0.017           0.733
4954120                80.00                                 0.250                        0.017           0.233
4954139                89.00                     17          0.250                        0.017           0.608
4954226                72.05                                 0.250                        0.017           0.858
4954346                80.00                                 0.250                        0.017           0.483
4954352                55.61                                 0.250                        0.017           0.483
4954360                36.67                                 0.250                        0.017           0.000
4954380                80.00                                 0.250                        0.017           0.608
4954395                80.00                                 0.250                        0.017           0.000
4954406                80.00                                 0.250                        0.017           0.608
4954411                77.65                                 0.250                        0.017           0.608
4954423                75.00                                 0.250                        0.017           0.733
4954431                77.50                                 0.250                        0.017           0.483
4954435                75.00                                 0.250                        0.017           0.233
4954439                80.00                                 0.250                        0.017           0.358
4954460                80.00                                 0.250                        0.017           0.733
4954463                94.32                     06          0.250                        0.017           0.483
4954470                51.52                                 0.250                        0.017           0.483
4954474                62.16                                 0.250                        0.017           0.608
4954485                68.52                                 0.250                        0.017           0.733
4954488                80.00                                 0.250                        0.017           0.483
4954489                69.83                                 0.250                        0.017           0.108
4954492                79.49                                 0.250                        0.017           0.483
4954575                41.92                                 0.250                        0.017           0.358
4954637                72.00                                 0.250                        0.017           0.733
4954675                69.75                                 0.250                        0.017           0.000
4954714                48.61                                 0.250                        0.017           0.733
4954839                66.27                                 0.250                        0.017           0.733
4954906                90.00                     01          0.250                        0.017           0.733
4954907                67.51                                 0.250                        0.017           0.233
4954915                67.89                                 0.250                        0.017           0.358
4954926                77.93                                 0.250                        0.017           0.233
4954935                80.00                                 0.250                        0.017           0.483
4954956                69.74                                 0.250                        0.017           0.358
4955017                66.37                                 0.250                        0.017           0.358
4955020                55.74                                 0.250                        0.017           0.108
4955037                45.38                                 0.250                        0.017           0.000
4955040                61.21                                 0.250                        0.017           0.358
4955045                56.15                                 0.250                        0.017           0.358
4955048                74.51                                 0.250                        0.017           0.233
4955051                80.00                                 0.250                        0.017           0.233
4955056                78.18                                 0.250                        0.017           0.233
4955070                78.99                                 0.250                        0.017           0.483
4955094                76.19                                 0.250                        0.017           0.483
4955095                57.89                                 0.250                        0.017           0.108
4955098                80.00                                 0.250                        0.017           0.108
4955103                69.98                                 0.250                        0.017           0.358
4955115                59.46                                 0.250                        0.017           0.358
4955132                60.19                                 0.250                        0.017           0.483
4955147                87.18                     12          0.250                        0.017           0.483
4955200                59.11                                 0.250                        0.017           0.733
4955231                67.93                                 0.250                        0.017           0.483
4955295                67.89                                 0.250                        0.017           0.483
4955304                58.32                                 0.250                        0.017           0.483
4955338                80.00                                 0.250                        0.017           0.233
4955339                46.40                                 0.250                        0.017           0.483
4955383                75.00                                 0.250                        0.017           0.358
4955386                55.68                                 0.250                        0.017           0.358
4955390                80.00                                 0.250                        0.017           0.233
4955400                69.33                                 0.250                        0.017           0.233
4955412                79.67                                 0.250                        0.017           0.358
4955427                64.09                                 0.250                        0.017           0.233
4955434                80.00                                 0.250                        0.017           0.358
4955442                80.00                                 0.250                        0.017           0.108
4955447                90.00                     06          0.250                        0.017           0.233
4955461                64.45                                 0.250                        0.017           0.108
4955476                80.00                                 0.250                        0.017           0.233
4955477                53.03                                 0.250                        0.017           0.608
4955485                80.00                                 0.250                        0.017           0.483
4955492                76.44                                 0.250                        0.017           0.608
4955501                66.67                                 0.250                        0.017           0.608
4955507                80.00                                 0.250                        0.017           0.608
4955645                47.89                                 0.250                        0.017           0.483
4955656                63.05                                 0.250                        0.017           0.608
4955708                67.78                                 0.250                        0.017           0.483
4955745                70.00                                 0.250                        0.017           0.233
4955751                63.16                                 0.250                        0.017           0.000
4955759                68.18                                 0.250                        0.017           0.000
4955783                80.00                                 0.250                        0.017           0.358
4955823                70.18                                 0.250                        0.017           0.608
4955845                79.58                                 0.250                        0.017           0.233
4955848                80.00                                 0.250                        0.017           0.483
4955931                21.83                                 0.250                        0.017           0.108
4956049                80.00                                 0.250                        0.017           0.358
4956088                61.80                                 0.250                        0.017           0.483
4956120                69.36                                 0.250                        0.017           0.608
4956135                54.20                                 0.250                        0.017           0.483
4956139                80.00                                 0.250                        0.017           0.483
4956192                60.04                                 0.250                        0.017           0.483
4956238                80.00                                 0.250                        0.017           0.483
4956265                69.40                                 0.250                        0.017           0.108
4956270                67.16                                 0.250                        0.017           0.733
4956349                64.00                                 0.250                        0.017           0.108
4956403                80.00                                 0.250                        0.017           0.358
4956424                58.76                                 0.250                        0.017           0.483
4956438                38.89                                 0.250                        0.017           0.358
4956450                80.00                                 0.250                        0.017           0.483
4956463                69.64                                 0.250                        0.017           0.608
4956503                66.67                                 0.250                        0.017           0.483
4956528                89.70                     13          0.250                        0.017           0.358
4956598                90.00                     06          0.250                        0.017           0.483
4956614                69.89                                 0.250                        0.017           0.000
4956615                64.96                                 0.250                        0.017           0.358
4956616                80.00                                 0.250                        0.017           0.358
4956717                49.67                                 0.250                        0.017           0.233
4956724                78.07                                 0.250                        0.017           0.000
4956747                72.32                                 0.250                        0.017           0.108
4956764                77.78                                 0.250                        0.017           0.358
4956767                53.04                                 0.250                        0.017           0.358
4956776                80.00                                 0.250                        0.017           0.358
4956847                70.00                                 0.250                        0.017           0.733
4956852                64.14                                 0.250                        0.017           0.483
4956888                58.98                                 0.250                        0.017           0.000
4956927                54.07                                 0.250                        0.017           0.483
4956950                44.82                                 0.250                        0.017           0.483
4956952                73.15                                 0.250                        0.017           0.483
4957036                78.26                                 0.250                        0.017           0.358
4957047                45.13                                 0.250                        0.017           0.483
4957051                33.90                                 0.250                        0.017           0.858
4957052                48.23                                 0.250                        0.017           0.483
4957054                63.48                                 0.250                        0.017           0.608
4957062                44.15                                 0.250                        0.017           0.483
4957075                47.01                                 0.250                        0.017           0.233
4957086                90.00                     06          0.250                        0.017           0.358
4957135                72.78                                 0.250                        0.017           0.983
4957146                56.56                                 0.250                        0.017           0.483
4957200                70.00                                 0.250                        0.017           0.483
4957207                80.00                                 0.250                        0.017           0.233
4957225                65.05                                 0.250                        0.017           0.483
4957227                14.92                                 0.250                        0.017           0.358
4957228                53.23                                 0.250                        0.017           0.358
4957276                69.87                                 0.250                        0.017           0.483
4957277                78.81                                 0.250                        0.017           0.608
4957295                64.27                                 0.250                        0.017           0.483
4957305                57.02                                 0.250                        0.017           0.358
4957339                75.00                                 0.250                        0.017           1.108
4957348                70.00                                 0.250                        0.017           0.233
4957364                63.64                                 0.250                        0.017           0.000
4957459                80.00                                 0.250                        0.017           0.000
4957540                54.55                                 0.250                        0.017           0.608
4957563                78.25                                 0.250                        0.017           0.483
4957567                59.15                                 0.250                        0.017           0.000
4957576                80.00                                 0.250                        0.017           0.733
4957612                55.96                                 0.250                        0.017           0.233
4957651                51.47                                 0.250                        0.017           0.608
4957659                90.00                     06          0.250                        0.017           0.108
4957736                44.65                                 0.250                        0.017           0.358
4957739                43.00                                 0.250                        0.017           0.108
4957755                79.07                                 0.250                        0.017           0.233
4957807                80.00                                 0.250                        0.017           0.358
4957837                68.27                                 0.250                        0.017           0.608
4957896                94.99                     33          0.250                        0.017           0.608
4957923                78.63                                 0.250                        0.017           0.358
4957953                52.00                                 0.250                        0.017           0.358
4958013                54.55                                 0.250                        0.017           0.000
4958059                60.00                                 0.250                        0.017           0.608
4958087                42.63                                 0.250                        0.017           0.358
4958114                70.00                                 0.250                        0.017           0.608
4958117                69.40                                 0.250                        0.017           0.483
4958126                78.09                                 0.250                        0.017           0.358
4958129                74.29                                 0.250                        0.017           0.608
4958176                67.47                                 0.250                        0.017           0.233
4958186                59.90                                 0.250                        0.017           0.483
4958246                58.56                                 0.250                        0.017           0.000
4958275                76.88                                 0.250                        0.017           0.483
4958277                69.37                                 0.250                        0.017           0.233
4958308                56.85                                 0.250                        0.017           0.358
4958330                56.00                                 0.250                        0.017           0.358
4958374                80.00                                 0.250                        0.017           0.233
4958428                64.22                                 0.250                        0.017           0.483
4958431                61.90                                 0.250                        0.017           0.233
4958441                80.00                                 0.250                        0.017           0.483
4958471                77.32                                 0.250                        0.017           0.608
4958474                65.08                                 0.250                        0.017           0.358
4958488                60.24                                 0.250                        0.017           0.483
4958503                76.04                                 0.250                        0.017           0.358
4958515                71.52                                 0.250                        0.017           0.608
4958517                75.14                                 0.250                        0.017           0.233
4958544                79.63                                 0.250                        0.017           0.608
4958548                72.40                                 0.250                        0.017           0.108
4958555                80.00                                 0.250                        0.017           0.233
4958564                74.29                                 0.250                        0.017           0.608
4958578                57.00                                 0.250                        0.017           0.358
4958607                86.93                     33          0.250                        0.017           0.483
4958626                80.00                                 0.250                        0.017           0.233
4958627                76.56                                 0.250                        0.017           0.608
4958642                84.99                     17          0.250                        0.017           0.483
4958643                46.60                                 0.250                        0.017           0.608
4958644                69.35                                 0.250                        0.017           0.483
4958671                73.94                                 0.250                        0.017           0.000
4958675                80.00                                 0.250                        0.017           0.483
4958678                57.90                                 0.250                        0.017           0.483
4958684                53.90                                 0.250                        0.017           0.358
4958687                75.93                                 0.250                        0.017           0.483
4958688                80.00                                 0.250                        0.017           0.233
4958704                74.32                                 0.250                        0.017           0.108
4958715                89.18                     06          0.250                        0.017           0.608
4958727                65.02                                 0.250                        0.017           0.108
4958754                50.39                                 0.250                        0.017           0.358
4958796                71.95                                 0.250                        0.017           0.733
4958814                46.91                                 0.250                        0.017           0.233
4958835                63.06                                 0.250                        0.017           0.608
4958876                59.09                                 0.250                        0.017           0.358
4958877                67.56                                 0.250                        0.017           0.108
4958921                90.00                     33          0.250                        0.017           1.108
4958937                71.43                                 0.250                        0.017           0.733
4958945                43.10                                 0.250                        0.017           0.483
4958949                63.91                                 0.250                        0.017           0.483
4958952                57.42                                 0.250                        0.017           0.108
4958986                57.16                                 0.250                        0.017           0.358
4959354                77.78                                 0.250                        0.017           0.733
4959401                80.00                                 0.250                        0.017           0.483
4959430                75.00                                 0.250                        0.017           0.233
4959459                85.00                     13          0.250                        0.017           0.608
4959491                78.54                                 0.250                        0.017           0.000
4959502                50.00                                 0.250                        0.017           0.000
4959526                80.00                                 0.250                        0.017           0.108
4959699                62.79                                 0.250                        0.017           0.608
4959717                59.52                                 0.250                        0.017           0.233
4959809                66.50                                 0.250                        0.017           0.733
4959971                79.73                                 0.250                        0.017           0.983
4959978                70.00                                 0.250                        0.017           0.108
4960099                77.81                                 0.250                        0.017           0.483
4960127                71.85                                 0.250                        0.017           0.358
4960345                80.00                                 0.250                        0.017           0.483
4960367                68.42                                 0.250                        0.017           0.483
4960525                88.91                     33          0.250                        0.017           0.483
4960666                68.61                                 0.250                        0.017           0.483
4960805                64.71                                 0.250                        0.017           0.108
4960813                56.00                                 0.250                        0.017           0.108
4960890                80.00                                 0.250                        0.017           0.983
4960962                60.20                                 0.250                        0.017           0.233
4960965                71.11                                 0.250                        0.017           0.483
4961012                55.74                                 0.250                        0.017           0.733
4961134                50.77                                 0.250                        0.017           0.358
4961210                65.17                                 0.250                        0.017           0.358
4961237                68.29                                 0.250                        0.017           0.358
4961279                79.24                                 0.250                        0.017           0.483
4961317                77.13                                 0.250                        0.017           0.000
4961324                77.60                                 0.250                        0.017           0.483
4961339                57.91                                 0.250                        0.017           0.483
4961357                56.12                                 0.250                        0.017           0.983
4961368                73.19                                 0.250                        0.017           0.000
4961384                76.71                                 0.250                        0.017           0.483
4961417                65.50                                 0.250                        0.017           0.358
4961429                80.00                                 0.250                        0.017           0.108
4961440                80.00                                 0.250                        0.017           0.000
4961446                61.25                                 0.250                        0.017           0.358
4961478                50.85                                 0.250                        0.017           0.608
4961485                73.82                                 0.250                        0.017           0.358
4961512                66.93                                 0.250                        0.017           0.358
4961536                95.00                     13          0.250                        0.017           0.483
4961549                80.00                                 0.250                        0.017           0.483
4961604                48.50                                 0.250                        0.017           0.483
4961670                36.96                                 0.250                        0.017           0.608
4961685                80.00                                 0.250                        0.017           0.483
4961855                69.33                                 0.250                        0.017           0.483
4961922                80.00                                 0.250                        0.017           0.608
4961951                79.06                                 0.250                        0.017           0.108
4961979                58.43                                 0.250                        0.017           0.233
4962021                50.90                                 0.250                        0.017           0.000
4962046                67.44                                 0.250                        0.017           0.233
4962076                65.50                                 0.250                        0.017           0.483
4962112                62.80                                 0.250                        0.017           0.483
4962161                80.00                                 0.250                        0.017           0.233
4962369                51.67                                 0.250                        0.017           0.733
4962467                75.00                                 0.250                        0.017           0.733
4962498                67.93                                 0.250                        0.017           0.358
4962499                78.12                                 0.250                        0.017           0.000
4962511                33.33                                 0.250                        0.017           0.483
4962517                68.29                                 0.250                        0.017           0.733
4962522                62.20                                 0.250                        0.017           0.233
4962727                36.44                                 0.250                        0.017           0.483
4962736                57.06                                 0.250                        0.017           0.483
4962745                90.00                     13          0.250                        0.017           0.358
4962751                65.18                                 0.250                        0.017           0.358
4962756                76.45                                 0.250                        0.017           0.000
4962790                62.39                                 0.250                        0.017           0.000
4962794                58.00                                 0.250                        0.017           0.233
4962804                52.74                                 0.250                        0.017           0.108
4962845                80.00                                 0.250                        0.017           0.358
4962969                67.08                                 0.250                        0.017           0.608
4962976                47.83                                 0.250                        0.017           0.233
4963067                80.00                                 0.250                        0.017           0.483
4963073                79.73                                 0.250                        0.017           0.608
4963185                61.38                                 0.250                        0.017           0.233
4963248                33.33                                 0.250                        0.017           0.733
4963292                73.18                                 0.250                        0.017           0.608
4963352                69.81                                 0.250                        0.017           0.733
4963357                64.52                                 0.250                        0.017           0.233
4963372                60.00                                 0.250                        0.017           0.483
4963579                73.21                                 0.250                        0.017           0.108
4963584                61.48                                 0.250                        0.017           0.733
4963587                80.00                                 0.250                        0.017           0.733
4963604                70.54                                 0.250                        0.017           0.608
4963619                89.99                     13          0.250                        0.017           0.000
4963660                45.93                                 0.250                        0.017           0.108
4963727                69.64                                 0.250                        0.017           0.483
4963839                77.75                                 0.250                        0.017           0.483
4963875                79.71                                 0.250                        0.017           0.858
4963886                60.30                                 0.250                        0.017           0.483
4963904                49.50                                 0.250                        0.017           0.358
4963911                68.34                                 0.250                        0.017           0.108
4963916                51.91                                 0.250                        0.017           0.233
4963962                79.97                                 0.250                        0.017           0.608
4964018                74.17                                 0.250                        0.017           0.483
4964034                80.00                                 0.250                        0.017           0.608
4964035                76.71                                 0.250                        0.017           0.358
4964056                73.60                                 0.250                        0.017           0.483
4964073                76.71                                 0.250                        0.017           0.233
4964075                64.47                                 0.250                        0.017           0.608
4964083                67.87                                 0.250                        0.017           0.858
4964086                51.08                                 0.250                        0.017           0.233
4964101                61.86                                 0.250                        0.017           0.358
4964104                60.43                                 0.250                        0.017           0.608
4964135                67.01                                 0.250                        0.017           0.483
4964153                79.34                                 0.250                        0.017           0.000
4964156                69.00                                 0.250                        0.017           0.483
4964181                54.72                                 0.250                        0.017           0.483
4964200                49.21                                 0.250                        0.017           0.358
4964209                56.87                                 0.250                        0.017           0.483
4964216                90.05                     01          0.250                        0.017           0.233
4964221                61.29                                 0.250                        0.017           0.000
4964224                75.14                                 0.250                        0.017           0.483
4964230                74.94                                 0.250                        0.017           0.108
4964231                53.44                                 0.250                        0.017           0.108
4964245                73.33                                 0.250                        0.017           0.358
4964246                74.23                                 0.250                        0.017           0.000
4964253                76.71                                 0.250                        0.017           0.608
4964259                66.04                                 0.250                        0.017           0.483
4964283                79.19                                 0.250                        0.017           0.483
4964299                80.00                                 0.250                        0.017           0.358
4964305                90.00                     17          0.250                        0.017           0.983
4964339                69.36                                 0.250                        0.017           0.233
4964364                43.58                                 0.250                        0.017           0.483
4964388                69.25                                 0.250                        0.017           0.608
4964434                72.16                                 0.250                        0.017           0.608
4964443                80.00                                 0.250                        0.017           0.108
4964451                75.00                                 0.250                        0.017           0.358
4964468                71.34                                 0.250                        0.017           0.000
4964471                64.83                                 0.250                        0.017           0.358
4964477                80.00                                 0.250                        0.017           0.233
4964484                80.00                                 0.250                        0.017           0.000
4964491                75.00                                 0.250                        0.017           0.233
4964493                74.42                                 0.250                        0.017           0.608
4964503                79.99                                 0.250                        0.017           0.233
4964529                75.85                                 0.250                        0.017           0.233
4964539                80.00                                 0.250                        0.017           0.483
4964561                80.00                                 0.250                        0.017           1.233
4964634                62.91                                 0.250                        0.017           0.608
4964656                61.11                                 0.250                        0.017           0.483
4964698                76.13                                 0.250                        0.017           0.483
4964702                77.27                                 0.250                        0.017           0.000
4964718                58.26                                 0.250                        0.017           0.483
4964723                72.15                                 0.250                        0.017           0.000
4964724                66.67                                 0.250                        0.017           0.858
4964738                73.57                                 0.250                        0.017           0.608
4964741                69.47                                 0.250                        0.017           0.358
4964777                72.17                                 0.250                        0.017           0.733
4964779                79.71                                 0.250                        0.017           0.733
4964808                79.13                                 0.250                        0.017           0.233
4964829                88.70                     06          0.250                        0.017           0.000
4964846                48.72                                 0.250                        0.017           0.483
4964865                52.31                                 0.250                        0.017           0.483
4964887                79.59                                 0.250                        0.017           0.608
4964890                68.97                                 0.250                        0.017           0.608
4964941                80.00                                 0.250                        0.017           0.108
4964948                53.21                                 0.250                        0.017           0.608
4964955                80.00                                 0.250                        0.017           0.233
4964979                77.69                                 0.250                        0.017           0.233
4964994                80.00                                 0.250                        0.017           0.483
4964996                70.00                                 0.250                        0.017           0.358
4965005                76.80                                 0.250                        0.017           0.733
4965070                80.00                                 0.250                        0.017           0.608
4965090                67.59                                 0.250                        0.017           0.483
4965093                80.00                                 0.250                        0.017           0.483
4965149                80.00                                 0.250                        0.017           0.983
4965199                69.56                                 0.250                        0.017           0.233
4965219                80.00                                 0.250                        0.017           0.108
4965252                80.00                                 0.250                        0.017           0.858
4965454                70.15                                 0.250                        0.017           0.108
4965460                78.89                                 0.250                        0.017           0.358
4965468                90.00                     12          0.250                        0.017           0.108
4965477                71.90                                 0.250                        0.017           0.108
4965501                72.34                                 0.250                        0.017           0.358
4965511                73.06                                 0.250                        0.017           0.358
4965522                75.14                                 0.250                        0.017           0.108
4965524                64.36                                 0.250                        0.017           0.233
4965531                54.17                                 0.250                        0.017           0.483
4965541                66.13                                 0.250                        0.017           0.608
4965549                65.20                                 0.250                        0.017           0.483
4965560                80.00                                 0.250                        0.017           0.108
4965567                63.79                                 0.250                        0.017           0.483
4965575                65.32                                 0.250                        0.017           0.233
4965581                80.00                                 0.250                        0.017           0.233
4965583                69.83                                 0.250                        0.017           0.233
4965584                72.06                                 0.250                        0.017           0.608
4965595                79.10                                 0.250                        0.017           0.483
4965599                80.00                                 0.250                        0.017           0.108
4965601                52.05                                 0.250                        0.017           0.483
4965606                78.74                                 0.250                        0.017           0.608
4965626                73.10                                 0.250                        0.017           0.358
4965627                64.10                                 0.250                        0.017           0.483
4965645                78.56                                 0.250                        0.017           0.358
4965662                69.40                                 0.250                        0.017           0.000
4965690                70.84                                 0.250                        0.017           0.483
4965706                76.92                                 0.250                        0.017           0.483
4965728                53.72                                 0.250                        0.017           0.000
4965731                80.00                                 0.250                        0.017           0.000
4965758                65.63                                 0.250                        0.017           0.608
4965769                73.60                                 0.250                        0.017           0.608
4965771                50.74                                 0.250                        0.017           0.483
4965782                89.74                     01          0.250                        0.017           1.233
4965803                64.12                                 0.250                        0.017           0.608
4965807                63.99                                 0.250                        0.017           0.233
4965808                80.00                                 0.250                        0.017           0.483
4965831                74.63                                 0.250                        0.017           0.358
4965873                78.16                                 0.250                        0.017           0.733
4965881                60.23                                 0.250                        0.017           0.233
4965887                78.06                                 0.250                        0.017           0.108
4965909                81.40                     11          0.250                        0.017           0.608
4965916                68.31                                 0.250                        0.017           0.608
4965923                89.02                     17          0.250                        0.017           0.108
4965933                60.00                                 0.250                        0.017           0.483
4966009                80.00                                 0.250                        0.017           0.233
4966010                80.00                                 0.250                        0.017           0.000
4966019                75.00                                 0.250                        0.017           0.358
4966025                80.00                                 0.250                        0.017           0.608
4966029                80.00                                 0.250                        0.017           0.000
4966034                80.00                                 0.250                        0.017           0.000
4966038                75.00                                 0.250                        0.017           0.483
4966039                79.71                                 0.250                        0.017           0.000
4966044                65.22                                 0.250                        0.017           0.108
4966049                87.21                     06          0.250                        0.017           0.358
4966084                74.42                                 0.250                        0.017           0.358
4966094                79.85                                 0.250                        0.017           0.358
4966104                84.82                     01          0.250                        0.017           0.608
4966111                79.39                                 0.250                        0.017           0.000
4966113                72.18                                 0.250                        0.017           0.483
4966119                80.00                                 0.250                        0.017           0.608
4966124                79.91                                 0.250                        0.017           0.233
4966137                62.36                                 0.250                        0.017           0.483
4966139                71.56                                 0.250                        0.017           0.233
4966145                78.77                                 0.250                        0.017           0.608
4966150                75.00                                 0.250                        0.017           0.358
4966154                72.57                                 0.250                        0.017           0.483
4966169                89.97                     11          0.250                        0.017           0.608
4966179                77.26                                 0.250                        0.017           0.858
4966183                59.82                                 0.250                        0.017           0.483
4966190                78.67                                 0.250                        0.017           0.608
4966191                76.88                                 0.250                        0.017           0.483
4966196                80.00                                 0.250                        0.017           0.483
4966216                75.00                                 0.250                        0.017           0.358
4966256                57.84                                 0.250                        0.017           0.233
4966282                33.26                                 0.250                        0.017           0.483
4966291                57.29                                 0.250                        0.017           0.358
4966295                95.00                     01          0.250                        0.017           0.858
4966307                79.99                                 0.250                        0.017           0.483
4966322                75.00                                 0.250                        0.017           0.000
4966331                67.60                                 0.250                        0.017           0.483
4966357                68.97                                 0.250                        0.017           0.233
4966379                78.33                                 0.250                        0.017           0.358
4966388                80.00                                 0.250                        0.017           0.233
4966395                80.00                                 0.250                        0.017           0.000
4966405                80.00                                 0.250                        0.017           0.483
4966423                80.00                                 0.250                        0.017           0.608
4966436                80.00                                 0.250                        0.017           0.608
4966441                89.91                     13          0.250                        0.017           0.233
4966443                79.27                                 0.250                        0.017           0.233
4966459                52.41                                 0.250                        0.017           0.233
4966466                66.73                                 0.250                        0.017           0.108
4966470                67.07                                 0.250                        0.017           0.358
4966473                72.22                                 0.250                        0.017           0.358
4966477                70.00                                 0.250                        0.017           0.233
4966480                79.89                                 0.250                        0.017           0.233
4966484                90.00                     01          0.250                        0.017           0.358
4966490                76.39                                 0.250                        0.017           0.108
4966493                84.71                     06          0.250                        0.017           0.358
4966497                61.65                                 0.250                        0.017           0.858
4966500                77.77                                 0.250                        0.017           0.000
4966502                69.40                                 0.250                        0.017           0.233
4966510                80.00                                 0.250                        0.017           0.000
4966512                62.33                                 0.250                        0.017           0.233
4966517                73.54                                 0.250                        0.017           0.483
4966535                91.65                     01          0.250                        0.017           0.233
4966543                56.88                                 0.250                        0.017           0.108
4966569                80.00                                 0.250                        0.017           0.483
4966582                77.95                                 0.250                        0.017           0.608
4966596                80.00                                 0.250                        0.017           0.733
4966603                80.00                                 0.250                        0.017           0.483
4966608                79.99                                 0.250                        0.017           0.233
4966630                70.00                                 0.250                        0.017           0.233
4966634                71.23                                 0.250                        0.017           0.233
4966640                89.99                     01          0.250                        0.017           0.608
4966654                38.28                                 0.250                        0.017           0.608
4966655                78.48                                 0.250                        0.017           0.233
4966663                34.67                                 0.250                        0.017           0.483
4966665                70.25                                 0.250                        0.017           0.358
4966680                43.34                                 0.250                        0.017           0.233
4966702                59.14                                 0.250                        0.017           0.233
4966712                73.97                                 0.250                        0.017           0.233
4966726                72.11                                 0.250                        0.017           0.000
4966727                89.04                     13          0.250                        0.017           0.233
4966741                73.71                                 0.250                        0.017           0.483
4966744                75.00                                 0.250                        0.017           0.233
4966752                68.57                                 0.250                        0.017           0.233
4966760                75.00                                 0.250                        0.017           0.108
4966765                73.49                                 0.250                        0.017           0.233
4966773                95.00                     06          0.250                        0.017           0.358
4966789                83.89                     06          0.250                        0.017           0.233
4966790                77.78                                 0.250                        0.017           0.483
4966798                80.00                                 0.250                        0.017           0.483
4966804                75.00                                 0.250                        0.017           0.733
4966808                95.00                     01          0.250                        0.017           0.358
4966856                47.31                                 0.250                        0.017           0.483
4966938                85.00                     17          0.250                        0.017           0.858
4967109                68.96                                 0.250                        0.017           0.858
4967132                69.17                                 0.250                        0.017           0.483
4967167                75.00                                 0.250                        0.017           0.358
4967435                80.00                                 0.250                        0.017           0.000
4967461                62.94                                 0.250                        0.017           0.000
4967587                64.93                                 0.250                        0.017           0.608
4967657                80.00                                 0.250                        0.017           0.358
4967666                90.00                     06          0.250                        0.017           0.608
4967834                45.43                                 0.250                        0.017           0.233
4967893                43.33                                 0.250                        0.017           0.358
4968093                90.00                     06          0.250                        0.017           0.608
4968140                77.01                                 0.250                        0.017           0.358
4968153                70.37                                 0.250                        0.017           0.358
4968305                59.18                                 0.250                        0.017           0.108
4968322                61.90                                 0.250                        0.017           0.483
4968326                65.00                                 0.250                        0.017           0.000
4968337                33.10                                 0.250                        0.017           0.108
4968341                57.78                                 0.250                        0.017           0.108
4968347                50.91                                 0.250                        0.017           0.858
4968349                65.85                                 0.250                        0.017           0.608
4968353                79.30                                 0.250                        0.017           0.483
4968357                69.15                                 0.250                        0.017           0.983
4968468                80.00                                 0.250                        0.017           0.000
4968493                80.00                                 0.250                        0.017           0.858
4968788                80.00                                 0.250                        0.017           0.108
4968806                73.68                                 0.250                        0.017           0.233
4969082                80.00                                 0.250                        0.017           0.233
4969087                80.00                                 0.250                        0.017           0.483
4969088                80.00                                 0.250                        0.017           0.233
4969343                80.00                                 0.250                        0.017           0.358
4969360                80.00                                 0.250                        0.017           0.483
4969365                80.00                                 0.250                        0.017           0.233
4969376                76.91                                 0.250                        0.017           1.358
4969472                80.00                                 0.250                        0.017           0.483
4969485                70.00                                 0.250                        0.017           0.358
4969494                51.29                                 0.250                        0.017           0.233
4969501                33.30                                 0.250                        0.017           0.608
4969780                52.27                                 0.250                        0.017           0.233
4969786                63.81                                 0.250                        0.017           0.483
4969951                54.64                                 0.250                        0.017           0.608
4970025                80.00                                 0.250                        0.017           0.233
4970046                74.20                                 0.250                        0.017           0.483
4970081                80.00                                 0.250                        0.017           0.483
4970092                72.86                                 0.250                        0.017           0.483
4970107                53.10                                 0.250                        0.017           0.358
4970113                76.23                                 0.250                        0.017           0.483
4970126                80.00                                 0.250                        0.017           0.608
4970163                80.00                                 0.250                        0.017           0.233
4970181                45.62                                 0.250                        0.017           0.358
4970184                73.53                                 0.250                        0.017           0.483
4970409                79.52                                 0.250                        0.017           0.108
4970411                56.52                                 0.250                        0.017           0.608
4970433                55.56                                 0.250                        0.017           0.000
4970494                69.35                                 0.250                        0.017           0.483
4970637                45.26                                 0.250                        0.017           0.858
4970643                69.86                                 0.250                        0.017           0.358
4970733                69.23                                 0.250                        0.017           0.233
4970743                55.85                                 0.250                        0.017           0.000
4970750                67.25                                 0.250                        0.017           0.233
4970875                80.00                                 0.250                        0.017           0.483
4970882                51.72                                 0.250                        0.017           0.108
4970894                70.50                                 0.250                        0.017           0.358
4970905                80.00                                 0.250                        0.017           0.483
4970915                80.00                                 0.250                        0.017           0.358
4970926                75.00                                 0.250                        0.017           0.483
4970947                80.00                                 0.250                        0.017           0.233
4971028                52.39                                 0.250                        0.017           0.358
4971056                79.04                                 0.250                        0.017           0.000
4971447                80.00                                 0.250                        0.017           0.108
4971538                65.43                                 0.250                        0.017           0.233
4971646                68.54                                 0.250                        0.017           0.608
4971655                57.14                                 0.250                        0.017           0.108
4971837                75.00                                 0.250                        0.017           0.483
4971842                62.85                                 0.250                        0.017           0.233
4971889                69.56                                 0.250                        0.017           0.483
4971918                67.33                                 0.250                        0.017           0.233
4971926                77.53                                 0.250                        0.017           0.233
4972237                65.93                                 0.250                        0.017           0.108
4972320                68.30                                 0.250                        0.017           0.233
4972326                56.89                                 0.250                        0.017           0.108
4972363                62.78                                 0.250                        0.017           0.358
4972441                64.21                                 0.250                        0.017           0.358
4972443                63.90                                 0.250                        0.017           0.608
4972505                57.08                                 0.250                        0.017           0.108
4972564                61.73                                 0.250                        0.017           0.608
4972587                75.76                                 0.250                        0.017           0.000
4972624                88.89                     13          0.250                        0.017           0.000
4973002                90.00                     11          0.250                        0.017           0.483
4973251                80.00                                 0.250                        0.017           0.608
4973254                51.46                                 0.250                        0.017           0.108
4973387                61.12                                 0.250                        0.017           0.108
4973433                76.67                                 0.250                        0.017           0.483
4973547                79.75                                 0.250                        0.017           0.233
4973584                85.57                     01          0.250                        0.017           0.108
4973609                79.01                                 0.250                        0.017           0.000
4973629                76.63                                 0.250                        0.017           0.233
4973799                70.33                                 0.250                        0.017           0.233
4973845                69.05                                 0.250                        0.017           0.233
4974502                78.95                                 0.250                        0.017           0.000
4974774                51.46                                 0.250                        0.017           0.000
4974971                42.15                                 0.250                        0.017           0.233
4975357                56.44                                 0.250                        0.017           0.483
4975950                80.00                                 0.250                        0.017           0.233
4975962                68.42                                 0.250                        0.017           0.358
4976101                64.39                                 0.250                        0.017           0.358
4976125                79.81                                 0.250                        0.017           0.000
4976127                69.44                                 0.250                        0.017           0.483
4976263                69.33                                 0.250                        0.017           0.233
4976390                79.12                                 0.250                        0.017           0.358
4976570                73.08                                 0.250                        0.017           0.000
4976597                93.75                     06          0.250                        0.017           0.358
4976821                64.76                                 0.250                        0.017           0.000
4977846                63.25                                 0.250                        0.017           0.483
4978610                51.72                                 0.250                        0.017           0.000
4984266                80.00                                 0.250                        0.017           0.000
4985399                66.84                                 0.250                        0.017           0.108
6535002                80.00                                 0.250                        0.017           0.000
6568813                31.50                                 0.250                        0.017           0.358
6604493                80.00                                 0.250                        0.017           0.483
6626593                75.21                                 0.250                        0.017           0.483
6640244                80.00                                 0.250                        0.017           0.608
6687215                63.61                                 0.250                        0.017           0.108
6765253                80.00                                 0.250                        0.017           0.108
6798676                69.89                                 0.250                        0.017           0.483
6815257                70.00                                 0.250                        0.017           0.608
6824582                79.42                                 0.250                        0.017           0.483
6826977                80.00                                 0.250                        0.017           0.608
6853801                79.97                                 0.250                        0.017           0.733
6854080                79.98                                 0.250                        0.017           0.000
6867122                80.00                                 0.250                        0.017           0.108
6872708                79.88                                 0.250                        0.017           0.858
6898891                89.99                     17          0.250                        0.017           0.608
6899245                77.91                                 0.250                        0.017           0.608
6910460                87.87                     24          0.250                        0.017           0.733
6914422                90.00                     17          0.250                        0.017           0.358
6928221                95.00                     12          0.250                        0.017           0.608
6953171                80.00                                 0.250                        0.017           0.108
6954935                80.00                                 0.250                        0.017           0.358
6972185                79.99                                 0.250                        0.017           0.108
6977519                78.95                                 0.250                        0.017           0.483
7001483                65.22                                 0.250                        0.017           0.358
7018002                72.60                                 0.250                        0.017           0.108
7042002                79.74                                 0.250                        0.017           0.733
7070801                95.00                     06          0.250                        0.017           0.858
7076617                80.00                                 0.250                        0.017           0.108
7083949                89.28                     33          0.250                        0.017           0.733
7084504                80.00                                 0.250                        0.017           0.483
7101386                86.49                     33          0.250                        0.017           0.483
7101913                80.00                                 0.250                        0.017           0.358
7102461                77.14                                 0.250                        0.017           0.108
7108072                80.00                                 0.250                        0.017           0.233
7108274                80.00                                 0.250                        0.017           0.233
7119796                75.00                                 0.250                        0.017           0.733
7123420                76.89                                 0.250                        0.017           0.000
7130701                80.00                                 0.250                        0.017           0.358
7132046                79.99                                 0.250                        0.017           0.000
7139443                80.00                                 0.250                        0.017           0.483
7149324                80.00                                 0.250                        0.017           0.483
7152839                80.00                                 0.250                        0.017           0.233
7153335                67.32                                 0.250                        0.017           0.608
7161217                80.00                                 0.250                        0.017           0.358
7167048                90.00                     13          0.250                        0.017           0.233
7177777                80.00                                 0.250                        0.017           0.483
7192834                80.00                                 0.250                        0.017           0.483
7202698                80.00                                 0.250                        0.017           0.358
7202841                89.93                     17          0.250                        0.017           0.483
7205254                60.71                                 0.250                        0.017           0.108
7209576                95.00                     17          0.250                        0.017           0.733
7211224                80.00                                 0.250                        0.017           0.608
7223958                80.00                                 0.250                        0.017           0.983
7229978                80.00                                 0.250                        0.017           0.483
7232782                69.50                                 0.250                        0.017           0.858
7238884                70.97                                 0.250                        0.017           0.983
7261593                79.99                                 0.250                        0.017           0.233
7261738                69.09                                 0.250                        0.017           0.608
7280093                77.14                                 0.250                        0.017           0.358
7282774                90.00                     17          0.250                        0.017           0.233
7283502                70.00                                 0.250                        0.017           0.608
7289833                94.80                     11          0.250                        0.017           0.483
7298818                53.33                                 0.250                        0.017           0.483
7311086                64.84                                 0.250                        0.017           0.000
7312412                62.56                                 0.250                        0.017           0.483
7312732                36.67                                 0.250                        0.017           0.358
7322294                90.00                     17          0.250                        0.017           0.000
7324128                72.50                                 0.250                        0.017           0.233
7326830                73.33                                 0.250                        0.017           0.858
7328159                69.57                                 0.250                        0.017           0.483
7328330                60.85                                 0.250                        0.017           0.483
7328670                73.75                                 0.250                        0.017           0.358
7330151                94.99                     17          0.250                        0.017           0.483
7331617                68.37                                 0.250                        0.017           0.733
7336680                85.00                     17          0.250                        0.017           0.483
7343634                95.00                     24          0.250                        0.017           0.483
7347212                68.47                                 0.250                        0.017           0.233
7347768                88.89                     06          0.250                        0.017           1.108
7354743                73.16                                 0.250                        0.017           0.483
7356806                56.18                                 0.250                        0.017           0.000
7360521                36.24                                 0.250                        0.017           0.358
7361917                77.78                                 0.250                        0.017           0.483
7362003                80.00                                 0.250                        0.017           0.000
7364315                80.00                                 0.250                        0.017           0.108
7368328                61.33                                 0.250                        0.017           0.358
7371021                75.00                                 0.250                        0.017           0.608
7375628                41.48                                 0.250                        0.017           0.358
7376292                67.44                                 0.250                        0.017           0.858
7378016                80.00                                 0.250                        0.017           0.983
7379294                90.00                     06          0.250                        0.017           0.483
7380258                57.14                                 0.250                        0.017           0.733
7382823                63.48                                 0.250                        0.017           0.483
7382944                95.00                     17          0.250                        0.017           0.358
7385306                70.00                                 0.250                        0.017           0.233
7385677                69.06                                 0.250                        0.017           0.233
7386131                70.81                                 0.250                        0.017           0.733
7388221                90.00                     16          0.250                        0.017           0.608
7388579                60.63                                 0.250                        0.017           0.233
7391924                39.39                                 0.250                        0.017           0.233
7393415                46.32                                 0.250                        0.017           0.483
7399732                75.00                                 0.250                        0.017           0.608
7402264                79.95                                 0.250                        0.017           0.983
7403918                66.60                                 0.250                        0.017           0.983
7404288                79.95                                 0.250                        0.017           0.000
7404294                95.00                     24          0.250                        0.017           0.733
7410446                89.99                     01          0.250                        0.017           0.233
7412750                90.00                     17          0.250                        0.017           0.233
7412780                65.83                                 0.250                        0.017           0.608
7413752                80.00                                 0.250                        0.017           0.108
7414972                69.67                                 0.250                        0.017           0.483
7425078                60.31                                 0.250                        0.017           0.233
7432174                51.25                                 0.250                        0.017           0.233
7432854                65.35                                 0.250                        0.017           0.233
7433001                69.99                                 0.250                        0.017           0.108
7433726                62.73                                 0.250                        0.017           0.483
7437004                80.00                                 0.250                        0.017           0.358
7438058                74.71                                 0.250                        0.017           0.483
7438234                68.94                                 0.250                        0.017           0.358
7439409                90.00                     33          0.250                        0.017           0.608
7443634                74.84                                 0.250                        0.017           0.608
7447896                35.92                                 0.250                        0.017           0.483
7449396                80.00                                 0.250                        0.017           0.483
7451176                63.39                                 0.250                        0.017           0.608
7452386                80.00                                 0.250                        0.017           1.108
7452413                80.00                                 0.250                        0.017           0.483
7455839                80.00                                 0.250                        0.017           0.358
7457172                80.00                                 0.250                        0.017           0.233
7457188                80.00                                 0.250                        0.017           0.608
7459650                79.89                                 0.250                        0.017           0.233
7460458                65.56                                 0.250                        0.017           0.358
7460514                94.14                     06          0.250                        0.017           0.983
7461248                80.00                                 0.250                        0.017           0.608
7461873                70.00                                 0.250                        0.017           0.483
7462408                50.28                                 0.250                        0.017           0.358
7464851                80.00                                 0.250                        0.017           0.608
7465640                80.00                                 0.250                        0.017           0.608
7467170                80.00                                 0.250                        0.017           0.233
7467581                75.00                                 0.250                        0.017           0.483
7470520                61.78                                 0.250                        0.017           0.233
7471674                80.00                                 0.250                        0.017           0.108
7473275                80.00                                 0.250                        0.017           0.000
7473641                74.99                                 0.250                        0.017           0.233
7474356                80.00                                 0.250                        0.017           0.000
7475576                90.00                     06          0.250                        0.017           0.858
7476738                80.00                                 0.250                        0.017           0.483
7477382                43.50                                 0.250                        0.017           0.608
7479584                65.00                                 0.250                        0.017           0.608
7482197                75.00                                 0.250                        0.017           0.483
7482394                63.07                                 0.250                        0.017           0.233
7484700                74.99                                 0.250                        0.017           1.233
7484809                80.00                                 0.250                        0.017           0.108
7486981                85.92                     11          0.250                        0.017           0.483
7489298                80.00                                 0.250                        0.017           0.733
7489385                80.00                                 0.250                        0.017           0.608
7493566                70.00                                 0.250                        0.017           0.000
7493928                80.00                                 0.250                        0.017           0.358
7494140                95.00                     06          0.250                        0.017           0.000
7494269                77.00                                 0.250                        0.017           0.108
7497964                89.99                     17          0.250                        0.017           0.483
7502012                80.00                                 0.250                        0.017           0.483
7502209                33.86                                 0.250                        0.017           0.733
7502390                89.99                     11          0.250                        0.017           0.358
7504582                65.71                                 0.250                        0.017           0.858
7505928                47.16                                 0.250                        0.017           0.233
7506678                80.00                                 0.250                        0.017           0.858
7507800                74.00                                 0.250                        0.017           0.733
7508180                75.00                                 0.250                        0.017           1.233
7509109                56.52                                 0.250                        0.017           0.108
7509650                79.97                                 0.250                        0.017           0.000
7510050                75.00                                 0.250                        0.017           0.358
7512835                70.00                                 0.250                        0.017           0.483
7512974                80.00                                 0.250                        0.017           0.358
7514099                55.67                                 0.250                        0.017           0.108
7516762                69.29                                 0.250                        0.017           0.733
7517637                67.83                                 0.250                        0.017           0.108
7519043                62.33                                 0.250                        0.017           0.483
7519633                68.11                                 0.250                        0.017           0.608
7520615                80.00                                 0.250                        0.017           0.483
7520910                80.00                                 0.250                        0.017           0.358
7521348                80.00                                 0.250                        0.017           0.233
7521390                85.87                     01          0.250                        0.017           0.000
7522330                89.99                     01          0.250                        0.017           0.733
7522931                79.93                                 0.250                        0.017           0.000
7523843                70.00                                 0.250                        0.017           0.733
7523844                79.70                                 0.250                        0.017           0.233
7524337                73.14                                 0.250                        0.017           0.000
7525221                85.54                     01          0.250                        0.017           0.733
7525284                70.00                                 0.250                        0.017           0.233
7527474                65.18                                 0.250                        0.017           0.108
7528424                70.00                                 0.250                        0.017           0.108
7530404                95.00                     17          0.250                        0.017           0.858
7530413                75.87                                 0.250                        0.017           0.608
7530666                80.00                                 0.250                        0.017           0.608
7531161                70.00                                 0.250                        0.017           0.000
7531175                68.98                                 0.250                        0.017           0.358
7531401                62.27                                 0.250                        0.017           0.608
7531842                63.23                                 0.250                        0.017           0.108
7532277                80.00                                 0.250                        0.017           0.233
7532443                77.64                                 0.250                        0.017           0.608
7532831                48.24                                 0.250                        0.017           0.233
7533386                80.00                                 0.250                        0.017           0.733
7533601                80.00                                 0.250                        0.017           0.108
7533810                80.00                                 0.250                        0.017           0.233
7533967                80.00                                 0.250                        0.017           0.000
7534012                77.19                                 0.250                        0.017           0.000
7534105                80.00                                 0.250                        0.017           0.608
7534284                79.08                                 0.250                        0.017           0.608
7535270                64.43                                 0.250                        0.017           0.233
7538401                80.00                                 0.250                        0.017           0.233
7538573                52.38                                 0.250                        0.017           0.358
7538693                80.00                                 0.250                        0.017           0.358
7539553                67.27                                 0.250                        0.017           0.233
7540623                89.99                     24          0.250                        0.017           0.608
7541168                87.02                     06          0.250                        0.017           0.608
7542566                55.34                                 0.250                        0.017           0.608
7542643                63.15                                 0.250                        0.017           0.108
7544146                80.00                                 0.250                        0.017           0.233
7545971                74.75                                 0.250                        0.017           0.108
7545978                79.99                                 0.250                        0.017           0.233
7546844                70.00                                 0.250                        0.017           0.108
7547599                79.41                                 0.250                        0.017           0.358
7549011                75.00                                 0.250                        0.017           0.733
7549596                68.55                                 0.250                        0.017           0.358
7550708                70.00                                 0.250                        0.017           0.000
7551265                90.00                     11          0.250                        0.017           0.233
7552130                70.00                                 0.250                        0.017           0.358
7552985                76.06                                 0.250                        0.017           0.608
7553112                72.38                                 0.250                        0.017           0.358
7553880                58.48                                 0.250                        0.017           0.358
7554584                78.08                                 0.250                        0.017           0.000
7555619                60.13                                 0.250                        0.017           0.233
7556001                58.19                                 0.250                        0.017           0.358
7558845                44.44                                 0.250                        0.017           0.108
7559038                79.15                                 0.250                        0.017           0.733
7559144                79.99                                 0.250                        0.017           0.608
7559274                80.00                                 0.250                        0.017           0.358
7560223                80.00                                 0.250                        0.017           1.108
7560854                75.00                                 0.250                        0.017           0.983
7561371                72.21                                 0.250                        0.017           0.000
7561507                60.14                                 0.250                        0.017           0.358
7562715                90.00                     01          0.250                        0.017           0.483
7563224                57.66                                 0.250                        0.017           0.108
7563387                76.34                                 0.250                        0.017           0.233
7563845                90.00                     17          0.250                        0.017           0.358
7563967                69.52                                 0.250                        0.017           0.233
7564230                69.99                                 0.250                        0.017           0.108
7565693                90.00                     33          0.250                        0.017           0.358
7567277                70.00                                 0.250                        0.017           0.358
7569215                75.00                                 0.250                        0.017           0.358
7569256                69.78                                 0.250                        0.017           0.233
7570253                80.00                                 0.250                        0.017           0.608
7575326                62.52                                 0.250                        0.017           0.358
7575789                44.14                                 0.250                        0.017           0.358
7579964                38.24                                 0.250                        0.017           0.358



COUNT:
WAC:
WAM:           358
WALTV:         70.1


                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1999-08 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)      (ii)                                   (iii)     (iv)       (v)      (vi)       (vii)     (viii)      (ix)
-----    ----------------------   -----  ----  --------  --------  --------  -------   --------- ---------- ----------
                                                                     NET                                     CUT-OFF
MORTGAGE                                                 MORTGAGE  MORTGAGE  CURRENT   ORIGINAL   SCHEDULED   DATE
LOAN                                     ZIP   PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY   PRINCIPAL
NUMBER   CITY                     STATE  CODE   TYPE      RATE      RATE     PAYMENT   MATURITY   DATE       BALANCE
-------- ----------------------   -----  ----  --------  --------  --------  -------   ---------  --------  -----------
4833837  LAKE LEELANAU              MI   49653   SFD      7.375    6.500    $3,453.38    360     1-Oct-28   $498,074.17
4837873  DALLAS                     TX   75229   SFD      7.375    6.500    $2,304.10    360     1-Jul-28   $331,524.97
4867782  ENCINO AREA                CA   91316   SFD      7.250    6.500    $2,046.53    360     1-Aug-28   $298,194.69
4868099  GENEVA                     IL   60134   SFD      7.250    6.500    $1,903.28    360     1-Aug-28   $277,448.54
4876420  SHERMAN OAKS               CA   91423   SFD      7.375    6.500    $1,926.99    360     1-Sep-28   $277,706.45
4877160  BALTIMORE                  MD   21234   SFD      7.625    6.500    $1,952.81    358     1-May-28   $273,845.64
4880978  LA MADERA                  NM   87539   SFD      7.500    6.500    $1,335.50    360     1-Sep-28   $190,136.10
4892283  YORBA LINDA                CA   92886   SFD      7.250    6.500    $1,916.92    360     1-Sep-28   $279,663.83
4893573  GLENCOE                    IL   60022   SFD      7.250    6.500    $1,705.45    360     1-Sep-28   $248,811.98
4899645  SPARTA                     NJ   07871   PUD      7.375    6.500    $1,641.04    360     1-Sep-28   $236,413.36
4899848  TOPANGA                    CA   90290   SFD      7.250    6.500    $3,372.68    360     1-Sep-28   $491,948.88
4904791  SOUTH WINDSOR              CT   06074   SFD      7.500    6.500    $2,007.44    360     1-Sep-28   $285,801.47
4906512  LUTZ                       FL   33549   SFD      7.250    6.500    $2,046.53    360     1-Sep-28   $298,574.43
4911337  CEDAR CREEK                TX   78612   SFD      7.375    6.500    $1,858.21    348     1-Sep-27   $265,157.45
4911940  ISSAQUAH                   WA   98029   SFD      7.375    6.500    $2,707.45    360     1-Oct-28   $390,490.14
4917587  GLADSTONE                  NJ   07934   SFD      7.375    6.500    $2,299.95    360     1-Jan-29   $332,491.67
4920833  CINCINNATI                 OH   45242   SFD      7.875    6.500    $1,780.05    360     1-Oct-28   $244,644.05
4922236  PLEASANTON                 CA   94588   SFD      7.375    6.500    $2,624.57    360     1-Oct-28   $378,536.35
4922810  BASKING RIDGE              NJ   07920   SFD      7.625    6.500    $1,903.97    360     1-Nov-28   $268,213.75
4922870  MARLBORO                   NJ   07746   SFD      7.750    6.500    $2,109.12    360     1-Nov-28   $293,560.76
4923012  MT. VIEW                   CA   94043   SFD      7.375    6.500    $2,701.23    360     1-Nov-28   $389,898.61
4923353  GRAFORD                    TX   76449   SFD      7.875    6.500    $2,117.20    360     1-Oct-28   $289,762.15
4924326  GLASTONBURY                CT   06033   SFD      6.750    6.483    $2,386.85    360     1-Nov-28   $366,721.87
4924456  BIRMINGHAM                 AL   35242   PUD      7.250    6.500    $2,769.48    240     1-Nov-18   $347,766.33
4924919  PASADENA                   CA   91107   SFD      7.375    6.500    $1,605.82    360     1-Nov-28   $231,785.80
4929552  ONSET                      MA   02558   SFD      7.250    6.500    $2,123.28    360     1-Jan-29   $310,762.91
4929599  PEORIA                     AZ   85382   PUD      7.125    6.500    $1,172.28    360     1-Oct-28   $173,296.02
4930094  LAKEVILLE                  MN   55044   SFD      7.375    6.500    $2,526.57    360     1-Oct-28   $364,402.05
4930332  ROCKVILLE                  MD   20852   SFD      7.500    6.500    $3,017.12    360     1-Oct-28   $429,878.63
4930346  LONGBOAT KEY               FL   34228   LCO      7.375    6.500    $6,354.22    360     1-Sep-28   $915,734.62
4930674  BIG BEAR LAKE              CA   92315   SFD      7.375    6.500    $2,486.43    360     1-Oct-28   $356,582.49
4931035  NORTH POLE                 AK   99705   SFD      7.250    6.500    $1,159.70    360     1-Oct-28   $169,328.86
4931088  ROSWELL                    GA   30075   SFD      7.375    6.500    $2,092.75    360     1-Oct-28   $301,832.93
4932263  LITTLE ROCK                AR   72212   SFD      7.125    6.500    $1,785.36    360     1-Jan-29   $264,574.90
4933331  BOTHELL                    WA   98012   SFD      7.375    6.500    $2,070.13    360     1-Dec-28   $299,036.59
4933836  CALABASAS                  CA   91302   SFD      7.875    6.500    $2,320.22    360     1-Dec-28   $319,334.99
4937068  WEST BLOOMFIELD            MI   48322   SFD      7.500    6.500    $1,873.90    360     1-Jan-29   $267,600.96
4941493  SEATTLE                    WA   98105   SFD      7.125    6.500    $1,805.57    360     1-Nov-28   $267,135.06
4941517  MT. AIRY                   MD   21771   SFD      6.875    6.500    $1,650.05    360     1-Dec-28   $250,538.28
4941559  SAN MATEO                  CA   94402   SFD      7.125    6.500    $3,766.09    360     1-Nov-28   $557,195.90
4941575  PETALUMA                   CA   94954   SFD      6.625    6.358    $1,754.45    360     1-Dec-28   $273,270.76
4941657  PARADISE VALLEY            AZ   85253   SFD      7.000    6.500    $4,324.47    360     1-Nov-28   $647,850.07
4941673  BROWNSBURG                 IN   46112   SFD      7.000    6.500    $2,528.15    360     1-Nov-28   $378,743.12
4941686  MEDINA                     WA   98039   SFD      7.000    6.500    $2,761.01    360     1-Nov-28   $413,627.34
4941699  REISTERTOWN                MD   21136   SFD      6.500    6.233    $1,946.77    360     1-Dec-28   $306,916.50
4941937  FRANKLIN                   TN   37069   SFD      7.125    6.500    $1,868.49    360     1-Nov-28   $276,444.90
4941954  SAN RAFAEL                 CA   94901   SFD      6.875    6.500    $2,412.24    360     1-Dec-28   $366,269.22
4941987  SAN JOSE                   CA   95125   SFD      6.625    6.358    $1,639.20    360     1-Nov-28   $255,089.02
4942002  REDMOND                    WA   98052   SFD      6.875    6.500    $1,937.94    360     1-Oct-28   $293,746.54
4942026  SEATTLE                    WA   98115   SFD      7.375    6.500    $2,149.38    360     1-Nov-28   $310,244.04
4942058  ENGLEWOOD                  CO   80111   SFD      7.000    6.500    $2,255.38    360     1-Aug-28   $337,020.47
4942113  PORTLAND                   OR   97201   SFD      6.875    6.500    $2,726.26    360     1-Nov-28   $413,593.35
4942136  BELMONT                    MA   02178   SFD      7.250    6.500    $4,093.06    360     1-Nov-28   $598,110.73
4942144  NEEDHAM                    MA   02492   SFD      7.125    6.500    $1,605.48    360     1-Nov-28   $237,530.89
4942366  WOODSTOCK                  MD   21163   SFD      7.250    6.500    $1,627.51    360     1-Oct-28   $237,633.09
4942387  DENVER                     CO   80218   LCO      6.875    6.500    $1,681.74    360     1-Nov-28   $255,132.29
4942522  GLENVIEW                   IL   60025   SFD      6.875    6.500    $3,054.72    360     1-Dec-28   $463,821.29
4942567  PAYSON                     AZ   85541   SFD      7.125    6.500    $4,379.17    360     1-Dec-28   $648,431.34
4942610  SCOTTSDALE                 AZ   85260   SFD      7.250    6.500    $1,780.49    360     1-Nov-28   $260,178.13
4942661  SEATTLE                    WA   98119   SFD      7.375    6.500    $2,348.30    360     1-Dec-28   $339,017.23
4942677  ROSEVILLE                  CA   95746   SFD      7.125    6.500    $1,684.30    360     1-Nov-28   $249,193.15
4942683  FREMONT                    CA   94539   SFD      7.250    6.500    $2,182.97    360     1-Nov-28   $318,992.37
4942702  PHOENIX                    AZ   85016   SFD      6.625    6.358    $2,842.99    360     1-Nov-28   $442,420.02
4942710  SCOTTSDALE                 AZ   85255   SFD      7.250    6.500    $2,319.40    360     1-Sep-28   $338,384.37
4942985  ANAHEIM                    CA   92807   SFD      7.375    6.500    $2,817.95    360     1-Nov-28   $406,746.70
4943012  POOLESVILLE                MD   20837   SFD      7.250    6.500    $1,937.38    360     1-Nov-28   $283,105.74
4943021  RALIEGH                    NC   27612   SFD      6.875    6.500    $3,260.99    360     1-Nov-28   $493,911.64
4943041  GAITHERSBURG               MD   20878   SFD      6.750    6.483    $1,559.88    360     1-Nov-28   $239,664.72
4943158  MEDIA                      PA   19063   SFD      6.750    6.483    $1,543.66    360     1-Nov-28   $237,173.42
4943207  PORTLAND                   OR   97229   SFD      6.625    6.358    $2,394.77    360     1-Nov-28   $372,658.57
4943211  COLLIERVILLE               TN   38017   SFD      6.875    6.500    $2,726.25    360     1-Dec-28   $413,947.05
4943393  BURNSVILLE                 NC   28714   SFD      6.875    6.500    $1,619.33    360     1-Dec-28   $245,875.16
4943431  OKLAHOMA CITY              OK   73120   SFD      7.250    6.500    $2,728.71    360     1-Jan-29   $399,374.03
4943451  OKLAHOMA CITY              OK   73013   SFD      7.250    6.500    $2,928.24    360     1-Feb-29   $428,915.15
4943485  THOUSAND OAKS              CA   91320   SFD      7.375    6.500    $1,699.06    360     1-Nov-28   $245,244.32
4943547  UNION                      KY   41091   SFD      7.375    6.500    $1,899.36    360     1-Jan-29   $274,580.20
4944090  CARMEL                     CA   93923   SFD      7.125    6.500    $5,153.95    360     1-Oct-28   $761,904.65
4944272  LA JOLLA                   CA   92037   SFD      7.375    6.500    $2,762.70    360     1-Oct-28   $397,738.66
4944537  LITTLETON                  CO   80127   PUD      7.125    6.500    $1,717.99    360     1-Nov-28   $254,176.99
4944547  ATLANTA                    GA   30327   SFD      6.875    6.500    $3,284.65    360     1-Nov-28   $498,302.95
4944554  DALLAS                     TX   75225   PUD      7.625    6.500    $2,208.32    360     1-Nov-28   $311,088.08
4944565  ATLANTA                    GA   30342   PUD      7.000    6.500    $3,126.93    360     1-Nov-28   $466,185.29
4944569  CENTREVILLE                OH   45459   SFD      7.125    6.500    $1,947.05    360     1-Nov-28   $288,040.50
4944613  GOLDEN                     CO   80401   SFD      7.000    6.500    $2,488.23    360     1-Nov-28   $372,762.98
4944702  MANDEVILLE                 LA   70471   SFD      7.000    6.500    $4,191.41    360     1-Feb-29   $629,483.59
4944775  GARDNERVILLE               NV   89410   SFD      7.500    6.500    $2,097.64    360     1-Dec-28   $299,327.90
4944800  HALF MOON BAY              CA   94019   SFD      6.750    6.483    $2,594.39    360     1-Nov-28   $395,576.89
4944961  SAUSILITO                  CA   94965   SFD      7.375    6.500    $6,036.50    360     1-Oct-28   $870,633.67
4947402  FREDERICK                  MD   21701   SFD      7.500    6.500    $2,414.39    360     1-Dec-28   $344,526.39
4947520  HEALDSBURG                 CA   95476   SFD      6.875    6.500      $919.70    360     1-Nov-28   $139,525.47
4947552  CARY                       NC   27513   SFD      7.500    6.500    $2,233.99    360     1-Dec-28   $318,784.20
4947673  JAMAICA PLAIN              MA   02130   LCO      7.375    6.500    $1,657.62    360     1-Aug-28   $234,548.06
4947681  ORANGE                     CA   92869   SFD      7.500    6.500    $1,748.04    360     1-Dec-28   $249,439.89
4948291  NORTH ANDOVER              MA   01845   SFD      7.125    6.500    $2,021.16    360     1-Nov-28   $299,031.78
4948303  TEMPE                      AZ   85284   PUD      6.750    6.483    $2,879.78    360     1-Nov-28   $442,457.93
4949138  DAWSONVILLE                GA   30534   SFD      7.125    6.500    $1,915.45    360     1-Sep-28   $282,925.43
4952027  LINCOLN                    NE   68516   SFD      7.250    6.500    $3,274.45    360     1-Feb-29   $479,625.55
4954228  TULSA                      OK   74137   SFD      6.875    6.500    $2,223.05    360     1-Feb-29   $338,115.70
4955775  SEATTLE                    WA   98103   SFD      6.500    6.233      $853.30    360     1-Dec-28   $134,618.35
4956961  YORKTOWN HEIGHTS           NY   10598   SFD      7.125    6.500    $2,144.11    360     1-Dec-28   $317,481.96
4957275  ESCONDIDO                  CA   92026   SFD      7.750    6.500    $1,896.71    360     1-Jan-29   $264,375.06
4957871  SAN JOSE                   CA   95125   SFD      7.250    6.500    $1,921.70    360     1-Dec-28   $281,036.72
4958836  WASHINGTON                 DC   20003   SFD      6.875    6.500    $2,313.71    360     1-Nov-28   $351,006.20
4959030  OKEANA                     OH   45053   SFD      7.500    6.500    $2,340.97    360     1-Sep-28   $333,285.69
4959108  ORLANDO                    FL   32836   SFD      7.500    6.500    $2,160.57    360     1-Jun-28   $306,883.75
4959826  LOS GATOS                  CA   95032   SFD      7.375    6.500    $2,697.09    360     1-Oct-28   $388,995.92
4959933  SAN JUAN CAPISTRANO        CA   92675   SFD      7.250    6.500    $2,356.45    360     1-Aug-28   $343,510.42
4960842  NEWPORT BEACH              CA   92663   SFD      7.250    6.500    $4,413.68    360     1-Dec-28   $645,476.67
4960922  VISTA                      CA   92084   SFD      6.625    6.358    $1,684.02    360     1-Nov-28   $262,064.12
4960992  LA JOLLA                   CA   92037   SFD      7.250    6.500    $3,840.65    360     1-Nov-28   $561,227.25
4961027  LOS ANGELES                CA   90048   SFD      7.250    6.500    $2,762.81    360     1-Dec-28   $403,567.77
4961058  SARATOGA                   CA   95070   SFD      7.125    6.500    $2,694.87    360     1-Dec-28   $399,034.68
4961071  RANCHO PALOS VERDES        CA   90275   SFD      7.125    6.500    $5,322.38    360     1-Nov-28   $787,450.38
4961456  NORTHRIDGE                 CA   91326   SFD      7.000    6.500    $2,162.23    360     1-Nov-28   $323,685.89
4961511  LAGUNA NIGUEL              CA   92656   SFD      7.250    6.500    $1,657.69    360     1-Oct-28   $242,040.66
4961545  SAN FRANCISCO              CA   94115   LCO      7.375    6.500    $6,216.08    360     1-Oct-28   $896,533.51
4961810  CARMEL                     CA   93923   SFD      7.250    6.500    $2,735.53    360     1-Dec-28   $400,055.86
4962001  SAN JOSE                   CA   95132   SFD      7.250    6.500    $1,753.19    360     1-Oct-28   $255,236.00
4962187  RANCHO SANTA MARGARITA     CA   92688   SFD      7.125    6.500    $1,333.97    360     1-Oct-28   $197,198.87
4962203  SAN DIEGO                  CA   92106   SFD      6.875    6.500    $1,913.63    360     1-Oct-28   $289,250.76
4962314  DEEPHAVEN                  MN   55391   SFD      7.125    6.500    $1,886.41    360     1-Nov-28   $277,537.22
4962322  LOUISVILLE                 KY   40207   SFD      7.250    6.500    $1,807.76    360     1-Dec-28   $264,376.09
4962330  LAS VEGAS                  NV   89113   SFD      7.250    6.500    $2,455.83    360     1-Dec-28   $358,559.03
4962347  WEST LINN                  OR   97068   SFD      7.000    6.500    $1,846.21    360     1-Nov-28   $276,582.17
4962352  RESTON                     VA   20191   SFD      7.375    6.500    $2,120.37    360     1-Dec-28   $306,134.16
4962359  COLORADO SPRINGS           CO   80919   SFD      7.125    6.500    $1,991.51    360     1-Dec-28   $294,886.61
4962389  SEATTLE                    WA   98107   LCO      7.000    6.500      $525.59    360     1-Dec-28   $78,804.60
4962408  CARLSBAD                   NM   88220   SFD      7.500    6.500      $821.58    360     1-Oct-28   $116,955.98
4962414  ARNOLD                     CA   95223   PUD      7.375    6.500      $593.98    360     1-Nov-28   $85,723.66
4962420  FT. LAUDERDALE             FL   33330   SFD      7.375    6.500    $1,381.35    360     1-Sep-28   $199,072.75
4962424  GARDEN CITY SOUTH          NY   11530   SFD      7.375    6.500      $987.66    360     1-Nov-28   $142,560.75
4962427  TARZANA                    CA   91356   SFD      7.000    6.500    $3,512.79    360     1-Nov-28   $526,253.60
4962431  AUSTIN                     TX   78728   SFD      7.250    6.500      $782.86    360     1-Nov-28   $114,095.03
4962440  FLORHAM PARK               NJ   07932   SFD      7.750    6.500    $1,791.03    360     1-Dec-28   $249,467.22
4962456  PHOENIX                    AZ   85032   SFD      7.875    6.500      $888.58    360     1-Oct-28   $122,122.70
4962656  MANSFIELD                  TX   76063   SFD      7.250    6.500    $3,209.63    360     1-Nov-28   $469,018.54
4962659  CORONA DEL MAR             CA   92625   PUD      7.125    6.500    $6,737.19    360     1-Dec-28   $997,586.66
4962660  WEST MONROE                LA   71291   SFD      8.125    6.500      $816.75    360     1-Dec-28   $109,782.65
4962662  CHICAGO                    IL   60649   LCO      7.375    6.500      $459.30    360     1-Dec-28   $66,347.26
4962670  BOYNTON BEACH              FL   33436   SFD      7.250    6.500    $2,107.92    360     1-Oct-28   $307,780.09
4962679  MISSION VIEJO              CA   92692   SFD      7.250    6.500    $1,882.80    360     1-Dec-28   $275,350.17
4962681  NORTH BERGEN TOWNSHIP      NJ   07047   SFD      7.750    6.500    $1,576.10    360     1-Dec-28   $219,531.18
4962682  MARINA DEL REY             CA   90292   SFD      7.500    6.500    $4,195.29    360     1-Dec-28   $598,655.77
4962686  MILTON                     MA   02186   SFD      7.750    6.500    $2,564.75    360     1-Dec-28   $357,237.09
4962688  HAMPTON                    NH   03842   SFD      7.250    6.500    $1,705.44    360     1-Dec-28   $249,411.39
4962691  HORNELL                    NY   14843   SFD      8.000    6.500      $601.69    360     1-Nov-28   $81,777.70
4962694  BRISTOL                    CT   06010   SFD      7.750    6.500      $573.13    360     1-Dec-28   $79,829.51
4962695  LOS ANGELES                CA   90026   SFD      7.125    6.500      $774.77    360     1-Dec-28   $114,722.49
4962697  HOLMDEL                    NJ   07733   SFD      6.875    6.500    $1,970.79    360     1-Nov-28   $298,983.14
4962701  SAN FRANCISCO              CA   94122   SFD      7.500    6.500    $2,775.88    360     1-Dec-28   $396,110.58
4962709  TUSTIN RANCH               CA   92782   SFD      7.000    6.500    $1,663.25    360     1-Dec-28   $249,381.66
4962711  ROYAL OAK                  MI   48073   SFD      7.000    6.500      $838.28    360     1-Dec-28   $125,688.35
4962730  SANTA ROSA                 CA   95405   SFD      6.625    6.358    $2,465.19    360     1-Nov-28   $383,505.42
4962735  ROCKVILLE                  MD   20852   LCO      7.375    6.500    $1,056.04    360     1-Sep-28   $152,191.13
4962739  LOS ANGELES                CA   90066   SFD      7.500    6.500    $2,461.24    360     1-Aug-28   $350,136.67
4962755  MILAN                      MI   48160   SFD      7.375    6.500      $966.95    360     1-Aug-28   $139,192.02
4962763  WEST BLOOMFIELD            MI   48322   SFD      7.375    6.500    $2,555.50    360     1-Sep-28   $367,581.01
4962773  CHANDLER                   AZ   85226   PUD      7.375    6.500    $1,436.05    360     1-Aug-28   $206,791.92
4962781  CITY OF NORTH HAMPTON      NH   03870   SFD      7.250    6.500    $2,223.89    360     1-Dec-28   $325,232.46
4962793  SAG HARBOR                 NY   11963   SFD      7.250    6.500    $2,251.18    360     1-Dec-28   $327,006.10
4962796  ATLANTA                    GA   30309   SFD      7.375    6.500    $2,804.14    360     1-Dec-28   $405,067.50
4962801  NORTHPORT                  NY   11768   SFD      7.250    6.500    $2,046.52    360     1-Dec-28   $299,293.69
4962805  MISSOULA                   MT   59802   SFD      7.000    6.500      $793.04    360     1-Dec-28   $118,905.16
4962814  DIX HILLS                  NY   11746   SFD      7.000    6.500    $3,053.74    360     1-Dec-28   $457,802.90
4962816  ROWLAND HEIGTHS            CA   91748   SFD      7.375    6.500    $1,784.70    360     1-Dec-28   $257,604.67
4962821  LAS VEGAS                  NV   89128   SFD      7.000    6.500    $1,270.73    360     1-Dec-28   $190,527.56
4962824  DALLAS                     TX   75220   SFD      7.000    6.500    $2,541.45    360     1-Dec-28   $380,725.59
4962835  DEPTFORD                   NJ   08096   SFD      6.500    6.233      $347.64    360     1-Dec-28   $54,850.03
4962839  SPARTA                     NJ   07871   SFD      7.500    6.500    $2,051.50    360     1-Nov-28   $292,520.80
4962843  FAIRVIEW PARK              OH   44126   SFD      6.750    6.483      $927.50    360     1-Nov-28   $142,351.64
4962857  GRAND BLANC                MI   48439   SFD      7.375    6.500    $1,174.15    360     1-Nov-28   $169,477.78
4962868  WATCHUNG BOROUGH           NJ   07060   SFD      6.875    6.500    $2,923.33    360     1-Nov-28   $443,491.67
4962870  ROCHESTER                  NY   14620   MF2      7.125    6.500      $673.72    360     1-Nov-28   $99,677.27
4962883  YORKTOWN HEIGHTS           NY   10598   SFD      6.875    6.500    $2,236.84    360     1-Nov-28   $339,345.87
4962892  PENSACOLA                  FL   32503   SFD      7.875    6.500      $866.46    360     1-Dec-28   $119,194.41
4962915  OWASSO                     OK   74055   SFD      8.125    6.500      $772.20    360     1-Oct-28   $103,655.21
4962935  FOSTER CITY                CA   94404   SFD      7.375    6.500    $2,417.36    360     1-Jan-29   $349,465.72
4962943  HOPEWELL TOWNSHIP          NJ   08525   SFD      7.375    6.500    $1,899.35    360     1-Dec-28   $274,368.39
4962948  HOLMDEL                    NJ   07733   LCO      7.750    6.500    $1,289.54    360     1-Dec-28   $179,616.41
4962958  PRINCETON                  NJ   08540   PUD      6.500    6.233    $3,476.38    360     1-Dec-28   $548,500.27
4962968  FORT MYERS                 FL   33901   PUD      7.375    6.500      $448.94    360     1-Jan-29   $64,900.78
4962982  HUNTINGTON BEACH           CA   92649   SFD      7.625    6.500    $1,835.67    360     1-Nov-28   $258,591.94
4963060  PLEASANTON                 CA   94588   SFD      7.250    6.500    $2,633.20    360     1-Jan-29   $385,395.94
4963071  VERO BEACH                 FL   32963   LCO      7.375    6.500    $2,072.02    360     1-Nov-28   $299,078.47
4963076  POWAY                      CA   92064   SFD      7.250    6.500    $2,387.62    360     1-Jan-29   $349,452.27
4963082  DANVILLE                   CA   94506   SFD      7.250    6.500    $2,358.08    360     1-Dec-28   $344,857.13
4963093  IRVINE                     CA   92606   SFD      7.250    6.500    $2,198.31    360     1-Jan-29   $320,190.58
4963163  JACKSONVILLE BEACH         FL   32250   SFD      7.375    6.500      $483.47    360     1-Nov-28   $69,784.98
4963171  RIVERSIDE                  CA   92508   SFD      7.625    6.500      $764.35    360     1-Sep-28   $107,331.83
4963177  CHICO                      CA   95928   PUD      7.125    6.500      $697.97    360     1-Dec-28   $103,349.99
4963189  VALHALLA                   NY   10959   SFD      7.375    6.500    $2,141.09    360     1-Sep-28   $308,562.79
4963196  GULF SHORES                AL   36542   LCO      7.625    6.500      $565.53    360     1-May-28   $78,778.87
4963198  OCALA                      FL   34470   SFD      8.375    6.500      $395.24    360     1-Oct-27   $51,418.72
4963199  FAIRFIELD                  ID   83327   SFD      7.375    6.500    $1,198.32    360     1-Nov-28   $172,963.64
4963207  SIKESTON                   MO   63801   SFD      7.500    6.500      $783.12    360     1-Sep-28   $111,189.66
4963210  FRIENDSWOOD                TX   77546   SFD      7.375    6.500    $1,864.83    360     1-Sep-28   $266,958.87
4963224  CASTLE HILLS               TX   78213   SFD      7.000    6.500    $1,313.71    360     1-Nov-28   $196,806.88
4963228  HOUSTON                    TX   77064   PUD      7.375    6.500      $337.74    360     1-Jan-28   $48,357.74
4963249  ESCONDIDO                  CA   92029   SFD      7.750    6.500    $2,973.11    360     1-Dec-28   $414,115.61
4963253  RANDOLPH                   MA   02368   SFD      7.750    6.500    $1,270.92    360     1-Dec-28   $177,021.94
4963256  REHOBOTH BEACH             DE   19971   SFD      7.125    6.500    $2,425.39    360     1-Dec-28   $358,713.94
4963263  CHARLOTTE                  NC   28277   PUD      8.125    6.500      $556.87    360     1-Dec-28   $74,851.83
4963275  WALNUT CREEK               CA   94596   SFD      7.375    6.500    $1,895.90    360     1-Jan-29   $274,080.98
4963381  WINTER PARK                FL   32789   SFD      7.000    6.500    $1,995.91    360     1-Dec-28   $299,057.00
4963491  NEWPORT BEACH              CA   92660   SFD      7.250    6.500    $2,285.29    360     1-Sep-28   $333,408.14
4963966  ATLANTA                    GA   30342   SFD      7.250    6.500    $1,787.30    360     1-Jan-29   $261,500.11
4963982  THOUSAND OAKS AREA         CA   91360   SFD      7.250    6.500    $2,687.78    360     1-Jan-29   $393,248.22
4964162  GARDEN CITY                NY   11530   SFD      7.250    6.500    $2,967.47    360     1-Oct-28   $433,282.65
4964270  HAMPSTEAD                  MD   21074   SFD      7.000    6.500    $2,017.74    354     1-May-28   $299,440.76
4964712  ENCINITAS                  CA   92024   SFD      6.875    6.500    $6,306.52    360     1-Dec-28   $957,566.55
4967387  MAMARONECK                 NY   10543   SFD      7.500    6.500    $2,195.53    360     1-Jan-29   $313,532.48
4967813  CINCINNATI                 OH   45215   SFD      7.250    6.500    $2,251.18    360     1-Jan-29   $329,483.58
4967894  MOUNTAIN VIEW              CA   94040   SFD      7.250    6.500    $2,564.99    360     1-Nov-28   $374,816.03
4967909  SAN JOSE                   CA   95132   SFD      7.250    6.500    $1,848.70    360     1-Feb-29   $270,788.59
4968151  DANVILLE                   CA   94506   SFD      7.250    6.500    $2,832.40    360     1-Jan-29   $414,550.24
4968156  LIVERMORE                  CA   94550   SFD      7.250    6.500    $1,964.67    360     1-Jan-29   $287,549.30
4968170  MORGAN HILL                CA   95037   SFD      7.250    6.500    $2,075.18    360     1-Feb-29   $303,962.70
4968255  SAN JOSE                   CA   95110   SFD      7.250    6.500    $1,882.81    360     1-Jan-29   $275,568.08
4968261  TEMECULA                   CA   92592   SFD      7.250    6.500    $1,751.15    360     1-Jan-29   $256,298.29
4968324  LAGUNA BEACH               CA   92651   SFD      7.250    6.500    $1,850.06    360     1-Feb-29   $270,988.44
4968773  MONROE                     CT   06468   SFD      7.250    6.500    $2,387.62    360     1-Jan-29   $349,452.27
4972134  WINDEMERE                  FL   34786   SFD      7.375    6.500    $3,768.80    240     1-Dec-18   $469,685.63
4972198  WELLINGTON                 FL   33414   SFD      7.375    6.500    $2,593.40    240     1-Jan-19   $323,804.35
4972280  ATLANTA                    GA   30350   SFD      6.875    6.500    $2,137.65    360     1-Jan-29   $324,851.67
4972547  GAINESVILLE                GA   30506   SFD      6.750    6.483    $2,013.25    360     1-Nov-28   $309,321.95
4972597  GREENSBORO                 GA   30642   SFD      6.625    6.358    $3,201.55    360     1-Nov-28   $498,220.80
4972610  BOCA RATON                 FL   33496   SFD      7.250    6.500    $4,365.93    360     1-Jan-29   $638,998.46
4972625  BIG PINE KEY               FL   33043   SFD      7.000    6.500    $1,729.79    360     1-Jan-29   $259,572.51
4972637  SAINT SIMONS ISLAND        GA   31522   SFD      7.125    6.500    $2,686.12    360     1-Jan-29   $397,607.21
4973278  SANFORD                    FL   32771   PUD      7.500    6.500    $2,340.72    354     1-Jan-28   $331,141.04
4973324  LOOKOUT MOUNTAIN           GA   30750   SFD      7.125    6.500    $2,273.80    360     1-Jan-29   $336,958.61
4977243  SARASOTA                   FL   34241   SFD      7.875    6.500    $1,948.99    360     1-Dec-28   $268,241.38

                                                                                                            $74,103,542.09

COUNT:   232


(i)              (x)        (xi)         (xii)       (xiii)        (xiv)           (xv)            (xvi)
-----           ------   ---------    ----------    --------    -----------     -----------     -----------
MORTGAGE                               MORTGAGE                    T.O.P.         MASTER           FIXED
LOAN                                   INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER           LTV      SUBSIDY        CODE          FEE          LOAN            FEE            YIELD
--------        ------   ---------    ----------    --------    -----------     -----------     -----------
4833837           26.32                                 0.250                        0.017           0.608
4837873           79.99                                 0.250                        0.017           0.608
4867782           44.78                                 0.250                        0.017           0.483
4868099           79.97                                 0.250                        0.017           0.483
4876420           74.40                                 0.250                        0.017           0.608
4877160           94.97                     12          0.250                        0.017           0.858
4880978           77.02                                 0.250                        0.017           0.733
4892283           73.56                                 0.250                        0.017           0.483
4893573           31.25                                 0.250                        0.017           0.483
4899645           90.00                     12          0.250                        0.017           0.608
4899848           80.00                                 0.250                        0.017           0.483
4904791           90.25                     11          0.250                        0.017           0.733
4906512           71.86                                 0.250                        0.017           0.483
4911337           89.94                     17          0.250                        0.017           0.608
4911940           80.00                                 0.250                        0.017           0.608
4917587           69.38                                 0.250                        0.017           0.608
4920833           94.82                                 0.250                        0.017           1.108
4922236           80.00                                 0.250                        0.017           0.608
4922810           84.06                     17          0.250                        0.017           0.858
4922870           80.00                                 0.250                        0.017           0.983
4923012           79.98                                 0.250                        0.017           0.608
4923353           80.00                                 0.250                        0.017           1.108
4924326           80.00                                 0.250                        0.017           0.000
4924456           81.49                     06          0.250                        0.017           0.483
4924919           75.73                                 0.250                        0.017           0.608
4929552           74.11                                 0.250                        0.017           0.483
4929599           89.69                                 0.250                        0.017           0.358
4930094           100.00                                0.250                        0.017           0.608
4930332           93.80                                 0.250                        0.017           0.733
4930346           100.00                                0.250                        0.017           0.608
4930674           100.00                                0.250                        0.017           0.608
4931035           100.00                                0.250                        0.017           0.483
4931088           100.00                                0.250                        0.017           0.608
4932263           88.33                     13          0.250                        0.017           0.358
4933331           95.00                                 0.250                        0.017           0.608
4933836           80.00                                 0.250                        0.017           1.108
4937068           59.56                                 0.250                        0.017           0.733
4941493           80.00                                 0.250                        0.017           0.358
4941517           85.00                     17          0.250                        0.017           0.108
4941559           59.15                                 0.250                        0.017           0.358
4941575           78.62                                 0.250                        0.017           0.000
4941657           71.82                                 0.250                        0.017           0.233
4941673           72.38                                 0.250                        0.017           0.233
4941686           27.21                                 0.250                        0.017           0.233
4941699           79.90                                 0.250                        0.017           0.000
4941937           80.00                                 0.250                        0.017           0.358
4941954           80.00                                 0.250                        0.017           0.108
4941987           80.00                                 0.250                        0.017           0.000
4942002           79.95                                 0.250                        0.017           0.108
4942026           79.79                                 0.250                        0.017           0.608
4942058           51.36                                 0.250                        0.017           0.233
4942113           76.85                                 0.250                        0.017           0.108
4942136           76.54                                 0.250                        0.017           0.483
4942144           77.88                                 0.250                        0.017           0.358
4942366           78.74                                 0.250                        0.017           0.483
4942387           80.00                                 0.250                        0.017           0.108
4942522           65.49                                 0.250                        0.017           0.108
4942567           61.90                                 0.250                        0.017           0.358
4942610           69.60                                 0.250                        0.017           0.483
4942661           65.89                                 0.250                        0.017           0.608
4942677           65.79                                 0.250                        0.017           0.358
4942683           80.00                                 0.250                        0.017           0.483
4942702           80.00                                 0.250                        0.017           0.000
4942710           78.43                                 0.250                        0.017           0.483
4942985           60.00                                 0.250                        0.017           0.608
4943012           94.04                     06          0.250                        0.017           0.483
4943021           85.00                     01          0.250                        0.017           0.108
4943041           63.29                                 0.250                        0.017           0.000
4943158           85.00                     01          0.250                        0.017           0.000
4943207           77.92                                 0.250                        0.017           0.000
4943211           59.29                                 0.250                        0.017           0.108
4943393           65.73                                 0.250                        0.017           0.108
4943431           80.00                                 0.250                        0.017           0.483
4943451           85.00                     24          0.250                        0.017           0.483
4943485           76.88                                 0.250                        0.017           0.608
4943547           78.57                                 0.250                        0.017           0.608
4944090           58.85                                 0.250                        0.017           0.358
4944272           57.97                                 0.250                        0.017           0.608
4944537           77.27                                 0.250                        0.017           0.358
4944547           71.12                                 0.250                        0.017           0.108
4944554           80.00                                 0.250                        0.017           0.858
4944565           72.87                                 0.250                        0.017           0.233
4944569           85.00                     06          0.250                        0.017           0.358
4944613           58.44                                 0.250                        0.017           0.233
4944702           70.00                                 0.250                        0.017           0.233
4944775           73.17                                 0.250                        0.017           0.733
4944800           54.42                                 0.250                        0.017           0.000
4944961           72.83                                 0.250                        0.017           0.608
4947402           79.99                                 0.250                        0.017           0.733
4947520           80.00                                 0.250                        0.017           0.108
4947552           90.00                     01          0.250                        0.017           0.733
4947673           80.00                                 0.250                        0.017           0.608
4947681           83.33                     06          0.250                        0.017           0.733
4948291           71.94                                 0.250                        0.017           0.358
4948303           72.79                                 0.250                        0.017           0.000
4949138           90.00                     12          0.250                        0.017           0.358
4952027           80.00                                 0.250                        0.017           0.483
4954228           80.00                                 0.250                        0.017           0.108
4955775           57.94                                 0.250                        0.017           0.000
4956961           95.00                     11          0.250                        0.017           0.358
4957275           74.89                                 0.250                        0.017           0.983
4957871           90.00                     12          0.250                        0.017           0.483
4958836           80.05                                 0.250                        0.017           0.108
4959030           90.00                     13          0.250                        0.017           0.733
4959108           65.88                                 0.250                        0.017           0.733
4959826           79.86                                 0.250                        0.017           0.608
4959933           92.11                     13          0.250                        0.017           0.483
4960842           53.92                                 0.250                        0.017           0.483
4960922           57.80                                 0.250                        0.017           0.000
4960992           69.51                                 0.250                        0.017           0.483
4961027           73.64                                 0.250                        0.017           0.483
4961058           54.42                                 0.250                        0.017           0.358
4961071           60.77                                 0.250                        0.017           0.358
4961456           79.27                                 0.250                        0.017           0.233
4961511           75.94                                 0.250                        0.017           0.483
4961545           56.25                                 0.250                        0.017           0.608
4961810           55.31                                 0.250                        0.017           0.483
4962001           61.19                                 0.250                        0.017           0.483
4962187           73.88                                 0.250                        0.017           0.358
4962203           52.49                                 0.250                        0.017           0.108
4962314           80.00                                 0.250                        0.017           0.358
4962322           66.25                                 0.250                        0.017           0.483
4962330           80.00                                 0.250                        0.017           0.483
4962347           82.84                                 0.250                        0.017           0.233
4962352           77.72                                 0.250                        0.017           0.608
4962359           80.00                                 0.250                        0.017           0.358
4962389           100.00                                0.250                        0.017           0.233
4962408           77.56                                 0.250                        0.017           0.733
4962414           100.00                                0.250                        0.017           0.608
4962420           85.11                                 0.250                        0.017           0.608
4962424           50.53                                 0.250                        0.017           0.608
4962427           80.00                                 0.250                        0.017           0.233
4962431           80.00                                 0.250                        0.017           0.483
4962440           58.14                                 0.250                        0.017           0.983
4962456           95.00                     12          0.250                        0.017           1.108
4962656           94.19                                 0.250                        0.017           0.483
4962659           67.57                                 0.250                        0.017           0.358
4962660           100.00                                0.250                        0.017           1.358
4962662           70.00                                 0.250                        0.017           0.608
4962670           71.86                                 0.250                        0.017           0.483
4962679           80.00                                 0.250                        0.017           0.483
4962681           80.00                                 0.250                        0.017           0.983
4962682           72.29                                 0.250                        0.017           0.733
4962686           57.37                                 0.250                        0.017           0.983
4962688           33.11                                 0.250                        0.017           0.483
4962691           88.65                     17          0.250                        0.017           1.233
4962694           67.80                                 0.250                        0.017           0.983
4962695           71.88                                 0.250                        0.017           0.358
4962697           44.44                                 0.250                        0.017           0.108
4962701           100.00                                0.250                        0.017           0.733
4962709           79.37                                 0.250                        0.017           0.233
4962711           74.64                                 0.250                        0.017           0.233
4962730           71.96                                 0.250                        0.017           0.000
4962735           100.00                                0.250                        0.017           0.608
4962739           80.00                                 0.250                        0.017           0.733
4962755           100.00                                0.250                        0.017           0.608
4962763           79.48                                 0.250                        0.017           0.608
4962773           80.00                                 0.250                        0.017           0.608
4962781           33.96                                 0.250                        0.017           0.483
4962793           63.46                                 0.250                        0.017           0.483
4962796           60.15                                 0.250                        0.017           0.608
4962801           53.10                                 0.250                        0.017           0.483
4962805           80.00                                 0.250                        0.017           0.233
4962814           90.00                                 0.250                        0.017           0.233
4962816           80.00                                 0.250                        0.017           0.608
4962821           92.72                                 0.250                        0.017           0.233
4962824           56.18                                 0.250                        0.017           0.233
4962835           41.38                                 0.250                        0.017           0.000
4962839           90.00                     06          0.250                        0.017           0.733
4962843           100.00                                0.250                        0.017           0.000
4962857           64.15                                 0.250                        0.017           0.608
4962868           79.46                                 0.250                        0.017           0.108
4962870           100.00                                0.250                        0.017           0.358
4962883           54.92                                 0.250                        0.017           0.108
4962892           100.00                                0.250                        0.017           1.108
4962915           80.00                                 0.250                        0.017           1.358
4962935           57.85                                 0.250                        0.017           0.608
4962943           62.50                                 0.250                        0.017           0.608
4962948           100.00                                0.250                        0.017           0.983
4962958           48.89                                 0.250                        0.017           0.000
4962968           94.20                                 0.250                        0.017           0.608
4962982           95.00                     06          0.250                        0.017           0.858
4963060           70.83                                 0.250                        0.017           0.483
4963071           77.92                                 0.250                        0.017           0.608
4963076           55.06                                 0.250                        0.017           0.483
4963082           57.61                                 0.250                        0.017           0.483
4963093           61.73                                 0.250                        0.017           0.483
4963163           100.00                                0.250                        0.017           0.608
4963171           89.25                                 0.250                        0.017           0.858
4963177           80.00                                 0.250                        0.017           0.358
4963189           74.70                                 0.250                        0.017           0.608
4963196           100.00                                0.250                        0.017           0.858
4963198           78.79                                 0.250                        0.017           1.608
4963199           74.28                                 0.250                        0.017           0.608
4963207           88.89                                 0.250                        0.017           0.733
4963210           60.00                                 0.250                        0.017           0.608
4963224           100.00                                0.250                        0.017           0.233
4963228           100.00                                0.250                        0.017           0.608
4963249           79.81                                 0.250                        0.017           0.983
4963253           74.50                                 0.250                        0.017           0.983
4963256           72.00                                 0.250                        0.017           0.358
4963263           36.95                                 0.250                        0.017           1.358
4963275           51.79                                 0.250                        0.017           0.608
4963381           50.00                                 0.250                        0.017           0.233
4963491           60.91                                 0.250                        0.017           0.483
4963966           54.02                                 0.250                        0.017           0.483
4963982           78.80                                 0.250                        0.017           0.483
4964162           72.50                                 0.250                        0.017           0.483
4964270           80.00                                 0.250                        0.017           0.233
4964712           57.31                                 0.250                        0.017           0.108
4967387           79.49                                 0.250                        0.017           0.733
4967813           75.00                                 0.250                        0.017           0.483
4967894           53.41                                 0.250                        0.017           0.483
4967909           79.71                                 0.250                        0.017           0.483
4968151           80.00                                 0.250                        0.017           0.483
4968156           55.92                                 0.250                        0.017           0.483
4968170           79.01                                 0.250                        0.017           0.483
4968255           80.00                                 0.250                        0.017           0.483
4968261           51.86                                 0.250                        0.017           0.483
4968324           80.00                                 0.250                        0.017           0.483
4968773           75.27                                 0.250                        0.017           0.483
4972134           78.72                                 0.250                        0.017           0.608
4972198           74.17                                 0.250                        0.017           0.608
4972280           72.31                                 0.250                        0.017           0.108
4972547           80.00                                 0.250                        0.017           0.000
4972597           74.07                                 0.250                        0.017           0.000
4972610           73.99                                 0.250                        0.017           0.483
4972625           74.29                                 0.250                        0.017           0.233
4972637           89.60                     11          0.250                        0.017           0.358
4973278           79.35                                 0.250                        0.017           0.733
4973324           75.00                                 0.250                        0.017           0.358
4977243           79.97                                 0.250                        0.017           1.108


WAC:     7.21116
WAM:     354.201
WALTV:   73.4561


NASCOR
NMI / 1999-08 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)                 (xvii)                                        (xviii)
-----             -----------                                   -----------
MORTGAGE                                                        NMI
LOAN                                                            LOAN
NUMBER            SERVICER                                      SELLER
--------          ----------------------------------            -------------------------
4833837           STAR BANK                                     STAR BANK
4837873           NORTH AMERICAN MORTGAGE                       NORTH AMERICAN MORTGAGE
4867782           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4868099           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4876420           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4877160           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4880978           NATIONAL CITY MORTGAGE C                      NATIONAL CITY MORTGAGE C
4892283           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4893573           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4899645           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4899848           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4904791           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4906512           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4911337           HOMESIDE LENDING                              HOMESIDE LENDING
4911940           HOMESIDE LENDING, INC.                        HOMESIDE LENDING, INC.
4917587           HUNTINGTON MORTGAGE COMPAN                    HUNTINGTON MORTGAGE COMPAN
4920833           HOMESIDE LENDING, INC.                        HOMESIDE LENDING, INC.
4922236           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4922810           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4922870           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4923012           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4923353           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4924326           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4924456           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4924919           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4929552           PLYMOUTH SAVINGS BANK                         PLYMOUTH SAVINGS BANK
4929599           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4930094           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4930332           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4930346           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4930674           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4931035           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4931088           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4932263           HIBERNIA NATIONAL BANK                        HIBERNIA NATIONAL BANK
4933331           CASCADE SAVINGS BANK                          CASCADE SAVINGS BANK
4933836           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4937068           HUNTINGTON MORTGAGE COMPAN                    HUNTINGTON MORTGAGE COMPAN
4941493           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941517           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941559           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941575           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941657           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941673           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941686           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941699           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941937           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941954           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4941987           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942002           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942026           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942058           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942113           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4942136           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4942144           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4942366           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4942387           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4942522           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942567           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942610           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942661           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942677           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942683           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942702           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942710           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4942985           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943012           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943021           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943041           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943158           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943207           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943211           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943393           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943431           BANK OF OKLAHOMA, N.A.                        BANK OF OKLAHOMA, N.A.
4943451           BANK OF OKLAHOMA, N.A.                        BANK OF OKLAHOMA, N.A.
4943485           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4943547           HUNTINGTON MORTGAGE COMPAN                    HUNTINGTON MORTGAGE COMPAN
4944090           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4944272           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4944537           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944547           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944554           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944565           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944569           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944613           NATIONAL CITY MORTGAGE CO.                    NATIONAL CITY MORTGAGE CO.
4944702           HIBERNIA NATIONAL BANK                        HIBERNIA NATIONAL BANK
4944775           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4944800           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4944961           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4947402           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4947520           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4947552           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4947673           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4947681           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4948291           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4948303           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4949138           FT MORTGAGE COMPANIES                         FT MORTGAGE COMPANIES
4952027           FARMERS STATE BANK & TRUST                    FARMERS STATE BANK & TRUST
4954228           BANK OF OKLAHOMA, N.A.                        BANK OF OKLAHOMA, N.A.
4955775           CASCADE SAVINGS BANK                          CASCADE SAVINGS BANK
4956961           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4957275           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4957871           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4958836           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4959030           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4959108           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4959826           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4959933           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4960842           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4960922           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4960992           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961027           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961058           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961071           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961456           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961511           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961545           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4961810           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4962001           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4962187           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4962203           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4962314           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962322           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962330           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962347           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962352           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962359           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962389           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962408           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962414           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962420           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962424           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962427           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962431           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962440           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962456           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962656           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962659           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962660           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962662           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962670           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962679           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962681           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962682           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962686           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962688           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962691           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962694           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962695           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962697           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962701           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962709           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962711           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962730           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962735           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962739           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962755           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962763           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962773           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962781           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962793           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962796           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962801           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962805           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962814           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962816           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962821           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962824           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962835           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962839           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962843           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962857           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962868           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962870           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962883           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4962892           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962915           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962935           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4962943           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962948           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962958           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962968           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4962982           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963060           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4963071           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4963076           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4963082           NOVUS FINANCIAL CORPORATIO                    NOVUS FINANCIAL CORPORATIO
4963093           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4963163           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963171           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963177           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963189           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963196           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963198           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963199           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963207           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963210           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963224           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963228           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963249           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963253           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963256           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963263           MERRILL LYNCH CREDIT CORP.                    MERRILL LYNCH CREDIT CORP.
4963275           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4963381           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4963491           BANK UNITED OF TEXAS                          BANK UNITED OF TEXAS
4963966           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4963982           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4964162           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4964270           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4964712           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4967387           FIRST UNION MORTGAGE CORP                     FIRST UNION MORTGAGE CORP
4967813           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4967894           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4967909           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968151           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968156           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968170           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968255           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968261           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968324           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4968773           COUNTRYWIDE FUNDING CORP.                     COUNTRYWIDE FUNDING CORP.
4972134           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972198           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972280           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972547           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972597           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972610           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972625           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4972637           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4973278           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4973324           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.
4977243           SUNTRUST MORTGAGE, INC.                       SUNTRUST MORTGAGE, INC.

COUNT:              232
WAC:         7.21116211
WAM:        354.2011815
WALTV:       73.4560536



                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


LOAN INFORMATION

     Name of Mortgagor:                 ___________________________________

     Servicer
     Loan No.:                          ___________________________________


CUSTODIAN/TRUST ADMINISTRATOR

     Name:                              ___________________________________

     Address:                           ___________________________________

     Custodian/Trustee                  ___________________________________

     Mortgage File No.:                 ___________________________________


SELLER

     Name:                              ___________________________________

     Address:                           ___________________________________

     Certificates:                      ___________________________________
                                        Mortgage Pass-Through Certificates,
                                        Series 1999-8


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-8, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 30, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.


( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage recorded on _____________________ as instrument no. ______________
     in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________
     of official records at page/image ____________.

( )  Deed  of  Trust   recorded  on   ____________________   as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded  on
     ______________________________  as  instrument  no.  ______________  in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( )  ___________________________________

     ( )  ___________________________________

     ( )  ___________________________________

     ( )  ___________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                        NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION


                                        By:     ___________________________


                                        Title:  ___________________________


Date:  _______________, 19__

                                    EXHIBIT H

      AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF            )
                    ) ss:
COUNTY OF           )


     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of
the [State of             ]  [United  States],  on behalf of which he makes this
affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [              ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                        [NAME OF PURCHASER]


                                        By:  ______________________________
                                             [Name of Officer]
                                             [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


Subscribed and sworn before me
this ____ day of ____________, 19 __.


______________________________
        NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the ____ day of ____________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]


                                     [Date]


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest Asset Securities Corporation,
          SERIES 1999-8, CLASS A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                        Very truly yours,

                                        [Transferor]


                                        ___________________________________

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-8
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                           ____________ __, ____


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703


     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $____________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.] The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated ____________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

     (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3.  TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

     (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

     (c)  The  Purchaser  acknowledges  that  its  Class   [A-PO][B-4][B-5][B-6]
Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                        [PURCHASER]


                                        By:   _____________________________

                                        Its:  _____________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-8
                   CLASS [A-15] [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                           ____________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8, Class [A-15][B-1][B-2][B-3] Certificates (the "Class [A-15][B-1][B-2][B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [A-15][B-1][B-2][B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-15][B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                        [PURCHASER]


                                        By:   _____________________________


                                        Its:  _____________________________



                                        [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Norwest Mortgage, Inc. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                         Bank United Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                 NOVUS Financial Corporation Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                      HomeSide Lending Servicing Agreement

                   Hibernia National Bank Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

       Farmers State Bank & Trust Company of Superior Servicing Agreement

                          Star Bank Servicing Agreement

                    Cascade Savings Bank Servicing Agreement

               North American Mortgage Company Servicing Agreement

                    Plymouth Savings Bank Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").


                              PRELIMINARY STATEMENT

     ____________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 30, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee. intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01   DEFINED TERMS.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     COLLATERAL  FUND: The fund  established and maintained  pursuant to Section
3.01 hereof.

     COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02   DEFINITIONS INCORPORATED BY REFERENCE.

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01   REPORTS AND NOTICES.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02   PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03   PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS.

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04   TERMINATION.

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01   COLLATERAL FUND.

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-8. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02   COLLATERAL FUND PERMITTED INVESTMENTS.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03   GRANT OF SECURITY INTEREST.

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04   COLLATERAL SHORTFALLS.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01   AMENDMENT.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02   COUNTERPARTS.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03   GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04   NOTICES.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a)  in the case of the Company,

          Norwest Bank Minnesota, National Association
          7485 New Horizon Way
          Frederick, MD  21703

          Attention:  Vice President, Master Servicing
          Phone:      301-696-7800
          Fax:        301-815-6365

     (b)  bin the case of the Purchaser,





          Attention:

     Section 4.05   SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06   SUCCESSORS AND ASSIGNS.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07   ARTICLE AND SECTION HEADINGS.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08   CONFIDENTIALITY.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09   INDEMNIFICATION.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Norwest Bank Minnesota, National
                                             Association


                                        By:     ___________________________
                                        Name:   ___________________________
                                        Title:  ___________________________



                                        By:     ___________________________
                                        Name:   ___________________________
                                        Title:  ___________________________